As filed with the Securities and Exchange Commission on June 1, 2022

Registration No. 333- 262334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZKGC New Energy Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3699	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 Xinxiangdi Jiari

Laocheng Town, Chengmai County

Hainan Province 571924, People’s Republic of China

(+86) 0760 88963658

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CCS Global Solutions, Inc.

99 Washington Avenue, Suite 805A, Albany, NY 12210

(800)-300-5067

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Brantl, Esq.

181 Dante Avenue

Tuckahoe, NY 10707-3042

(914) 693-3026

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Issuer may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 1, 2022

PRELIMINARY PROSPECTUS

ZKGC NEW ENERGY LIMITED

3,000,000 ORDINARY SHARES

OFFERING PRICE $0.30 PER SHARE

This prospectus relates to the sale of ordinary shares issued by ZKGC New Energy Limited, a limited company organized in the Cayman Islands. Throughout this prospectus we refer to ZKGC New Energy Limited as “ZKGC Cayman”. ZKGC Cayman has two subsidiaries, identified in this prospectus as “ZKGC International” and “Zhongke WFOE”. Neither ZKGC Cayman nor ZKGC International nor Zhongke WFOE carries on any business. The terms “we”, “us” and “our”, as used in this prospectus, refer to ZKGC Cayman and its subsidiaries, both of which are holding companies without operations.

The business described in this prospectus is carried on by an independent entity identified herein as “Hainan ZKGC” and by its subsidiary identified as “Network ZKGY”. We refer to Hainan ZKGC as the Variable Interest Entity (“VIE”) in this prospectus, because the contractual relationship between Hainan ZKGC and our subsidiary, Zhongke WFOE, causes Hainan ZKGC to be identified as a VIE of Zhongke WFOE for accounting purposes. Nevertheless, neither ZKGC Cayman, the entity in which investors in this offering will own shares, nor either subsidiary of ZKGC Cayman will own any equity interest in Hainan ZKGC or in any other entity that is carrying on business operations.

This prospectus relates to the resale from time to time of up to 3,000,000 of our ordinary shares by the selling shareholders identified in the section entitled “Selling Shareholders” on page 47. We issued the 3,000,000 shares in private placement transactions prior to the filing of the registration statement that contains this prospectus.

The selling shareholders may offer and sell all or a portion of the shares in accordance with one or more of the methods described in the plan of distribution, which begins on page 49 of this prospectus. ZKGC New Energy Limited is not selling any of our ordinary shares in this offering and therefore, we will not receive any proceeds from the sales by the selling shareholders. The selling shareholders will offer and sell the ordinary shares at a fixed price of $0.30 per share until our ordinary shares are quoted on the OTCQB or other established public market, at which time the selling shareholders may sell the ordinary shares at prevailing market prices or in privately negotiated transactions.

This is an initial public offering of our ordinary shares. There is no public market for our ordinary shares, nor are our ordinary shares currently eligible for trading on any national securities exchange, NASDAQ or any over-the-counter market. Promptly after the SEC declares this prospectus effective, we intend to register our Ordinary Shares under the Securities Exchange Act. We will then arrange for a registered broker-dealer to apply for permission to post a quotation for our stock, and we intend to then apply to have our ordinary shares quoted on the OTCQB system of the OTC Market Group. However, no assurance can be given that our ordinary shares will be quoted on the OTCQB or any other quotation service.

Investing in our Ordinary Shares involves a high degree of risk, including the following:.

RISKS ARISING FROM THE VIE STRUCTURE. ZKGC New Energy Limited is a holding company organized in the Cayman Islands. It is not a Chinese operating company. The business described in this prospectus is not carried out by ZKGC New Energy Limited or by any of its subsidiaries, but is carried out by a variable interest entity (“VIE”) located in China. It is likely that investors in this offering will never hold equity interests in the entity that conducts the business operations reflected in our financial statements. This structure imposes unique risks on investors in ZKGC New Energy Limited. Greatest among the risks is the significant possibility that the Chinese government or its judiciary could decide that the VIE structure violates Chinese laws and policies and is, therefore, unenforceable. Such a decision would remove most of the value of the Ordinary Shares being offered by the prospectus. In particular, because China’s laws prevent foreign ownership of companies providing value-added telecommunications services in China, ZKGC Cayman could not assume direct ownership of Hainan ZKGC and would be forced to either enter into a different business activity or dissolve. The likely result of a determination by the Chinese government that the VIE relationship between ZKGC Cayman and Hainan ZKGC is illegal would be that Cayman ZKGC would have no source of revenue and would become, effectively, worthless.

We have no direct control over the VIE that conducts the business described in this prospectus; our indirect control is based on a series of contracts. The enforceability of such contracts has not been tested in the courts of China. We adopted the VIE arrangement because Chinese law restricts foreign ownership of companies engaged in providing value-added telecommunications services, as is the VIE. For this reason, there is doubt as to whether Chinese regulatory authorities would consider our contracts with the VIE to be enforceable, and there is doubt as to whether Chinese courts would enforce our contracts with the VIE. If they did not, that refusal could cause the value of our ordinary shares to significantly decline or be eliminated. See the discussion of the risks of the VIE arrangement in “Risk Factors: Risks Relating to the VIE Structure” on page 14.

In December 2021 the China Securities Regulatory Commission (“CSRC”) proposed rules (the “Draft Rules”) that, if they become effective, would require Chinese business to register with the CSRC before pursuing a securities listing outside China. Shortly thereafter China’s National Development and Reform Commission (“NDRC”) declared that China would regulate offshore listings by companies engaged in the “Prohibited Industries” (such as value-added telecommunications) in which foreign ownership is prohibited and the use of the VIE structure is common. These announcements may indicate China’s acceptance of the legitimacy of the VIE structure in general, but they also indicate the intention of the Chinese government to increase its regulation of offshore investment in company’s utilizing the VIE structure to participate in Prohibited Industries, such as ZKGC Cayman is doing. The NDRC announcement, in particular, suggests that the agency will scrutinize offshore listings by VIE-structured enterprises in light of the intention of the Prohibited Industries regulations, which may result in denial of authority for some or all such issuers to accept foreign investment.

We do not know when or if the CSRC regulations will be adopted; if they are not adopted until after we have achieved a U.S. listing for our Ordinary Shares, we expect that our offering will be exempt from the regulations, as the Draft Rules are designed to be forward-looking only. Nevertheless, future securities offerings by Cayman ZKGC would be subject to the regulations described in the Draft Rules, if adopted, which could prevent Cayman ZKGC from using funds secured in offshore offerings to fund the operations of Hainan ZKGC. In addition, the risk of further regulation by the Chinese government of Chinese companies using VIE relationships while operating in Prohibited Industries may cause U.S. exchanges and trading platforms to refuse listings to the offshore companies in such arrangement, such as ZKGC Cayman.

RISKS ARISING FROM CHINESE GOVERNMENT REGULATION. Because all of the business with which we are concerned is conducted in China through the VIE and it subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of the business of Hainan ZKGC and may intervene in or influence its operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that China-based issuers conduct outside of China and/or over foreign investment in China-based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and could cause the market value of our ordinary shares to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice. The government’s recent actions included:

●	Enhancing supervision over China-based companies listed overseas that use a variable interest entity structure, such as the relationship between ZKGC Cayman and the VIE.

●	New regulatory measures to extend the scope of cybersecurity reviews. These measures directly affect the VIE, whose business involves collection of data regarding individual use of the VIE’s charging stations. If the government determines that the protection of that data is insufficient, or if the government decides that the ability of our WFOE to access the data collected by the VIE violates our obligation to protect the data against distribution, the government could terminate the operations of the VIE, which would render our ordinary shares worthless.

●	Expanded efforts in anti-monopoly enforcement. These measures concern the VIE, since we anticipate that long term success in China’s market for charging stations will require consolidation of the many small participants in that market, and Hainan ZKGC’s goal is to be one of the survivors of that consolidation, when it happens. Aggressive enforcement of new anti-monopoly regulations could interfere with the VIE’s ability to achieve that goal.

Because these statements and regulatory actions are new, it is uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on the daily business operations of Hainan ZKGC or our ability to accept foreign investments and list on a U.S. exchange.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to completely inspect or investigate registered public accounting firms headquartered in: (1) mainland China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Michael T. Studer CPA, P.C., is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to conduct complete inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. In addition, under those circumstances, it would be likely that our Ordinary Shares would be removed from any U.S. trading platform on which they were listed. See the discussion of potential adverse government regulation in “Risk Factors: Risks Related to Doing Business in China.

RISKS RELATED TO CASH FLOW BETWEEN ZKGC CAYMAN AND HAINAN ZKGC. The Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC provides that on a quarterly basis Hainan ZKGC will pay to Zhongke WFOE a fee equal to the net income of Hainan ZKGC for the preceding quarter. However, the same agreement also says that the quarterly fee payable may be reduced to assure that Hainan ZKGC has sufficient capital to implement its business plan. In reliance on that latter provision, Hainan ZKGC has, to date, paid nothing to Zhongke WFOE. The business plan of Hainan ZKGC aims for a leading position in the Chinese market for charging stations. Accomplishment of that goal will depend, in large part, on the availability of capital to finance new installations. Our expectation, therefore, is that for the foreseeable future the net income generated by the operations of Hainan ZKGC will be needed to fund the expansion of those operations. Payments of the fee mandated by the Exclusive Business Cooperation Agreement are, therefore, unlikely to occur during the next several years, as the fee obligation will be accrued as a debt from Hainan ZKGC to Zhongke WFOE. Only when the market for charging stations has matured and only if Hainan ZKGC is then enjoying cash reserves in excess of that useful for growth, will Hainan ZKGC be likely to distribute earnings by settling its account payable to Zhongke WFOE.

To date, no funds have been transferred from Hainan ZKGC to Zhongke WFOE or from Zhongke WFOE to ZKGC Cayman or its subsidiary or its shareholders, nor has any attempt been made to effect such a transfer of funds. Because we and Hainan ZKGC both expect that for the foreseeable future all funds available to Hainan ZKGC will be used to fund the expansion of operations of Hainan ZKGC, neither Hainan ZKGC nor any of ZKGC Cayman or its subsidiaries has implemented any policies regarding transfer of funds between the VIE and Cayman ZKGC or its subsidiaries, including Zhongke WFOE, its PRC subsidiary.

Even when circumstances would make it reasonable for Hainan ZKGC to make distributions to Zhongke WFOE and for Zhongke WFOE to in turn transfer those funds to ZKGC Cayman, it is not certain that government regulations will permit Hainan ZKGC to make such distributions. In general, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implement capital control measures that severely restrict the flow of cash into and out of China. The primary measures restricting inflow and outflow of cash are the restrictions on conversion of Renminbi into foreign currencies, such as the Cayman Islands Dollar or the U.S. Dollar. Under existing PRC foreign exchange regulations, payments of current account items, such as distributions of profits, interest payments, and trade and service-related transactions, can be made by a Chinese enterprise in foreign currencies without approval by SAFE, provided certain registration procedures are completed. Therefore, under current regulations, profits generated by the operations of Zhongke WFOE could be distributed upstream to ZKGC Cayman. On the other hand, if Cayman ZKGC were to raise capital and lend it to Zhongke WFOE for the use of Hainan ZKGC, the loans could not be repaid in currency other than Renminbi without approval of SAFE.

In 2016, when the value of the Renminbi against other currencies weakened, significant capital outflows from China occurred, which led the PRC government to impose more restrictive foreign exchange policies. These included more thorough scrutiny of cross-border transactions classified as current account transactions. It would not be surprising if the PRC government in the future further restricts the current accounts transaction window for outflows of cash. Any such further restrictions would increase our difficulty in funding dividends paid from China to ZKGC Cayman.

The actual and potential restrictions on the flow of cash from the VIE and/or our WFOE to Cayman ZKGC is exacerbated by the uncertainty regarding the legality of the VIE contracts between Zhongke WFOE and Hainan ZKGC. The uncertainty regarding the legality of the relationship between ZKGC Cayman and Hainan ZKGC may cause Hainan ZKGC and/or Zhongke WFOE to experience difficulties in completing the administrative procedures necessary to allow Hainan ZKGC to distribute funds to Zhongke WFOE and for Zhongke WFOE to distribute to ZKGC Cayman any funds received from Hainan ZKGC. It may be impossible, therefore, for ZKGC Cayman (and, therefore, its shareholders) to realize any benefit from the operations of its VIE.

If it should occur in the future that we wish to use funds raised in the capital markets by ZKGC Cayman to fund the operations of Hainan ZKGC, we will in that situation also have to comply with Chinese government regulation of the inflow and outflow of funds. Loans originating offshore are regulated by Chinese authorities, which require registration of the loan by the parties. Again, due to the uncertainty as to whether the VIE relationship between Zhongke WFOE and Hainan ZKGC will be considered legitimate by the Chinese authorities, there is a significant possibility that those authorities will refuse to allow capital raised by ZKGC Cayman to be contributed to Zhongke WFOE for the purpose of making loans to Hainan ZKGC and a similar risk that the authorities may not permit Zhongke WFOE to loan money to Hainan ZKGC. In either event, the injury to the business plan of Hainan ZKGC would be considerable, as Hainan ZKGC has based its business plan on the expectation of receiving funds raised by ZKGC Cayman in capital markets outside China.

Please see “Risk Factors: Risks Related to Doing Business in China” on page 16 for further information. Please refer also to the Condensed Consolidating Financial Schedules starting on page 7 and to the Consolidated Financial Statements commencing on page F-1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them described in this prospectus.

We have not, nor have any of the selling shareholders, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. None of us or the selling shareholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders will make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, nor have any of the selling shareholders done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

i

PROSPECTUS SUMMARY

Identifiers

As used in this prospectus, the following terms have the following meanings:

PRC means the People’s Republic of China.

SEC means the U.S. Securities and Exchange Commission

For ease of reference, the entities discussed in this prospectus will be identified as follows:

Identifier	Jurisdiction	Entity Name
ZKGC Cayman	Cayman Islands	ZKGC New Energy Limited
ZKGC International	Hong Kong	ZKGC International Group Holdings Limited
Zhongke WFOE	PRC	Hainan GCGY Commercial & Trading Co., Ltd.
Hainan ZKGC	PRC	Hainan ZKGC New Energy Co., Ltd.
Network ZKGY	PRC	Hainan ZKGY Network Technology Co., Ltd.

The terms “we”, “us” and “our”, as used in this prospectus, refer to ZKGC Cayman and its subsidiaries, ZKGC International and Zhongke WFOE, both of which are holding companies without operations. When we refer to the two operating entities discussed in this prospectus, we identify them by name (Hainan ZKGC and Network ZKGY) and we at times refer to Hainan ZKGC as our “VIE” – i.e. variable interest entity. We make this distinction because we have no ownership interest in the VIE or in its subsidiary, Network ZKGY.

Our Corporate Structure

The following diagram illustrates our corporate and operating structure:

Contractual Arrangements with VIE

This is an offering of ordinary shares issued by ZKGC Cayman. However, ZKGC Cayman does not have any business operations; nor do either of its two subsidiaries. The business operations described in this prospectus are carried on by two companies organized and located in the PRC: one is a variable interest entity (“VIE”) with respect to the Chinese subsidiary of ZKGC Cayman; the other is a subsidiary of the VIE. ZKGC Cayman has entered into contracts that promise it control over the VIE. However, there is no reason to believe that ZKGC Cayman will ever gain direct ownership of the business carried on by the VIE nor can an investor in our Ordinary Shares be confident that ZKGC Cayman will be able to exercise actual control over the operations of the VIE.

“Variable Interest Entity” does not describe a legal relationship; it is an accounting concept. Under U.S. Generally Accepted Accounting Principles, if Entity A exercises effective control over Entity B through contractual arrangements and will absorb the losses or receive potentially significant benefits from the operations of Entity B, then the financial results and balance sheet of Entity B should be consolidated with the financial results and balance sheet in Entity A’s consolidated financial statements.

Due in part to limitations under PRC law on foreign investment in value-added telecommunication services, we conduct substantially all of our operations in China through contractual arrangements with Hainan ZKGC and Network ZKGY, our consolidated variable interest entity, its subsidiary, and their shareholders. We do not hold any equity interest in either Hainan ZKGC or Network ZKGY. We depend on Hainan ZKGC and Network ZKGY to operate substantially all of the business reflected in our financial statements. Our subsidiary, Zhongke WFOE, has entered into contractual arrangements with Hainan ZKGC and its shareholder, which enable Zhongke WFOE, to:

●	direct the activities of Hainan ZKGC and Network ZKGY that most significantly impact their economic performance;

●	absorb losses and receive benefits from Hainan ZKGC’s and Network ZKGY’s operations; and

●	have an exclusive option to purchase, to the extent permitted by applicable PRC law, all of the equity interests in Hainan ZKGC.

The contracts among Zhongke WFOE, Hainan ZKGC and Liao Jinqi, the owner of Hainan ZKGC, contain the following specific provisions that are relevant to the determination that Hainan ZKGC is a variable interest entity with respect to Zhongke WFOE:

Exclusive Business Cooperation Agreement. In this agreement, Hainan ZKGC appointed Zhongke WFOE as its exclusive service provider with respect to “comprehensive marketing services, management consultation services, technical support and other services” specifically related to the construction and marketing of charging stations. The parties further agreed that Zhongke WFOE will license to Hainan ZKGC intellectual property related to the charging station business. Zhongke WFOE further covenanted to provide Hainan ZKGC such funding as it will require for its operations, with the understanding that Zhongke WFOE has the discretion to decide if and when Hainan ZKGC should abandon its business. In exchange for these covenants, Hainan ZKGC agreed to pay a fee to Zhongke WFOE equal to the gross profit realized by Hainan ZKGC less and loss incurred by Hainan ZKGC.

Equity Interest Pledge Agreement. In this agreement, Liao Jinqi pledged his ownership interest in Hainan ZKGC to secure the obligations of Hainan ZKGC under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreement. In this agreement, Liao Jinqi granted to Zhongke WFOE an option to purchase all of the equity interest in Hainan ZKGC for the lowest price that the PRC government will permit. Mr. Liao also covenanted that no change would be made to the governing instruments of Hainan ZKGC, its debt structure, or its material contracts without the approval of Zhongke WFOE.

In sum, these contracts promise that Zhongke WFOE will realize substantially all of the benefits and losses resulting from the business operations of the VIE, and will have control over the operations carried on in China. (A detailed summary of the terms of the VIE contracts may be found in the section titled “Our Corporate Structure” at page 29.) Section 810-10-25-43 of the Accounting Standards Codification characterizes the controlling entity in such a relationship as the “Principal Beneficiary” of the VIE, and the ASC requires that the Principal Beneficiary consolidate the balance sheet and financial results of the VIE in the financial statements of the Principal Beneficiary. Since ZKGC Cayman consolidates Zhongke WFOE, its wholly-owned subsidiary, in its financial statements, our consolidated financial statements reflect the consolidation of the VIE as well.

However, for reasons described in the section of this prospectus titled “Risk Factors: Risks Related to the VIE Structure”, Zhongke WFOE may not be able to exercise the control promised by the VIE contracts and we may not realize the benefits resulting from the business operations of the VIE. We may find that we are unable to consolidate the financial results of the VIE with the financial statements of ZKGC Cayman if the Chinese government or judicial system determine that the relationship we created between Zhongke WFOE and Hainan ZKGC violates Chinese law or policy, a determination that would likely eliminate Zhongke WFOE’s control over Hainan ZKGC and so terminate its status as Primary Beneficiary. In the event of such a determination, the relationship between ZKGC Cayman and Hainan ZKGC would likely terminate, in which case ZKGC Cayman would be forced to undertake a different business activity or to terminate its business activities and dissolve, in which case investors would lose most or all of their investment.

In general, investment in an entity whose equity value depends on contractual arrangements governed by the laws of the PRC is less advantageous to the investor than investment in an entity that has legal ownership of the assets on which the business of the entity depends. An investor who purchases the Ordinary Shares issued by ZKGC Cayman has no voting interest or other rights with respect to the entity that will carry on the business from which the investor hopes to realize a gain. The specific risks of depending on a VIE relationship with a Chinese entity include the following:

●	The courts in China have not determined whether the VIE contracts are enforceable. If the courts determine that VIE contracts such as those between Zhongke WFOE and Hainan ZKGC are not enforceable in China, the value of our Ordinary Shares would be severely reduced.

●	The reason for using the VIE relationship is that Chinese law prevents direct ownership of a company engaged in the business described in this prospectus. This may influence the Chinese courts to decide that the VIE contracts are not enforceable. In addition, the fact that the VIE structure was adopted as a measure to bypass restrictions on foreign ownership of certain Chinese businesses may influence government agencies to deny Hainan ZKGC certain benefits (such as conversion of Renminbi into foreign currency) or to impose on Hainan ZKGC certain burdens (such as denial of a tax deduction for payments by Hainan ZKGC to Zhongke WFOE.

●	The courts may determine that the VIE structure actually violates the restriction on foreign investment in the value-added telecommunications industry, and so find the VIE to be operating illegally, in which case Hainan ZKGC may be forced to terminate operations, which would likely result in a loss of the value of our Ordinary Shares..

●	If the enforceability of the VIE contracts became the subject of legal proceedings in China, ZKGC Cayman could incur substantial legal expenses in the effort to enforce its rights, with no assurance of ultimate success.

Please refer to “Risk Factors: Risks Related to the VIE Structure” for a detailed analysis of the uncertainties and challenges that use of the VIE structure poses for ZKGC Cayman.

Cash Flow

The Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC provides that on a quarterly basis Hainan ZKGC will pay to Zhongke WFOE a fee equal to the net income of Hainan ZKGC for the preceding quarter. However, the same agreement also says that the quarterly fee payable may be reduced to assure that Hainan ZKGC has sufficient capital to implement its business plan. In reliance on that latter provision, Hainan ZKGC has, to date, paid nothing to Zhongke WFOE, as it requires all of its cash resources to launch its business operations. Moreover, we do not expect that Hainan ZKGC will pay anything to Zhongke WFOE during the next several years, as Hainan ZKGC will require all of its cash reserves to fund its effort to become a leading participant in the market for charging stations. Investors in our Ordinary Shares, therefore, should not anticipate receiving dividends from ZKGC Cayman in the foreseeable future.

If and when the time comes that Hainan ZKGC has cash reserves in excess of its requirements, our ambition is that Hainan ZKGC would then settle its account due to Zhongke WFOE, which would then distribute funds through our Hong Kong subsidiary to ZKGC Cayman, which might then determine to pay dividends. A number of factors could at that time eliminate or limit the ability of the parties to transfer funds in this manner:

●	If the PRC tax authorities determine that the agreements between Zhongke WFOE and Hainan ZKGC violate Chinese laws and regulations, the transfer of funds by Hainan ZKGC could be prevented by government intervention.

●	If PRC tax authorities determine that the VIE agreements between Zhongke WFOE and Hainan ZKGC were not made on an arm’s length basis and result in an impermissible reduction in taxes under applicable PRC rules, a transfer pricing adjustment could result in a reduction of the expense deduction recorded by Hainan ZKGC, which would eliminate Hainan ZKGC’s tax deduction for payments to Zhongke WFOE, rendering the settlement of accounts between them extremely expensive.

●	Under the Enterprise Income Tax Law, a 10% withholding tax is applicable to most dividends paid by a resident enterprise to investors that are non-resident enterprises.

●	PRC regulations require that a foreign-owned enterprise fund a statutory reserve fund by setting aside at least 10% of its after tax profits until the amount of the fund reaches 50% of its registered capital. That reserve would necessarily reduce dividends payable.

●	The PRC government may continue to strengthen its capital controls, and more restrictions and vetting procedures may be introduced by SAFE for cross-border transactions. Any or all of these enhanced restrictions could limit the ability of Zhongke WFOE to transfer funds upstream.

For all of the aforesaid reasons, investors should not purchase our Ordinary Shares with any expectation of receiving dividend payments.

Business Summary

The business that will be described in this prospectus is business carried on by Hainan ZKGC and Network ZKGY. Neither ZKGC nor its subsidiaries has any direct control over that business, as they do not own either Hainan ZKGC or Network ZKGY. The Company’s control over the business is limited to the contractual covenants contained in certain agreements (identified by reference to their accounting significance as “VIE Agreements”) among Zhongke WFOE, Hainan ZKGC, and Liao Jinqi in his role as owner of the equity in Hainan ZKGC.

Hainan ZKGC and its 99%-owned subsidiary, Network ZKGY, are engaged in the business of constructing and operating charging stations for electric vehicles (“EV”). All of the charging stations installed by Hainan ZKGC are linked to a software platform provided by Network ZKGY under the tradename “Charging Cloud SaaS Platform”, which enables the parties responsible for each charging station to monitor and manage the charging stations.

The offices of Hainan ZKGC are located in Haikou City, which is the capital city of Hainan Province. To date, Hainan ZKGC has installed charging stations exclusively in the 18 cities and counties of Hainan Province. Its business plan is to rapidly grow into a dominant provider of charging stations in Hainan Province, and then, during 2022, expand its operations onto the mainland, and develop a market presence in southeast China.

Chinese Government Regulations That May Affect Us or the VIE

Each aspect of the business operations of the VIE, Hainan ZKGC, and each aspect of the relationship of ZKGC Cayman and its subsidiaries with Hainan ZKGC is the subject of one or more regulations imposed by the government of the PRC or the PRC Provincial governments. The risks of non-compliance are several: we or the VIE could be denied a necessary license or permission; we or the VIE could inadvertently overlook the requirement to obtain a license or permission; we or the VIE could obtain the necessary license or permission but fail to comply with the regulations governing the regulated activity; or the regulations could change in a way that interferes with our ability to carry out our business plan. Any of these situations could prevent us from carrying out our business plan and result in loss to our investors.

The consequences of failure or inability to conform our conduct, or that of the VIE, to government policy will vary: the significance of the consequence will tend to reflect the level of concern that the government holds for the subject of the regulation. If Hainan ZKGC fails to comply with government regulation of the operation of charging stations, the penalties could range from a fine to a revocation of its license to carry on the charging station business. If we fail to comply with regulations regarding financial matters (securities offerings, cash flows, the VIE structure itself), the penalties could range from significant civil penalties (e.g. revocation of business licensee) to criminal penalties.

We and Hainan ZKGC have tried to be scrupulous in ascertaining the obligations that Chinese government regulations impose on us. In connection with the regulations applicable to Hainan ZKGC’s charging station business, Hainan ZKGC has primarily relied on the expertise of its Chairman, Liao Jinqi, who has eight years of executive experience in the charging station business. With regard to PRC regulation of the involvement of offshore entities and investors with Chinese companies, we have consulted Chinese legal counsel and received their opinions and assurances.

The following paragraphs classify the principal regulations with which we or Hainan ZKGC must comply by reference to the aspect of our business to which they apply:

The Charging Station Business. Our current business of installing and operating charging stations in Hainan Province requires the involvement of the government at four points; the same points (with a different provincial authority) will apply when Hainan ZKGC expands its operations onto the Chinese mainland:

●	To initiate the business of providing EV charging services, Hainan ZKGC was required to register with, and obtain approval from, the Hainan Province Development and Reform Commission;

●	Prior to each installation of a charging station, Hainan ZKGC is required to register the construction and operation plan for the charging station with the County and receive approval of the plan;

●	Each installation of a charging station requires a construction permit: if the charging station is being installed on an existing parking lot or other commercial location, Hainan ZKGC requires a construction permit from the local Land Reserve and Development Department; if the installation will be made on raw land, Hainan ZKGC also requires a zoning permit from the Residential Construction and Planning Department of the local township.

●	Prior to placing any charging station into service, inspection and approval must be obtained from the local township, the construction department, and the relevant electric utility.

Hainan ZKGC believes that it is in full compliance with all of the aforesaid regulations.

Securities Offering and Listing. As of the date of this prospectus, it is our opinion, based on advice of our PRC counsel, that neither ZKGC Cayman nor its subsidiaries nor Hainan ZKGC, the VIE, are subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity in order for ZKGC Cayman to issue its ordinary shares and list them on a U.S. exchange, nor have they received or were denied such permissions by any PRC authorities. If our opinion is incorrect, however, or if applicable laws, regulations or interpretations of law change and we or the VIE become required to secure approval from one or more Chinese government agencies prior to an issuance of Ordinary Shares by ZKGC Cayman or prior to listing the Ordinary Shares for trading on a U.S. exchange, the implications for the success of our business plan could be significant. Our business plan contemplates that we will use our access to U.S. capital markets to secure the capital Hainan ZKGC will need in order to grow Hainan ZKGC into a leading participant in the Chinese market for charging stations. I the CSRC or the CAC or any other government entity were to restrict our ability to finance Hainan ZKGC from the proceeds of security sales in the U.S., we would be forced to either secure an alternative source of funds (which could result in significant dilution of our existing shareholders) or to severely reduce the pace of Hainan ZKGC’s growth (which could doom its efforts at competitive strength).

It should be noted that on July 6, 2021 the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”). The Opinions emphasized the need to strengthen the protections against illegal securities activities, and the need to strengthen the government’s supervision over overseas listings by Chinese companies. Then, on December 24, 2021, the CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), which are now open for public comments. The Administration Provisions and Measures for overseas listings propose specific requirements for filing documents and include proposals for unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation.

It is uncertain when and whether ZKGC Cayman, by reason of its ownership of Zhongke WFOE or its contractual relationship with Hainan ZKGC, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future. If the proposals included in the Administration Provisions or the Measures are formally adopted before Cayman ZKGC is listed on the OTCQB, we will complete the relevant filing procedures in the PRC. If the provisions are adopted after we are listed but are extended to already listed entities, we will also comply. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On December 28, 2021 the CAC and 12 other Chinese government departments issued “New Measures for Cybersecurity Review.” According to Article 7 of the New Measures, network platform operators holding personal information of more than one million users are required to apply to the Network Security Review Office for a cybersecurity review before listing their securities on in a foreign country. The cybersecurity reviewers will have broad discretion to determine whether the offshore listing may affect China’s national security. In the event that Hainan ZKGC and it subsidiary accumulate personal information from more than one million users of its charging stations, it will be necessary for it to undergo the mandated security review. We cannot predict whether, at that time, a listing of ZKGC Cayman’s ordinary shares on a U.S. exchange will be considered to pose a threat to China’s national security.

To the extent that the above discussion regarding “Securities Offerings and Listing” relates to matters of PRC law, it represents the opinion of Zhonglun W&D Law Firm, our PRC counsel.

VIE Operations. There is at this time no agency of China’s government that is charged with responsibility for reviewing the VIE structure employed by certain Wholly Foreign-Owned Entities, such as Zhongke WFOE. Therefore it cannot be said that any government agency has either approved or disapproved the VIE structure being employed by ZKGC Cayman.

The business operations of Hainan ZKGC, the VIE, are primarily regulated by China’s provinces. In particular, Hainan ZKGC is required to obtain a specific permit from the provincial government for each charging station that it installs. We anticipate that, as the market for charging stations expands, additional regulations will be imposed.

We take care to ascertain the government regulations that apply to the VIE’s business and our financial activities, and to fully comply with all that are applicable. Any error that we commit in ascertaining our obligations under Chinese law, or any significant change in the laws and regulations that govern our activities in China or abroad could have a serious adverse effect on the business of the VIE, including the loss of the VIE’s ability to carry on its business operations. Such a loss would likely render the ordinary shares of ZKGC Cayman worthless.

Cash Transfers. To date, there has been no transfer of funds among ZKGC Cayman, its subsidiaries, or its VIE. In the future, transfers from ZKGC Cayman to Hainan ZKGC, its VIE, will be desirable as a means of funding the expansion of the VIE, and transfers from Hainan ZKGC to ZKGC Cayman will be necessary if ZKGC Cayman is to pay dividends to the holders of its ordinary shares. Chinese government regulations may restrict or prevent transfers in either or both directions.

Any funds that Cayman ZKGC transfers to Zhongke WFOE, either as a shareholder loan or as an increase in registered capital, will be subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiary will be subject to the approval of the Ministry of Commerce, or MOFCOM, or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, any medium or long-term loan to be provided by us to Zhongke WFOE must be registered with certain authorities. If we fail to complete such registrations, our ability to use capital raised by ZKGC Cayman to capitalize our Chinese subsidiary may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand the business of Hainan ZKGC.

Our business will be carried on by Hainan ZKGC and not by Zhongke WFOE, except to the limited extent described in their consulting agreement. In order for the capital raised by ZKGC Cayman to be used in that business, Zhongke WFOE will have to comply with Chinese regulation or lending relationships. Because the VIE relationship has not been tested in China’s courts or opined upon by China’s government, we cannot be sure that loans from Zhongke WFOE to Hainan ZKGC will be approved. If we are not able to use fund raised by ZKGC Cayman to fund the significant capital requirements of the VIE, the business of Hainan ZKGC may be underfunded and fail.

Chinese Restrictions on PCAOB Inspections. Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to completely inspect or investigate registered public accounting firms headquartered in: (1) mainland China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Michael T. Studer CPA, P.C., is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Nevertheless, any future determination by the PCAOB that it is unable to perform complete inspections and investigations of our auditor would likely result in the removal of ZKGC Cayman from any U.S. securities exchange or platform on which our Ordinary Shares might be listed and severely restrict or eliminate our access to the U.S. capital markets, as trading of our securities would, after three years (or two years, if pending legislation is adopted), be prohibited under the HFCAA.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies in the United States;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Selected Condensed Consolidated Financial Schedule of ZKGC Cayman and Its Subsidiaries and VIEs

The following tables present selected condensed consolidated financial data of ZKGC Cayman and its subsidiaries and VIEs for the six months ended November 30, 2021 and 2020, respectively, and the years ended May 31, 2021, and balance sheet data as of November 30, 2021 and May 31, 2021, respectively, which have been derived from our audited consolidated financial statements for those periods, and unaudited selected condensed consolidated financial data for the six months ended November 30, 2021 and 2020. ZKGC Cayman records its investments in its subsidiaries under the equity method of accounting. Such investments are presented in the selected condensed consolidated balance sheets of ZKGC Cayman as “Investments in VIE” and the profit of the subsidiaries is presented as “Income for equity method investment” in the selected condensed consolidated statements of income and comprehensive income.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Six Months Ended November 30, 2021 (Unaudited)
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Revenue	$-	$1,472,086	$-	$1,472,086
Income for equity method investment	$122,345	$-	$(122,345)	$-
Net Income	$122,345	$122,200	$(122,345)	$122,200
Comprehensive income	$122,757	$122,612	$(122,757)	$122,612

	For the Six Months Ended November 30, 2020 (Unaudited)
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Revenue	$-	$-	$-	$-
Loss from equity method investment	$(3,478)	$-	$3,478	$-
Net loss	$(3,478)	$(3,478)	$3,478	$(3,478)
Comprehensive loss	$(3,569)	$(3,569)	$3,569	$(3,569)

	For the Year Ended May 31, 2021
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Revenue	$-	$320,012	$-	$320,012
Income for equity method investment	$35,921	$-	$(35,921)	$-
Net income	$35,921	$35,806	$(35,921)	$35,806
Comprehensive income	$42,961	$42,846	$(42,961)	$42,846

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of November 30, 2021 (Unaudited)
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Cash	$-	$118,387	$-	$118,387
Total current assets	$-	$1,261,156	$-	$1,261,156
Investment in subsidiaries and VIEs	$409,386	$-	$(409,386)	$-
Total non-current assets	$409,386	$311,230	$(409,386)	$311,230
Total assets	$409,386	$1,572,386	$(409,386)	$1,572,386
Total liabilities	$-	$1,162,955	$-	$1,162,955
Total shareholders’ equity	$(409,386)	$409,431	$409,386	$409,431
Total liabilities and shareholders’ equity	$(409,386)	$1,572,386	$409,386	$1,572,386

	As of May 31, 2021
	ZKGC Cayman	VIEs	Eliminations		Consolidated Total
Cash	$-	$92,931		$-	$92,931
Total current assets	$-	$695,452		$-	$695,452
Investment in subsidiaries and VIEs	$225,316	$-		$(225,316)	$-
Total non-current assets	$225,316	$265,839		$(225,316)	$265,839
Total assets	$225,316	$961,291		$(225,316)	$961,291
Total liabilities	$-	$735,785	$		$735,785
Total shareholders’ equity	$(225,316)	$225,506		$225,316	$225,506
Total liabilities and shareholders’ equity	$(225,316)	$961,291		$225,316	$961,291

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended November 30, 2021 (Unaudited)
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Net cash provided by operating activities	$-	$174,025	$-	$174,025
Net cash (used in) investing activities	$-	$(21,380)	$-	$(21,380)
Net cash (used in) financing activities	$-	$(127,501)	$-	$(127,501)

	For the Six Months Ended November 30, 2020 (Unaudited)
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Net cash provided by operating activities	$-	$144,937	$-	$144,937
Net cash (used in) investing activities	$-	$(254,421)	$-	$(254,421)
Net cash provided by financing activities	$-	$130,199	$-	$130,199

	For the Year Ended May 31, 2021
	ZKGC Cayman	VIEs	Eliminations	Consolidated Total
Net cash provided by operating activities	$-	$46,132	$-	$46,132
Net cash (used in) investing activities	$-	$(192,904)	$-	$(192,904)
Net cash provided by financing activities	$-	$238,505	$-	$238,505

THE OFFERING

Shares of common stock offered by us:	None

Securities offered by Selling Shareholders	3,000,000 Ordinary Shares.

Ordinary Shares currently outstanding	13,000,000 Ordinary Shares

Other Equity Securities Outstanding	None

Use of Proceeds:	The Company will not receive any proceeds from the resale or other disposition of common stock offering by the selling shareholders covered by this prospectus.

Risk Factors

An investment in the Company’s common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus beginning on page 14 for a discussion of certain factors to consider carefully before deciding to invest in our Ordinary Shares. A summary of certain significant risk factors follows.

Risks of Operation in China

Our operations in China give rise to a number of significant risks that could result in a significant reduction in the value of the ordinary shares you purchase, or could limit the ability of ZKGC Cayman to finance the operations of the VIE, which could in turn reduce the value of your ordinary shares. Brief summaries of some of the more significant risks that arise from investment in an entity dependent on operations in China carried on by a VIE are set forth below, with reference to the location of more detailed discussion in this prospectus.

●	Since neither the Chinese government nor its judiciary has taken a definitive position on the enforceability of VIE contracts such as those that give us control over our operating entities, there is a significant risk that the courts will refuse to enforce VIE contracts, which would likely significantly reduce the value of our ordinary shares. See: Risk Factors – Risks Related to the VIE Structure – Neither the Government of the PRC nor the Chinese legal system has ever formally acknowledged the legality of using a VIE-type contractual arrangement where direct ownership of a Chinese entity is forbidden. If the government determines that the VIE contracts are illegal or unenforceable, our Ordinary Shares may become worthless” at page 21.

●	There is a significant risk that Chinese courts may consider the involvement of the VIE in the field of value-added telecommunications to be illegal. See: “Risk Factors – Risks Related to the VIE Structure – Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and operations” at page 21.

●

We have created the VIE relationship between ZKGC Cayman and Hainan ZKGC in order to enable us to finance the expansion of Hainan ZKGC by means of the access that ZKGC Cayman may have to international investment. However, certain Chinese government agencies have adopted policies and given indications that they may adopt stricter policies limiting foreign investment in Chinese business operations. If these policies develop in such a way as to limit our ability to finance the growth of Hainan ZKGC with the proceeds of securities offerings conducted outside of China, the growth of that business may be stymied, and the value of our Ordinary Shares may be seriously diminished. See: Risk Factors – Risks Related to Doing Business in China – PRC regulation of loans to and direct  investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using monies invested in ZKGC Cayman to make loans or additional capital contributions to our PRC subsidiaries and making loans to Hainan ZKGC or its subsidiary, which could adversely affect our liquidity and our ability to fund and expand the business of Hainan ZKGC” at page 17.

●	Recently adopted regulations of the Cyberspace Administration of China or recently pronounced policies of the China Securities Regulatory Commission may in the future lead to restrictions on our ability to fund the VIE from the proceeds of securities offerings by ZKGC Cayman. Application of such policies to Hainan ZKGC could require that company to make significant revisions to its business plan in order to accommodate its reduced access to capital. If that revision were not successful, the business of Hainan ZKGC could fail, resulting in a loss of the value of our Ordinary Shares. See: “Risk Factors – Risks Related to Doing Business in China - Rules recently adopted by the Cyberspace Administration of China may restrict our ability to finance the VIE from the proceeds of securities offerings by ZKGC Cayman” at page 18 and “Increased regulation of offshore offerings by the CSRC could interfere with our ability to finance the operations of Hainan ZKGC from sales of securities issued by ZKGC Cayman” at page 18.

●	The Chinese government frequently intervenes in business affairs in China for the sake of new government policies. Some recent government interventions have had serious adverse effects on Chinese business enterprises, including several of the larger enterprises in China. Because principles of substantive due process are not honored in China, businesses affected by such government interventions have no recourse to any source of relief. There is a significant risk, therefore, that the government of China will suddenly adopt policies or regulations that prevent us from financing Hainan ZKGC in the manner we have planned or that prevent Hainan ZKGC from implementing its business plan in the manner contemplated. See: “Risk Factors – Risks Related to Doing Business in China - PRC laws and regulations governing the current business operations of Hainan ZKGC are sometimes vague and subject to interpretation. Moreover, the PRC has recently adopted regulatory policies regarding the conduct of business in the PRC that have had sudden adverse effects on business operations. Any changes in PRC laws and regulations or in their interpretation may have a material and adverse effect on our business at page 19.

Other Significant Risks

At the same time, the business operations of the VIE face the kind of significant risks that are common to start-up enterprises, including:

●	The ability of larger competitors to exert pressure on Hainan ZKGC by charging lower service fees to customers; and

●	Hainan ZKGC’s need to secure substantial capital investment in order to secure a competitive position in the market for EV charging services.

These and other risks that may cause your investment in ZKGC Cayman to fail are discussed in detail in the section of this prospectus titled “Risk Factors” at page 14.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statement of operations data for the period from August 11, 2020 (inception of operations) to May 31, 2021 and the summary balance sheet information as of May 31, 2021 have been derived from the audited financial statement of ZKGC Cayman and subsidiaries included elsewhere in this prospectus. This summary financial data should be read in conjunction with the consolidated financial statements of ZKGC Cayman and subsidiaries for the period ended May 31, 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

SUMMARY CONSOLIDATED BALANCE SHEET

	November 30, 2021 (Unaudited)	May 31, 2021
Current assets	$1,261,156	$695,452
Total assets	$1,572,386	$961,291
Current and total liabilities	$1,162,955	$735,785
Shareholders’ equity	$409,431	$225,316

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Month Ended November 30, 2021 (Unaudited)	Period from August 11, 2020 (inception) to November 30, 2020 (Unaudited)	Period from August 11, 2020 (inception) to May 31, 2021
Revenues	$1,472,086	$-	$320,012
Gross profit	$200,459	$-	$54,543
Gain (loss) from operations	$106,569	$(4,564)	$(7,552)
Net income (loss)	$122,200	$(3,478)	$35,806

Disaggregation

ZKGC Cayman was organized on May 31, 2021. Its two subsidiaries were each organized subsequent to that date. As a result, each of the balance sheet items shown in the summary above was, on May 31, 2021, attributable entirely to the balance sheet of Hainan ZKGC. The revenue, loss from operations and net income shown in the summary was also entirely attributable to the operations of the VIE. And the cash flows shown in the consolidated financial statements for the period ended May 31, 2021 were likewise entirely attributable to the cash flows recorded by Hainan ZKGC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words such as: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 14, that may cause Hainan ZKGC or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 31, and the section entitled “Business of Hainan ZKGC” beginning on page 40, and as well as those discussed elsewhere in this prospectus.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

DETERMINATION OF THE OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of our Ordinary Shares in this prospectus was arbitrarily determined. The offering price of our Ordinary Shares does not bear any rational relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our Ordinary Shares since our inception. Our Board of Directors currently intends to retain all earnings for use in the business of the VIE for the foreseeable future. Any future payment of dividends will depend upon the results of operations of the VIE, our financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on our Ordinary Shares.

The source of funds for any payment of dividends by ZKGC Cayman would be fee payments by Hainan ZKGC to Zhongke WFOE pursuant to the Exclusive Business Cooperation Agreement. To date, no fees have been paid, and we do not anticipate any fees being paid while Hainan ZKGC is implementing its plan to expand its business operations through Hainan Province and then into mainland China. Investors in ZKGC Cayman, therefore, should not anticipate receiving dividends by reason of their investment at any time in the next several years.

MARKET FOR OUR ORDINARY SHARES

There is no established public market for our Ordinary Shares.

 We intend to apply for a listing on the Pink Market maintained by OTC Markets concurrently with the filing of the effective notice of this prospectus, and then apply for a listing on the OTCQB as soon as we meet the standards for such a listing. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Ordinary Shares. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

 In addition, there is no assurance that our Ordinary Shares will trade at market prices in excess of the initial offering price as prices for the Ordinary Shares in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the stock’s depth and liquidity.

 We have issued 13,000,000 shares of our Ordinary Shares since our inception on May 31, 2021. There are no outstanding options, warrants, or other securities that are convertible into Ordinary Shares.

EXCHANGE RATE INFORMATION

An entity’s functional currency is the currency of the primary economic environment in which it operates. Normally that is the currency of the jurisdiction in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’). The reporting currency of these consolidated financial statements is the United States Dollar (“US Dollars” or “$”).

The financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in results of operations.

The exchange rates used for foreign currency translation in this prospectus are as follows:

	For the Six Months Ended November 30, 2021	Period from August 11, 2020 (inception) to November 30, 2020	Period from August 11, 2020 (inception) to May 31, 2021
	(USD to RMB)	(USD to RMB)	(USD to RMB)
Assets and liabilities (period-end exchange rate)	1 to 6.387000	1 to 6.576000	1 to 6.367400
Revenue and expenses (period weighted average)	1 to 6.440111	1 to 6.757018	1 to 6.602776

RISK FACTORS

An investment in the ZKGC Cayman Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in the Ordinary Shares. If any of the following risks actually occur, the Company business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of the ZKGC Cayman Ordinary Shares could decline and you could lose all or part of your investment.

Risks Related to the Business of Hainan ZKGC

Hainan ZKGC will require substantial additional capital contributions in order to fully implement its business plan and achieve a significant position in the market for charging station services.

The operations of Hainan ZKGC, on which the financial success of the Company depends, have been financed primarily by capital contributions and loans from related parties, primarily Liao Jinqi. Significant expansion of the operations of Hainan ZKGC, however, will require significant capital investment. There can be no assurance that we would be able to raise the additional funding needed to implement its business plan.

Based upon current plans, we expect that Hainan ZKGC will incur operating losses in future periods as it incurs significant expenses associated with the effort of expanding the business of Hainan ZKGC. Further, we cannot guarantee that Hainan ZKGC will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flows at any time in the future. Any such failure could result in the possible closure of the business or force us to seek additional financing through loans or additional sales of our equity securities to continue business operations, which could dilute the value of any shares you purchase in this offering.

Hainan ZKGC faces intense competition. It may lose market share and customers if it fails to compete effectively.

The demand for charging stations in China is strong, and the barriers to entry into the supply market are not great. So there are many enterprises competing to meet the demand. Hainan ZKGC’s current or potential competitors include several major suppliers of charging stations as well as many low volume suppliers similar to Hainan ZKGC. Increased competition may adversely affect its margins, market share and brand recognition, or result in significant losses. When Hainan ZKGC sets prices, it has to consider how competitors have set prices, since electricity is fungible. When they cut prices or offer additional benefits to compete with Hainan ZKGC, Hainan ZKGC may have to lower its own prices or offer additional benefits or risk losing market share, either of which could harm our financial condition and results of operations.

Some of the competitors have longer operating histories, greater brand recognition, better supplier relationships, larger customer bases and greater financial, technical and marketing resources than Hainan ZKGC has. These and other smaller companies may receive investment from or enter into strategic relationships with well-established and well-financed companies or investors, which would help enhance their competitive positions. Some of the competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to their website, mobile application and systems development. We cannot assure you that Hainan ZKGC will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on its business, financial condition and results of operations.

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for Hainan ZKGC’s products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for electric vehicles could diminish. In addition, developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. If any of these factors contribute to consumers or businesses to no longer purchasing EVs or purchasing them at a lower rate, it would materially and adversely affect Hainan ZKGC’s business, operating results, financial condition and prospects.

The EV market in China has benefitted from the availability of rebates, tax benefits and other financial incentives from governments to offset the purchase or operating cost of EVs and EV charging stations. In particular, Hainan ZKGC’s marketing efforts have benefitted from rebates and interest free loans available to purchasers of its EV charging stations that effectively provide purchasers with a significantly discounted purchase price. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging stations, which would adversely affect Hainan ZKGC’s financial results.

Over the past decade, the central government of the PRC has swelled the market for EVs in China by providing rebates to purchasers of EVs calculated to significantly reduce the disparity in cost between internal combustion powered vehicles and EVs. The government began in 2020 to reduce and eliminate those rebates. It is not clear how the eventual elimination of the rebates will affect the Chinese market for EVs. If it results in a substantial slowing of the market’s growth, that result could have an adverse effect on Hainan ZKGC’s financial results.

In addition, the government of Hainan Province has provided financial support to the expansion of EV charging infrastructure, primarily in the form of purchaser rebates and interest free loans. If Hainan Province decides to withdraw its support for the industry’s growth, demand for Hainan ZKGC’s charging stations would be likely to diminish.

The EV charging market is characterized by rapid technological change, which requires Hainan ZKGC to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and Hainan ZKGC’s financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology and/or Hainan ZKGC’s products. Hainan ZKGC’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins tend to decline in the near term and improves as the product become more mature and with a more efficient manufacturing process.

As EV technologies change, Hainan ZKGC may need to upgrade or adapt its charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if Hainan ZKGC is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete more quickly than expected.

If Hainan ZKGC is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue will decline, it may experience higher operating losses and its business and prospects will be adversely affected.

If Hainan ZKGC fails to obtain and maintain the requisite licenses, permits and approvals applicable to our business, or fails to obtain additional licenses that become necessary as a result of new enactment or promulgation of laws and regulations or the expansion of its business, its business and results of operations may be materially and adversely affected.

Energy delivery services in China are highly regulated, which require multiple licenses, permits, filings and approvals to conduct and develop business. In particular, each new charging station installation requires that Hainan ZKGC secure a permit from the provincial government. The labor cost related to the effort to comply with these government regulations is extensive, and the need to sustain good relations with local government can be burdensome. In addition, as the market for charging stations expands, more regulations are likely to emerge. If Hainan ZKGC is unable to efficiently meet the regulatory requirements applicable to its business, its expansion will slow.

If China decides to support the international sanctions against Russia arising from Russia’s invasion of Ukraine, the cost of energy in China would be likely to rise, which could reduce usage of charging stations.

Hainan ZKGC does not do any business with parties in Russia, Ukraine or Belarus, nor is any of the equipment that Hainan ZKGC sells or the parts for that equipment manufactured in any of those countries. Russia’s invasion of Ukraine and the international sanctions against Russia that followed the invasion have, therefore, not had a direct effect on the business of Hainan ZKGC. Moreover, because China has not supported the international sanctions, the sanctions have not had a significant effect on China’s economy and have had no effect on Hainan ZKGC. The price of gasoline has risen in China since the invasion commenced; but there has been no change in the price of electricity.

It is possible that the government of China will decide in time to support the international sanctions on Russia in whole or in part.  If that were to occur, the most likely impact would be on China’s ongoing purchase of oil from Russia. China is the world’s largest importer of petroleum, and Russia is its second largest supplier (after Saudi Arabia). If the supply of petroleum from Russia to China were disrupted, the price of gas in China would increase far more dramatically than it recently has. That increase would be likely to pull the price of electricity up as well, since demand for electricity would increase as gasoline became unavailable. The result of these events, if they were to occur, could be a reduction in the demand for charging station services, as motorists might reduce their travel in reaction to increased costs.

Risks Related to Doing Business in China

Because all of our operations are in China, that business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of the business of the VIE and may intervene in or influence its operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in China, Hainan ZKGC is subject to the laws and regulations of the PRC, which can be complex and which evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of its business, and the regulations to which Hainan Zhongke is subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede the development of the VIE,

●	Result in negative publicity or increase its operating costs,

●	Require significant management time and attention, and

●	Subject the VIE to remedies, administrative penalties and even criminal liabilities that may harm its business, including fines assessed for its current or historical operations, or demands or orders that it modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, that restrict or otherwise unfavorably impact the ability or manner in which Hainan ZKGC conducts its business and could require it to change certain aspects of its business to ensure compliance, could decrease demand for its products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, the business, financial condition and results of operations of Hainan ZKGC could be adversely affected as well as materially decrease the value of our ordinary shares.

Because the operations of Hainan ZKGC, on which the financial success of ZKGC Cayman depend, are located entirely in the PRC, you may not receive the benefits that come from effective enforcement of U.S. federal securities laws.

China has often restricted U.S. regulators’ access to information and limited regulators’ ability to investigate or pursue remedies with respect to China-based issuers, generally citing to state secrecy and national security laws, blocking statutes, or other laws or regulations. In addition, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC and no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators without Chinese government approval. The SEC, U.S. Department of Justice, and other U.S. authorities face substantial challenges in bringing and enforcing actions against China-based issuers and their officers and directors. As a result, investors in China-based issuers, such as ZKGC Cayman, may not benefit from a regulatory environment that fosters effective enforcement of U.S. federal securities laws.

If the Chinese government were to impose new requirements for approval from the PRC government to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or Hainan ZKGC, the VIE, will be required to obtain permission from the PRC government before the Ordinary Shares of ZKGC Cayman are listed on U.S. exchanges.  We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. According to the Administration Provision and the Measures (Draft for Comments), only new initial public offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by sufficient transition period to complete filing procedure as an existent overseas listed Chinese company. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using monies invested in ZKGC Cayman to make loans or additional capital contributions to our PRC subsidiaries and making loans to Hainan ZKGC or its subsidiary, which could adversely affect our liquidity and our ability to fund and expand the business of Hainan ZKGC.

We are an offshore holding company conducting operations in China through a VIE arrangement with Hainan ZKGC. Our business plan contemplates that we will finance the growth of Hainan ZKGC by making loans to Zhongke WFOE, our PRC subsidiary, or to Hainan ZKGC, or we may make additional capital contributions to our PRC subsidiary.

Any loans to Zhongke WFOE, our PRC subsidiary, will be subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration on Foreign Exchange (“SAFE”), or filed with SAFE in its information system. We may also provide loans directly to Hainan ZKGC, according to the Circular of the People’s Bank of China on Matters relating to the Comprehensive Macro-prudential Management of Cross-border Financing issued by the People’s Bank of China in January 2017. According to the Notice of the People’s Bank of China and the State Administration of Foreign Exchange on Adjustments to Comprehensive Macro-prudential Regulation Parameters for Cross-border Financing issued by the People’s Bank of China and the State Administration of Foreign Exchange in March 2020, the limit for the total amount of foreign debt is 2.5 times its net assets. Moreover, any medium or long-term loan to be provided by us to Hainan ZKGC or to our PRC subsidiary must also be filed and registered with the NDRC. We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be reported to the Ministry of Commerce, or MOFCOM, or its local counterpart. In addition, a foreign invested enterprise is required to use its capital pursuant to the principle of authenticity and self-use within its business scope.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency- denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold to Zhongke WFOE or to Hainan ZKGC, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued Notice by the State Administration of Foreign Exchange of Further Facilitating Cross-border Trade and Investment, or Circular 28, which took effect on the same day. Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to Zhongke WFOE or to Hainan ZKGC or future capital contributions by us to Zhongke WFOE. As a result, uncertainties exist as to our ability to provide prompt financial support to Zhongke WFOE or to Hainan ZKGC when needed. If we fail to complete such registrations or obtain such approvals, our ability to use capital invested in ZKGC Cayman to capitalize or otherwise fund the operations of Hainan ZKGC may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. Unless Zhongke WFOE or Hainan ZKGC were able to find other funding sources, the business of Hainan ZKGC could fail for lack of sufficient working capital.

Rules recently adopted by the Cybersppace Administration of China may restrict our ability to finance the VIE from the proceeds of securities offerings by ZKGC Cayman.

On January 4, 2022 the Cyberspace Administration of China (“CAC”) adopted rules mandating that an issuer who is a “critical information infrastructure operator” or a “data processing operator” as defined therein and who possesses personal information of more than one million users, and intends to have its securities listed for trading in a foreign country must complete a cybersecurity review by the CAC. Alternatively, relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. The rules became effective on February 15, 2022.

The new CAC rules do not appear to apply to Hainan ZKGC or Network ZKGY at this time. First, the number of users of Hainan ZKGC’s services is far short of one million in number. Moreover, the software used by Network ZKGY to collect user information is based on a wechat applet that collects the phone number and identity information of users during registration after informing them of their privacy rights and soliciting approval of an online privacy contract. Finally, Hainan ZKGC does not sell or transfer any of the user information that it collects. To our knowledge, the procedures used by Hainan ZKGC to collect user information comply with all current laws.

The continued expansion of business operations by Hainan ZKGC, however, could bring that company within the scope of authority of the CAC rules. CAC rules may also expand the protections involved in collection of user information. Hainan ZKGC may face challenges in addressing such enhanced regulatory requirements and in making necessary changes to its internal policies and practices in data privacy and cybersecurity matters. If Hainan ZKGC is unable to develop the security structures required by the CAC, it may be prevented from carrying on its collection of user data. In addition, it Hainan ZKGC is unable to satisfy the CAC’s cybersecurity review, it may be prevented by the CAC from accepting loans from Zhongke WFOE that arise from offshore offerings of the Ordinary Shares of ZKGC Cayman. In that event, our ability to finance the business of Hainan ZKGC could be hindered, which could prevent Hainan ZKGC from achieving profitable operations.

Increased regulation of offshore offerings by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or become worthless.

On July 6, 2021, PRC government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies. They propose to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks faced by China-based overseas-listed companies.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing, which had a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. The Draft Rules stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Draft Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

To the extent that the discussion in this Risk Factor relates to matters of PRC tax law, it represents the opinion of Zhonglun W&D Law Firm, our PRC counsel.

PRC laws and regulations governing the VIE’s current business operations are sometimes vague and subject to interpretation. Moreover, the PRC has recently adopted regulatory policies regarding the conduct of business in the PRC that have had sudden adverse effects on business operations. Any changes in PRC laws and regulations or in their interpretation may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation, application and enforcement of PRC laws and regulations, including but not limited to the laws and regulations governing the business of Hainan ZKGC. These laws and regulations are sometimes vague and are subject to future changes, and their official interpretation and enforcement by the various branches of the PRC government may involve substantial uncertainty. The PRC legal system is based in part on governmental policies and internal rules some of which are not published on a timely basis or at all. New laws, regulations, rules and policies that affect existing and proposed future businesses may also be applied retroactively.

The principles of substantive due process that apply to the regulatory scheme in the United States are not honored in China. As a result, particularly in the past several years, enterprises operating in China are often subject to policies adopted by the government without prior notice that have had sudden and significant adverse effect on the ability of the enterprise to conduct its business. We cannot predict with certainty what effect existing or new PRC laws or regulations may have on the business of the VIE. If restrictions are adopted that make it impossible for Hainan ZKGC to operate profitably, your investment could become worthless.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by Michael T. Studer CPA, P.C., a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Michael T. Studer CPA, P.C. in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB.

There have been recent deliberations within the U.S. government regarding limiting or restricting China-based companies from accessing U.S. capital markets. On December 18, 2020, the Holding Foreign Companies Accountable Act (the “HFCAA”) was signed into law. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The SEC is assessing how to implement the requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Should the PCAOB be unable to conduct an inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and out securities. In addition, by reason of the regulations described above, our Ordinary Shares could be delisted or excluded from trading on any U.S. platform.

Failure to make adequate contribution to various employee benefit plans, as required by PRC regulations, may subject Hainan ZKGC to penalties.

Companies operating in China are required to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations. Such companies must contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, earned by employees up to a maximum amount specified by the local government from time to time at locations where the employees are based. The requirement to contribute to employee benefit plans has not been implemented consistently by the local governments in China, reflecting the different levels of economic development in different locations. For the sake of efficient administration and to optimize the cash flows of Hainan ZKGC and Network ZKGY, the VIE does not make the contribution to benefit plans for its employees. Due to its failure to make contributions to employee benefit plans, Hainan ZKGC could be required to make the contributions to these plans as well as to pay late fees and fines. We have accrued liability for the unpaid contributions on our financial statements. However, if the amount of our estimates is inaccurate, our financial condition and cash flow may be adversely affected if Hainan ZKGC was required to pay late fees or fines in relation to the underpaid employee benefits.

Dividends payable to foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may become subject to PRC taxation.

Under the Enterprise Income Tax Law and its implementation regulations, a 10% PRC withholding tax is applicable to dividends payable by a resident enterprise to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have an establishment or place of business but the dividends are not effectively connected with the establishment or place of business, to the extent these dividends are derived from sources within the PRC, subject to any reduction set forth in applicable tax treaties. Similarly, any gain realized on the transfer of shares of a PRC resident enterprise by these investors is also subject to PRC tax at a current rate of 10%, subject to any exemption set forth in relevant tax treaties. If we are deemed a PRC resident enterprise, dividends paid on our Ordinary Shares and any gain realized by the non-resident enterprise investors from the transfer of our Ordinary Shares may be treated as income derived from sources within the PRC and as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our Ordinary Shares by these investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear, if we are considered a PRC resident enterprise, whether holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas and claim foreign tax credit if applicable. If dividends payable to our non-PRC investors, or gains from the transfer of our Ordinary Shares by these investors are subject to PRC tax, the value of your investment in our ADSs and/or ordinary shares may decline significantly.

You may experience difficulties in effecting service of a legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. However, the VIE conducts substantially all of its operations in China, and substantially all of the assets reflected on our balance sheet are located in China. In addition, all of our senior executive officers reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands or the United States. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. To the extent that the discussion in this paragraph relates to matters of PRC tax law, it represents the opinion of Zhonglun W&D Law Firm, our PRC counsel.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of a mutual and practical cooperation mechanism.

Risks Related to the VIE Structure

We rely on contractual arrangements with Hainan ZKGC and Liao Jinqi to exercise control over the operations of Hainan ZKGC, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Hainan ZKGC and Liao Jinqi to conduct operations through the VIE in China. These contractual arrangements, however, may not be as effective as direct ownership in providing us with control over Hainan ZKGC. For example, Hainan ZKGC and Mr. Jinqi could breach their contractual arrangements with us by, among other things, failing to conduct the operations of Hainan ZKGC in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of Hainan ZKGC, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Hainan ZKGC, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by Hainan ZKGC and Mr. Jinqi of their obligations under the contracts to exercise control over Hainan ZKGC. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.

Neither the Government of the PRC nor the Chinese legal system has ever formally acknowledged the legality of using a VIE-type contractual arrangement where direct ownership of a Chinese entity is forbidden. If the government determines that the VIE contracts are illegal or unenforceable, our Ordinary Shares may become worthless.

Foreign ownership of value-added telecommunications services, such as those provided by Hainan ZKGC, is restricted by the laws of the PRC. Primarily for this reason, our Company does not directly engage in the business of providing charging stations, but instead has entered into a series of contracts with Hainan ZKGC that are intended to provide our Company with control over the operations of Hainan ZKGC and the right to receive the net profits realized by Hainan ZKGC. These contracts are customarily identified as “VIE Agreements”, as they are designed to cause the operating company to be treated under U.S. generally accepted accounting principles as a “variable interest entity”, whose profits and losses can be consolidated with those of its contractual counterpart.

One significant risk of this structure is that the Chinese government has never expressly acknowledged it as a way to legally navigate the country’s investment restrictions.  The Chinese government could determine at any time and without notice that the underlying contractual arrangements on which our control of Hainan ZKGC is based do not comply with PRC regulations, or PRC regulations could change or be interpreted differently in the future so as to render the VIE agreements unenforceable.  Any such determination from the Chinese government would cancel our legal entitlement to control the operations of Hainan ZKGC. Because our right to consolidate the financial results of Hainan ZKGC in our financial reports depends on our contractual control over Hainan ZKGC, the elimination of that control would force us to deconsolidate, leaving ZKGC Cayman with no reportable operating results and limited equity. In that event, it would be likely that all or most of the value of your investment in ZKGC Cayman would be eliminated.

All or most of the value of an investment in ZKGC Cayman depends on the enforceability of the VIE Agreements between Zhongke WFOE and Hainan ZKGC. A breach of any of the VIE Agreements between Zhongke WFOE and Hainan ZKGC (or its officers, directors, or Chinese equity owners) will be subject to Chinese law and jurisdiction.  We cannot assume that the Chinese legal system would enforce the VIE Agreements. If judicial or regulatory determinations are made in China that contractual relationships such as ours with the VIE are unenforceable under Chinese law, we would be unable to assert contractual control over Hainan ZKGC and/or, perhaps, Zhongke WFOE, the entities that carry on all of the operations described in this prospectus. In that event, it will be likely that the value of any Ordinary Shares of ZKGC Cayman that you may own will significantly diminish or be eliminated.

Although we cannot predict with certainty the results that would occur if the Chinese government or its judiciary determined that VIE relationships such as ours are illegal, it does appear likely that the relationship between ZKGC Cayman and Hainan ZKGC would end. Because foreign ownership of companies providing value-added telecommunications services in China is barred by Chinese regulations, we would not be able to replace the VIE relationship with direct ownership of Hainan ZKGC by ZKGC Cayman. ZKGC Cayman would, therefore, be left with the choice of entering into a different business activity or terminating its business operations and dissolving. Dissolution under those circumstances would likely cause investors in ZKGC Cayman to lose most or all of their investment.

To the extent that the discussion in this Risk Factor relates to matters of PRC tax law, it represents the opinion of Zhonglun W&D Law Firm, our PRC counsel.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and operations.

The value-added telecommunications services that the VIE and its subsidiaries conducts are subject to foreign investment restrictions set forth in the Special Management Measures (Negative List) for the Access of Foreign Investment issued by the MOFCOM, and the National Development and Reform Commission, or the NDRC, effective July 2020.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, or the Foreign Investment Law (2019), which became effective on January 1, 2020 and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Owned Enterprise Law to become the legal foundation for foreign investment in the PRC. Since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law (2019), “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be interpreted as a type of indirect foreign investment activity in the future. In addition, the definition of foreign investment contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws, administrative regulations or provisions of the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. If further actions must be taken under future laws, administrative regulations or provisions of the State Council, we may face substantial uncertainties as to whether we can complete such actions. Failure to do so could materially and adversely affect our current corporate structure, corporate governance and operations.

The contractual arrangements we have entered into with Hainan ZKGC may be subject to scrutiny by the PRC tax authorities. A finding that we owe additional taxes could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements in relation to Hainan ZKGC were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and therefore adjust the income of Hainan ZKGC in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Hainan ZKGC for PRC tax purposes, which could in turn increase its tax liabilities without reducing the PRC tax expenses of Zhongke WFOE. In addition, the PRC tax authorities may impose late payment fees and other administrative sanctions on Hainan ZKGC for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if Hainan ZKGC’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

Risks Related to the Organization of our Holding Company in the Cayman Islands

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities regulations applicable to U.S. domestic public companies. We are also governed by Cayman Island principles

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies or written consents in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities, as well as the sections that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under Regulation FD prohibiting selective disclosure by issuers of material nonpublic information.

We will be required to file an annual report on Form 20-F within four months after the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

If we achieve a listing on the Nasdaq Global Market, the NYSE or the OTCQX, because we are a company incorporated in the Cayman Islands, we will be permitted to adopt certain home country practices in relation to corporate governance matters, and those home country practices would differ significantly from the corporate governance requirements applicable to U.S. domestic issuers. For example, shareholders of Cayman Islands exempted companies such as ZKGC Cayman have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. In addition, Cayman Islands does not require us to comply with the following corporate governance listing standards of both the NYSE and NASDAQ: (i) having the majority of our board of directors composed of independent directors, (ii) having a minimum of three members in our audit committee, (iii) holding annual shareholders’ meetings, (iv) having a compensation committee composed entirely of independent directors, and (v) having a nominating and corporate governance committee composed entirely of independent directors. If we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the NYSE and NASDAQ corporate governance listing standards applicable to U.S. domestic issuers.

For a discussion of other significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Our home country practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance requirements applicable to U.S. domestic issuers. At present, we have not determined whether or to what extent we will rely on home country practice with respect to our corporate governance in the event after the completion of this offering.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and certain of our officers and directors are residents of jurisdictions outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our Memorandum and Articles of Association as amended from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We have been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “Enforceability of Civil Liabilities” and “Description of Securities.”

Risks Related To Our Management

The loss of the services of our Chairman our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and sales.

Liao Jinqi, Chairman of both ZKGC Cayman and Hainan ZKGC, is the sole executive officer responsible for our operations and the operations of Hainan ZKGC, and is also the primary source of the know-how that governs the installation of charging stations. Our future success depends upon the continued service of Mr. Jinqi, as well as on our ability to identify and retain additional competent executives with the skills required to execute our business objectives. The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop a competitive position in the market for charging stations, which would adversely affect our financial results and impair the growth of Hainan ZKGC.

Our internal controls over financial reporting may not be effective, which could have a significant and adverse effect on our business and reputation.

As a newly public reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we do not remediate any material weaknesses in our internal controls, our reported financial results could be materially misstated or could subsequently require restatement, and we could be subject to investigations or sanctions by regulatory authorities.

Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, if any, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

Our Company’s Memorandum and Articles of Association provide that a director or officer shall not be personally liable to us or our shareholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve actual fraud or willful default. These provisions may discourage shareholders from bringing a lawsuit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on the Company’s behalf against a director or officer.

Our management has no experience managing a public company.

At the present time, none of our management or any person associated with the Company has experience in managing a public company. This may hinder our ability to establish effective controls and systems and comply with all applicable requirements associated with being a public company. If compliance problems result, these problems could have a material adverse effect on our business, financial condition or results of operations. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel will need to devote a substantial amount of time to our new compliance requirements. Moreover, these requirements will increase our legal, accounting and financial compliance costs and will make some activities more time-consuming and costly. These requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Hainan ZKGC may have difficulty establishing adequate management, legal and financial controls in the PRC.

Hainan ZKGC may have difficulty in hiring and retaining a sufficient number of qualified employees to perform financial management services in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

ENFORCEABILITY OF CIVIL LIABILITIES IN THE CAYMAN ISLANDS

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States, and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies and their shareholders may not have standing to sue in the federal courts of the United States.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Substantially or all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CCS Global Solutions, Inc., located at 99 Washington Avenue, Suite 805A, Albany, NY 12210, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

●	entertain original actions brought against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

ENFORCEMENT OF CIVIL LIABILITIES IN THE PRC

At present, ZKGC Cayman has only one member of its Board of Directors, Liao Jinqi, who is also the only executive officer of ZKGC Cayman. Mr. Liao is a resident of Hainan Province in the PRC. As our operations expand, we expect to increase the numbers of our managers, both directors and officers. It is likely, however, that all or most of our executives will also be residents of the PRC.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism.

Efforts by shareholders of ZKGC Cayman to obtain recourse against the management of ZKGC Cayman in U.S. or Cayman Islands courts will likely be unavailing. It will be difficult for the shareholders of ZKGC Cayman to effect service of process upon members of our management who reside in China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands or the United States. Therefore, even if a shareholder were successful in obtaining judgment against a member of ZKGC Cayman in a U.S. or a Cayman Islands court, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

OUR CORPORATE STRUCTURE

Our Chairman, Liao Jinqi, organized Hainan ZKGC on August 11, 2020 and Network ZKGY on September 28, 2020 to carry out the business plan he developed.

After deciding that a listing in the U.S. would best serve our capital requirements, we organized ZKGC Cayman on May 31, 2021 and subsequently organized ZKGC International and Zhongke WFOE later in 2021 in order to achieve the optimal corporate structure for securities listing and tax purposes. As of October 18, 2021, the Company had been organized by ZKGC Cayman’s acquisition of ZKGC International and ZKGC International’s acquisition of Zhongke WFOE, and the Company’s business had been organized by Zhongke WFOE’s acquisition of contractual control over the operations of Hainan ZKGC and its subsidiary, Network ZKGY.

The following diagram illustrates our corporate and operating structure:

Contractual Arrangements

Due in part to limitations under PRC law on foreign investment in value-added telecommunications services, we conduct substantially all of the operations in China reflected in our financial statements through contractual arrangements with Hainan ZKGC and Network ZKGY, our consolidated variable interest entities, and their shareholders. We do not hold any equity interest in either Hainan ZKGC or its subsidiary, Network ZKGY. We depend on Hainan ZKGC and Network ZKGY to operate substantially all of the business reflected in our financial statements. We have entered into contractual arrangements with Hainan ZKGC and its shareholder, which enable us to:

●	direct the activities of Hainan ZKGC and Network ZKGY that most significantly impact their economic performance;

●	absorb losses and receive benefits from Hainan ZKGC’s and Network ZKGY’s operations; and

●	have an exclusive option to purchase, to the extent permitted by applicable PRC law, all of the equity interests in Hainan ZKGC.

Set forth below is a summary of those contractual arrangements. This summary is qualified in its entirety by reference to the relevant agreements, which have been filed as exhibits to the registration statement on Form F-1 that contains this prospectus.

Exclusive Business Cooperation Agreement

Under the Exclusive Business Consulting Agreement between Zhongke WFOE and Hainan ZKGC, Zhongke WFOE has the exclusive right to provide to Hainan ZKGC marketing, management, consulting and other services related to its business operations. Most significantly, Zhongke WFOE will license to Hainan ZKGC intellectual property relating to the operation of Charging Stations and will provide Hainan ZKGC consulting services and technical support regarding the development, marketing and installation of Charging Stations. Zhongke WFOE will also provide the software development services required for Zhongke WFOE to expand its client base.

In compensation for the services and licenses provided by Zhongke WFOE, Hainan ZKGC will pay Zhongke WFOE a quarterly fee equal net income of Zhongke WFOE for the preceding quarter less any losses carried forward from prior quarters. The Exclusive Business Consulting Agreement will remain in effect until terminated by the parties.

Equity Interest Pledge Agreement

Liao Jinqi, who owns all of the registered equity in Hainan ZKGC, has entered into an Equity Interest Pledge Agreement with Zhongke WFOE. Pursuant to this agreement, Mr. Jinqi pledged all of his equity interest in Hainan ZKGC, including the right to receive dividends, to Zhongke WFOE to secure the performance of Hainan ZKGC’s obligations under the Exclusive Business Consulting Agreement described above. If Hainan ZKGC breaches relevant contractual obligations under this agreement, Zhongke WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. Mr. Jinqi has agreed not to transfer or create any new encumbrance on his equity interests without the prior written consent of Zhongke WFOE. The Equity Interest Pledge Agreement shall terminate when Hainan ZKGC has fully performed its obligations under the Exclusive Business Consulting Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement among Zhongke WFOE, Hainan ZKGC and Liao Jinqi, Mr. Jinqi irrevocably granted Zhongke WFOE or its designated person(s) an exclusive option to purchase, when and to the extent permitted under PRC law, all or part of his equity interest in Hainan ZKGC. The purchase price for the equity interest in Hainan ZKGC shall be determined through consultation according to the appraisal value approved by the relevant authorities and shall be the minimum amount permissible under PRC law. The Exclusive Option Agreement will be valid until all of the equity interest in Hainan ZKGC has been transferred to Zhongke WFOE. The Exclusive Option Agreement provides, among other things, that without Zhongke WFOE’s prior written consent:

●	Liao Jinqi may not transfer, encumber, grant a security interest in, or otherwise dispose of any equity interest in Hainan ZKGC, except as provided in the Exclusive Option Agreement;

●	Hainan ZKGC may not (i) sell, transfer, grant security interest in or otherwise dispose of any assets, business, revenue or interest, (ii) enter into any material contract except for those incurred in the ordinary course of business, or (iii) incur any liabilities (except for those incurred in the ordinary course of business) or extend loans or credit facilities to any third party;

●	Hainan ZKGC may not declare or pay any dividends and its shareholder must remit in full any funds received from Hainan ZKGC to Zhongke WFOE; and

●	Hainan ZKGC may not merge with or acquire any third parties, or make investment in any third parties.

Power of Attorney

Liao Jinqi has executed a power of attorney appointing Zhongke WFOE to be his attorney and irrevocably authorizing it to vote on his behalf on all of the matters of Hainan ZKGC that require shareholders’ approval. The power of attorney is effective so long as the grantor is a shareholder of Hainan ZKGC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview; VIE Relationship

ZKGC Cayman is a holding company incorporated in the Cayman Islands on May 31, 2021 under the laws of the Cayman Islands. ZKGC has no substantive operations other than holding all of the outstanding share capital of ZKGC International which was established under the laws of Hong Kong on September 9, 2021. ZKGC International is a holding company holding all of the outstanding equity of Zhongke WFOE, which is a wholly foreign-owned enterprise (“WFOE”) that was incorporated in China on October 12, 2021.

The Company (i.e. ZKGC Cayman and its subsidiaries collectively) carries on business through a contractual relationship between Zhongke WFOE and Hainan ZKGC. Hainan ZKGC was incorporated in the PRC on August 11, 2020 and its subsidiary, Network ZKGY, was incorporated in the PRC on September 28, 2020. Zhongke WFOE and Hainan ZKGC are parties to an Exclusive Business Cooperation Agreement dated October 18, 2021 that requires Zhongke WFOE to provide intellectual property for use by Hainan ZKGC and also to provide Hainan ZKGC and Network ZKGY managerial and technical assistance in carrying on their business. In exchange for the IP licenses and the consulting services provided, Hainan ZKGC is required to pay to Zhongke WFOE all of its net income. Because the terms of the Exclusive Business Cooperation Agreement make Zhongke WFOE the entity that enjoys the financial benefits and risks of the business operations carried on by Hainan ZKGC, accounting principles generally accepted in the United States deem Hainan ZKGC to be a variable interest entity (“VIE”) with respect to Zhongke WFOE and Zhongke WFOE to the the “Primary Beneficiary” of the VIE. For that reason, the Accounting Standards Code requires that the balance sheet and financial results of Hainan ZKGC are consolidated with those of Zhongke WFOE in the consolidated financial statements of the Company.

In the discussion that follows, the operating results that are presented are primarily the operating results of Hainan ZKGC, even though Hainan ZKGC is not owned, directly or indirectly, by the Company. Moreover, the assets and liabilities presented on the Company’s balance sheet in this prospectus are almost entirely assets and liabilities of Hainan ZKGC. Neither ZKGC or its subsidiary owns any material amount of assets, nor do they have any material amount of liabilities. Therefore the value of the Ordinary Shares issued by ZKGC Cayman is not related to assets that would be distributed to the holders of the Ordinary Shares in the event the Company were liquidated. Instead, the equity value of the Ordinary Shares issued by ZKGC Cayman depends entirely on the extent to which Hainan ZKGC complies with the Exclusive Business Cooperation Agreement or the extent to which, absent such compliance, Zhongke WFOE is able to enforce its rights under the Exclusive Business Cooperation Agreement or the other VIE Agreements. The ability of Zhongke WFOE to enforce the VIE Agreements in the Chinese courts that would have jurisdiction over that dispute is unknown, and represents a significant risk factor relative to an investment in the Ordinary Shares.

Results of Operations

Hainan ZKGC generates revenue from three different sources:

●	charging service revenue from charging stations that it owns, independently or jointly;

●	sales revenue from selling ready-to-use charging stations; and

●	Charging station revenue from charging stations owned by third parties. Revenue from these charging stations is recorded on the gross method, with revenue earned by the station included in Company revenue.

For the Six Months Ended November 30, 2021 and for the Period from August 11, 2020 (inception) Ended November 30, 2020

Revenue and Gross Profit

Total revenues for the six months ended November 30, 2021 and for the period from August 11, 2020 (inception) through November 30, 2020 and were $1,472,086 and nil, respectively. The revenue on transactions subject to value-added taxation (VAT) is recorded net of the applicable VAT. Until August 2021, Hainan ZKGC was subject to VAT of only 3% because it was classified as a small-scale taxpayer which was reduced to 1% until December 31, 2021 due to the Covid-19 pandemic. In August 2021, when Hainan ZKGC’s revenues passed 5,000,000 RMB, the value added tax rate increased to 13%.

For the six months ended November 30, 2021 the allocation of this revenue among the three sources of revenue was:

●	Hainan ZKGC- owned charging stations:	$82,328
●	Sales of charging stations and piles:	1,112,686
●	Third-party Owned charging stations:	277,072
		$1,472,086

The principal components of the direct costs that Hainan ZKGC incurs from production of revenue vary from one revenue source to the next:

	Revenue Source	Principal Costs
●	Hainan ZKGC- owned charging stations:	electricity, revenue share with Property Partners, site usage fees, depreciation
●	Sales of charging stations and piles:	cost of stations
●	Third-party Owned charging stations:	revenue share to station owner, costs of station operation, amortization of software cost

For the six months ended November 30, 2021, Hainan ZKGC’s revenue and cost of revenue by revenue source were:

	Owned Stations	Sales of Stations and Piles	Third-party Owned Stations	Total
Revenue	$82,328	$1,112,686	$277,072	$1,472,086
Cost of Revenue	79,619	922,148	269,860	1,271,627
Gross Profit	$2,709	$190,538	$7,212	$200,459

The profit margin realized by Hainan ZKGC for the six months ended November 30, 2021 is not necessarily predictive of future profitability. Among the more significant factors that may cause Hainan ZKGC’s profit margin to vary from period to period are:

●	the unit price of electricity may vary from time to time;

●	the site usage fees paid by Hainan ZKGC and the revenue share payments to its Property Partners are determined in proportion to the revenue generated by individual charging stations, which is a function of usage of each particular station;

●	the cost incurred by Hainan ZKGC in securing the charging stations that it distributes vary among stations based on the types of charging stations and the parts used in manufacturing them.

Operating Expenses; Loss from Operations

Selling and marketing expenses were nil and $8,519, respectively for the period from August 11, 2020 (inception) through November 30, 2020 and for the six months ended November 30, 2021. This represented primarily advertising and business promotion expenses and other miscellaneous selling expenses.

General and administrative expenses increased by approximately $80,000, from $4,564 for the period from August 11, 2020 (inception) through November 30, 2020 to $85,371 for the six months ended November 30, 2021 due to the Company not commencing operation untill October 2020. The primary components of general and administrative expense were payroll expense, rent and depreciation and amortization costs. Payroll expense increased from approximately $4,000 for the period from August 11, 2020 (inception) through November 30, 2020 to approximately $26,000 for the six months ended November 30, 2021. Rent expense and depreciation and amortization costs increased by approximately $8,600 and $19,000, respectively, from $600 to $ 9,200 and from nil to $19,000 during the same time period. The other approximately $31,000 was comprised of utility expenses, insurance, business entertainment and miscellaneous office expenses.

For the period August 11, 2020 (inception) to November 30, 2020, operating expenses exceeded gross income by $4,564.

Hainan ZKGC anticipates that its operating expenses will increase significantly as it expands its operations. For the six months ended November 30, 2021, Hainan ZKGC generated income from operations of approximately $107,000. The challenge to administrators will be to maintain a healthy relationship between gross income and operating expenses.

Net Income; Comprehensive Income

Total other income (expense) increased by approximately $61,000 from ($73) for the period from August 11, 2020 (inception) through November 30, 2020 to $61,195 for the six months ended November 30, 2021. The greater portion of that sum, $60,333, was the gain realized on the sale of a charging station that Hainan ZKGC had operated for a brief period of time.

The Corporate Income Tax rate in the PRC is 25%. In addition, Hainan ZKGC pays to Hainan Province an urban construction tax with an effective rate of 3.5%, an education surcharge with an effective rate of 1.5%, and a local education surcharge with an effective rate of 1%. When Hainan ZKGC achieved annual sales of 5,000,000 RMB (US$785,000), the tax rate for the three local taxes doubled. For the six months ended November 30, 2021, Hainan ZKGC recorded a provision for income taxes of $45,564.

After adjusting for other expense and the provision for income taxes, net loss was $3,478 for the period from inception to November 30, 2020 and net income was $122,200 for the six months ended November 30, 2021. However, because Hainan ZKGC owns only 99% of the equity in Network ZKGY, U.S. GAAP directs us to record all of the revenue and expenses attributable to the operations of Network ZKGY, and then offset the portion of that entity’s net loss that is attributable to the 1% non-controlling interest in the entity. For the six months ended November 30, 2021, that adjustment resulted in an increase of $145 in the net income attributable to the Company.

Our reporting currency is the U.S. dollar. Our local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate quoted by Yahoo Finance on the balance sheet date. Translation adjustments resulting from this process are included in other comprehensive income (loss). For the period from August 11, 2020 (inception) to November 30, 2020 and for the six months ended November 30, 2021, a foreign currency translation adjustment loss of $91 and a gain of $412, respectively, has been reported in the consolidated statements of operations and comprehensive income (loss).

Liquidity and Capital Resources

Implementation of the business plan of Hainan ZKGC will require substantial amounts of cash investment, primarily to fund the expansion of its fleet of charging stations. During the period from inception to May 31, 2021, Hainan ZKGC financed its initial growth almost exclusively from contributions to the capital of Hainan ZKGC by Liao Jinqi, our Chairman, who contributed $182,660 to capital during that period. That resource was supplemented by sales of 3,000,000 ordinary shares in November 2021 for gross proceeds of $61,313.

Going forward, we will have to develop external sources of investment capital in order to meet the goals for expansion set into the Hainan ZKGC business plan. To date, the only external financing that we have contributed to Hainan ZKGC was the proceeds of the private placement to the Selling Shareholders, which totaled approximately $61,000. These funds were paid into Hainan ZKGC as a non-interest-bearing loan from Zhongke WFOE. No amount of the loan has been repaid nor has Hainan ZKGC distributed any amount of its profits to Zhongke WFOE. We do not anticipate loan repayment or distributions by Hainan ZKGC to occur during the next several years, as we expect Hainan ZKGC to utilize all of its cash resources for purposes of expansion.

The following summarizes the key components of our cash flows during the period from August 11, 2020 (inception) through November 30, 2020 and for the six months ended November 30, 2021:

	Six Months Ended November 30,	From August 11, 2020 (Inception) through November 30,
	2021	2020

Net cash provided by (used in) operating activities	$174,025	$144,937
Net cash used in investing activities	(21,380)	(254,421)
Net cash (used in) provided by financing activities	(127,501)	130,199
Effect of exchange rate changes on cash	312	(52)
Net increase in cash	25,456	20,663
Cash, beginning	92,931	-
Cash, ending	$118,387	$20,663

Operating Activities

Net cash provided by operating activities was $174,025 for the six months ended November 30, 2021, which was mainly attributable to net income of $122,200 and depreciation and amortization of $33,153. Accounts receivable increased by $291,244 and accounts payable increased by $265,975.

Net cash provided by operating activities was $144,937 for the period from August 11, 2020 (inception) through November 30, 2020, which was mainly attributable to net loss of $3,478 and the increase of accounts payable of $144,846 resulting from Hainan ZKGC’s demand for the materials and equipment to construct its own charging stations.

Investing Activities

Net cash used in investing activities was $21,380 for the six months ended November 30, 2021 Hainan ZKGC received $224,874 from sale of fully owned charging stations and paid $246,254 for property and equipment.

Net cash used in investing activities was $254,421 for the period from August 11, 2020 (inception) through November 30, 2020, of which $233,479 was due to the purchase of property and equipment and $20,942 was used to pay an outsource software developer for writing Network ZKGY’s charging station software.

Financing Activities

Net cash used in financing activities was $127,501 for the six months ended November 30, 2021. $142,224 was used for loans to Liao Jinqi and $46,590 (RMB 300,000) was used to repay a third party loan. These uses were offset by $61,313 of proceeds from the private placement of 3,000,000 ordinary shares in November 2021 to the Selling Shareholders .

Net cash provided by financing activities was $130,199 for the period August 11, 2020 (inception) to November 30, 2020, of which $22,810 represented capital contributions, primarily by Liao Jinqi, which was supplemented by advances totaling $62,989. Hainan ZKGC also received $44,400 (RMB 300,000) from a third party loan.

Working Capital

The Company’s balance sheet as of November 30, 2021 and May 31, 2021 showed net working capital of $98,201 and a deficit of ($40,333), respectively. The primary reason for the deficit was our method of accounting for work in process. For each charging station that Hainan ZKGC begins to construct, it estimates the time required for construction, then allocate the estimated cost of construction over the estimated time, and recognize as “Contract liability” the growing liability for the estimated cost in proportion to the passage of estimated time. We also capitalize the costs that Hainan ZKGC incurs with respect to the project as “Construction in Progress”. As of November 30, 2021 Hainan ZKGC had three charging stations under construction, and the excess of construction in progress over contract liability was $34,958. As of May 31, 2021, Hainan ZKGC had four charging stations under construction and the excess of contract liability over construction in progress was $78,167.

We believe that Hainan ZKGC’s revenues and operations will continue to grow and that the profits it should realize on completion of the construction in progress should be sufficient to support its operations for the next year. Nevertheless, in order to be competitive, Hainan ZKGC must establish a significant position among providers of charging stations. To accomplish that position, we will need to secure investment capital, either debt or equity.

For the Period from August 11, 2020 (inception) through May 31, 2021

Revenue and Gross Profit

Total revenues for the period from August 11, 2020 (inception) through May 31, 2021 were $320,012. The revenue on transactions subject to value-added taxation (VAT) is recorded net of the applicable VAT. Hainan ZKGC currently pays a VAT of only 3% because it is classified as a small-scale taxpayer. When Hainan ZKGC achieves annual sales of 5,000,000 RMB (US$785,000), its value-added tax rate will increase to 13%.

The allocation of this revenue among the three sources of revenue was:

●	Hainan ZKGC- owned charging stations:	$65,982
●	Sales of charging stations:	177,280
●	Third party-owned charging stations:	76,750
		$320,012

The principal components of the direct costs that Hainan ZKGC incurs from production of revenue vary from one revenue source to the next:

	Revenue Source	Principal Costs
●	Hainan ZKGC- owned charging stations:	electricity, revenue share with Property Partners, site usage fees, depreciation
●	Sales of charging stations:	cost of stations, value-added tax
●	Third party-owned charging stations:	revenue share to station owner, costs of station operation, amortization of software cost

During the period from August 11, 2020 (inception) to May 31, 2021, Hainan ZKGC’s revenue and cost of revenue by revenue source were:

	Owned Stations	Sales of Stations	Network Service	Total
Revenue	$65,982	$177,280	$76,250	$320,012
Cost of Revenue	61,704	130,787	72,978	265,469
Gross Profit	$4,278	$46,493	$3,772	$54,543

The profit margin realized by Hainan ZKGC for the first 10 months of its operations is not necessarily predictive of future profitability. Among the more significant factors that may cause Hainan ZKGC’s profit margin to vary from period to period are:

●	the unit price of electricity may vary from time to time;

●	the site usage fees paid by Hainan ZKGC and the revenue share payments to its Property Partners are determined in proportion to the revenue generated by individual charging stations, which is a function of usage of each particular station;

●	the cost incurred by Hainan ZKGC in securing the charging stations that it distributes vary among stations based on the types of charging stations and the parts used in manufacturing them.

Operating Expenses; Loss from Operations

Selling and marketing expenses were $4,820 for the period from August 11, 2020 (inception) through May 31, 2021. This represented primarily advertising and business promotion expenses.

General and administrative expenses during the same period totaled $57,275. The primary components of general and administrative expense were payroll expense of $17,754, rent expense of $6,489 and depreciation and amortization costs of $7,106. The other $25,926 was comprised of utility expenses, rent expenses, insurance, business entertainment and miscellaneous office expenses.

Operating expenses exceeded gross income by $7,552, representing the loss from operations for the period from inception to May 31, 2021.

Hainan ZKGC anticipates that its operating expenses will increase significantly as it expands its operations. The challenge to administrators will be to maintain a healthy relationship between gross income and operating expenses.

Net Income; Comprehensive Income

Total other income (expense) was $59,122 for the period from August 11, 2020 (inception) through May 31, 2021. The greater portion of that sum, $59,773, was the gain realized on the sale of a charging station that Hainan ZKGC had operated for a brief period of time.

The Corporate Income Tax rate in the PRC is 25%. In addition, Hainan ZKGC pays to Hainan Province an urban construction tax with an effective rate of 3.5%, and education surcharge with an effective rate of 1.5% and a local education surcharge with an effective rate of 1%. When Hainan ZKGC achieves annual sales of 5,000,000 RMB (US$785,000), the tax rate for the three local taxes will double. For the period ended May 31, 2021, Hainan ZKGC recorded an allowance for income taxes of $15,764.

After adjusting for other income and the provision for income taxes, net income for the period from inception to May 31, 2021 was $35,806. However, because Hainan ZKGC owns only 99% of the equity in Network ZKGY, U.S. GAAP directs us to record all of the revenue and expenses attributable to the operations of Network ZKGY, and then offset the portion of that entity’s net loss that is attributable to the 1% non-controlling interest in the entity. That adjustment resulted in an increase of $115 in the net income attributable to the Company.

Our reporting currency is the U.S. dollar. Our local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate quoted by Yahoo Finance on the balance sheet date. Translation adjustments resulting from this process are included in other comprehensive income (loss). For the period from August 11, 2020 (inception) to May 31, 2021, a foreign currency translation adjustment of $7,040 has been reported as other comprehensive income in the consolidated statement of operations and comprehensive income (loss).

Liquidity and Capital Resources

ZKGC Cayman is a holding company with no material operations of its own. ZKGC Cayman has two subsidiaries, ZKGC International and Zhongke WFOE. None of the three entities generates any revenue. All of the business operations described in this prospectus are carried on by Hainan ZKGC, the VIE. As of November 30, 2021, neither ZKGC Cayman nor ZKGC International nor Zhongke WFOE held any cash assets, either in USD or RMB. On that date, Hainan ZKGC and Network ZKGY together held 755,984 RMB, which was equivalent to USD $118,387 at that time. To date, except as between Hainan ZKGC and Network ZKGY, there has been no transfer of money from any of the five relevant entities to any other among them.

Implementation of the business plan of Hainan ZKGC will require substantial amounts of cash investment, primarily to fund the expansion of its fleet of charging stations. The current business plan is aimed at installation of 3,000 charging stations before the end of 2024, working in both Hainan Province and mainland China. To sustain that growth rate, Hainan ZKGC will require approximately $6 million in cash resources, primarily to finance an average of eighty ongoing installation projects throughout the next three years. We intend to rely primarily on international capital markets as the source for those cash reserves, to be supplemented by cash flow from ongoing operations.

During the period from inception to May 31, 2021, Hainan ZKGC financed its initial growth almost exclusively from contributions to the capital of Hainan ZKGC by Liao Jinqi, our Chairman, who contributed $182,660 to capital during that period. That resource was supplemented, as needed, by short-term, non-interest-bearing loans from related parties: during the period from inception to May 31, 2021, Hainan ZKGC borrowed $36,150 in this fashion and repaid $25,755.

Going forward, we will have to develop external sources of investment capital in order to meet the goals for expansion set into the Hainan ZKGC business plan. To date, the only external financing that we have contributed to Hainan ZKGC was the proceeds of the private placement to the Selling Shareholders, which totaled approximately $60,000. These funds were paid into Hainan ZKGC as a non-interest-bearing loan from Zhongke WFOE. No amount of the loan has been repaid nor has Hainan ZKGC distributed any amount of its profits to Zhongke WFOE. We do not anticipate loan repayment or distributions by Hainan ZKGC to occur during the next several years, as we expect Hainan ZKGC to utilize all of its cash resources for purposes of expansion.

We will be permitted under PRC laws and regulations to provide funding to our PRC subsidiary, Zhongke WFOE, only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. Any loans to Zhongke WFOE, our PRC subsidiary, will be subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance loans it will make to Hainan ZKGC cannot exceed statutory limits and must be registered with the local counterpart of the State Administration on Foreign Exchange (“SAFE”), or filed with SAFE in its information system. We may also provide loans directly to Hainan ZKGC, according to the Circular of the People’s Bank of China on Matters relating to the Comprehensive Macro-prudential Management of Cross-border Financing issued by the People’s Bank of China in January 2017. According to the Notice of the People’s Bank of China and the State Administration of Foreign Exchange on Adjustments to Comprehensive Macro-prudential Regulation Parameters for Cross-border Financing issued by the People’s Bank of China and the State Administration of Foreign Exchange in March 2020, the limit for the total amount of foreign debt is 2.5 times its net assets. Moreover, any medium or long-term loan to be provided by us to Hainan ZKGC or to our PRC subsidiary must also be filed and registered with the NDRC. We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be reported to the Ministry of Commerce, or MOFCOM, or its local counterpart. In addition, a foreign invested enterprise is required to use its capital pursuant to the principle of authenticity and self-use within its business scope.

Cash Flow

The following summarizes the key components of our cash flows for the period from August 11, 2020 (inception) through May 31, 2021:

Net cash provided by operating activities	$46,132
Net cash (used in) investing activities	(192,904)
Net cash provided by financing activities	238,505
Effect of exchange rate changes on cash	1,198
Net increase in cash	92,931
Cash, beginning	-
Cash, ending	$92,931

The Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC provides that on a quarterly basis Hainan ZKGC will pay to Zhongke WFOE a fee equal to the net income of Hainan ZKGC for the preceding quarter. However, the same agreement also says that the quarterly fee payable may be reduced to assure that Hainan ZKGC has sufficient capital to implement its business plan. In reliance on that latter provision, Hainan ZKGC has, to date, paid nothing to Zhongke WFOE, as it requires all of its cash resources to launch its business operations.

The business plan of Hainan ZKGC contemplates that it will pursue rapid growth during the next several years, as the installation of EV charging stations throughout China proceeds apace and Hainan ZKGC attempts to secure a competitive position sufficient to enable it to operate profitably. For that reason, we anticipate that the net income generated by the operations of Hainan ZKGC will be needed to fund that expansion during the foreseeable future. Payments of the fee mandated by the Exclusive Business Cooperation Agreement are, therefore, unlikely to occur during the next several years, as the fee obligation will be accrued as a debt from Hainan ZKGC to Zhongke WFOE.

Operating Activities

Net cash provided by operating activities was $46,132. Hainan ZKGC achieved relative parity between its net income of $35,806 and its net cash used by growing its accounts receivable balance slightly ($34,507) faster than it grew its accounts payable balance. Parity is also assisted by our method of accounting for work in process, as we capitalize as Construction Costs relating to Uncompleted Contracts Hainan ZKGC’s expenditures on development of charging stations while recording as a liability (Contract Liability) a portion of the projected expenses determined by the projected schedule for each development project.

Investing Activities

Net cash used in investing activities was $192,904 of which $288,197 was used primarily to construct fully/partially owned charging stations and $86,507 was paid to a outsource software developer for writing Network ZKGY’s charging station software. These expenditures were partially offset when Hainan ZKGC sold a charging station after a short period of operations and realized $181,800 in cash proceeds.

Financing Activities

Net cash provided by financing activities was $238,505, of which $182,600 represented capital contributions, primarily by Liao Jinqi, which was supplemented by advances, net of repayments, totaling $10,395. Hainan ZKGC also had use of $45,450 that a potential customer deposited in anticipation of purchasing a charging station. The customer cancelled the order after May 31, 2021, and the deposit was recorded as a third party loan until it was repaid.

Working Capital

The Company’s balance sheet at May 31, 2021 showed a working capital deficit of ($40,333). The primary reason for the deficit was our method of accounting for work in process. For each charging station that Hainan ZKGC begins to construct it estimates the time required for construction, then allocate the estimated cost of construction over the estimated time, and recognize as “Contract Liability” the growing liability for the estimated cost in proportion to the passage of estimated time. We also capitalize the expenses that Hainan ZKGC incurs with respect to the project as “Construction in Progress”. At May 31, 2021 Hainan ZKGC had four charging stations under construction, and recorded $78,167 more as Contract Liability than as Construction Costs relating to Uncompleted Contracts, which determined that we would show a working capital deficit at that time.

We believe that Hainan ZKGC’s revenues and operations will continue to grow and that the profits it should realize on completion of the construction in progress should be sufficient to support its operations for the next year. Nevertheless, in order to be competitive, Hainan ZKGC must establish a significant position among providers of charging stations. As noted above, Hainan ZKGC believes that it can install 3,000 charging stations during the next three years, based on securing cash reserves of $6 million. If it achieve that goal, Hainan ZKGC will have established its position as a significant participant in China’s EV infrastructure. But to accomplish that position, we will need to secure investment capital, either debt or equity. At the present time, we have obtained no commitments for future funding.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a material effect on the Company’s financial conditions, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In our preparation of the financial statements for the six months ended November 30, 2021 and the period ended May 31, 2021, there were two estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results. This was:

●	Our estimate that the construction of each new charging station would require an average period of sixty days, which estimate we used to measure Contract Liability, as described in Note 2 to our Financial Statements. This estimate was uncertain because it was based on our experience in constructing charging stations, which may not bear upon future construction.

●	Our estimate that the useful life of charging stations, for purposes of depreciation, is five years. The estimate is uncertain because it is based on our prior experience, which may not apply to charging stations currently being installed.

Recent Accounting Pronouncements

See Note 2 in the Notes to the Consolidated Financial Statements for a discussion of recently issued accounting standards.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

BUSINESS OF HAINAN ZKGC

VIE Relationship

As used in this prospectus, the term “Company” refers collectively to ZKGC Cayman, a holding company organized in the Cayman Islands, and its two wholly-owned subsidiaries: ZKGC International, a holding company organized in Hong Kong, and Zhongke WFOE, a wholly foreign-owned enterprise organized in the PRC. The “business” of the Company, as such, is to provide managerial and technical consulting services and intellectual property to Hainan ZKGC and its 99%-owned subsidiary, Network ZKGY, pursuant to the Exclusive Business Cooperation Agreement. At the present time, the services being provided are the services of Liao Jinqi, who is the principal executive officer of ZKGC Cayman, of Zhongke WFOE, and of Hainan ZKGC, and the intellectual property being provided is the know-how that Liao Jinqi acquired during his prior employment in the charging station industry.

The business that will be described in this section of the prospectus is business carried on by Hainan ZKGC and Network ZKGY. The Company has no direct control over that business, as it does not own either Hainan ZKGC or Network ZKGY. The Company’s control over the business is limited to the contractual covenants contained in the Exclusive Business Cooperation Agreement and the other VIE Agreements among Zhongke WFOE, Hainan ZKGC, and Liao Jinqi in his role as owner of the equity in Hainan ZKGC. Although Chinese companies for almost two decades have been using similar VIE arrangements to facilitate offshore investment in industries in which Chinese law does not permit offshore ownership, there is still no governing legal policy as to whether the VIE agreements are enforceable in Chinese courts. For that and other reasons described in the “Risk Factors” section of this prospectus, investment in an entity whose equity value depends on VIE arrangements is less advantageous to the investor than investment in an entity that has legal ownership of the assets on which the business of the entity depends.

The Business of Hainan ZKGC

Hainan ZKGC was organized under the law of the PRC on August 11, 2020; its 99%-owned subsidiary, Network ZKGY, was organized under PRC law on September 28, 2020. Together they are engaged in the business of constructing and operating charging stations for electric vehicles (“EV”). All of the charging stations installed by Hainan ZKGC are linked to a software platform provided by Network ZKGY under the tradename “Charging Cloud SaaS Platform” (the “SaaS Platform”), which enables the parties responsible for each charging station to monitor and manage the charging stations.

Hainan ZKGC distributes its charging stations in three ownership classes:

●	ZKGC-Owned. These stations are installed on leased property by Hainan ZKGC, which retains ownership of the charging station, pays the maintenance costs, and manages the station through the SaaS Platform;

●	Joint Ownership. These stations are jointly-owned by Hainan ZKGC and a “Property Partner”. The Property Partner pays a portion of the installation fee, shares the cost of maintaining the station with Hainan ZKGC and is charged a portion of the standard fee for use of the SaaS Platform. Hainan ZKGC manages the charging station, and shares net revenues with the Property Partner.

●	Independent Ownership. Hainan ZKGC sells full ownership of these charging stations to the Property Partners, who pays Hainan ZKGC the cost of the installation and is responsible for the costs of maintaining the station. Hainan ZKGC enters into an ongoing contract with each Property Partner in an Independent Ownership situation, pursuant to which Hainan ZKGC consults with the Property Partner regarding operation of the station, provides payment processing services, and provides use of the SaaS Platform. In some cases, Hainan ZKGC also provides maintenance services.

The offices of Hainan ZKGC are located in Haikou City, which is the capital city of Hainan Province. Located in the southeast area of the PRC, off the coast of Guangdong, Hainan Province is the smallest province in the PRC and is comprised of Hainan Island, the largest island in the PRC, and two hundred much smaller islands. The population of Hainan, officially known as Hainan Dao, recently passed 10 million persons. High speed railroads, highways and ferry service connect Hainan Province to the mainland, making it relatively easy to secure supplies. The price of electricity in Hainan is approximately equal to the mainland price.

To date, Hainan ZKGC has installed charging stations exclusively in the 18 cities and counties of Hainan Province. Its business plan is to rapidly grow into a dominant provider of charging stations in Hainan Province, and then, during 2022, expand its operations onto the mainland, and develop a market presence in southeast China.

The Charging Station Industry in China

In recent decades, China’s rapid economic growth has enabled more and more consumers to buy their own cars. The result has been the creation of the largest automotive market in the world—but also serious urban air pollution, high greenhouse gas emissions, and growing dependence on oil imports. To counteract those troubling trends, the Chinese government has imposed policies to encourage the adoption of plug-in electric vehicles (EVs). Since buying an EV costs more than buying a conventional internal combustion engine vehicle, in 2009 the government began to provide generous subsidies for EV purchases. As a result, China became the world’s largest market for EV’s, accounting for approximately 50% of global sales. In 2020 1.1 million EVs were produced and sold in China. The central government’s “New Energy Vehicle Industry Development Plan (2021 - 2035) predicts that sales of new energy vehicles will account for 20% of car sales in China in 2025.

As the number of EV purchases grew, paying for the subsidies became extremely costly for the government. As a result, beginning in 2020, China’s government began to phase out the subsidies and instead rely on a mandate imposed on car manufacturers. The mandate requires that a certain percent of all vehicles sold by a manufacturer each year must be battery-powered. To avoid financial penalties, every year manufacturers must earn a stipulated number of points, which are awarded for each EV produced based on a complex formula that takes into account range, energy efficiency, performance, and more. The requirements get tougher over time, with a goal of having EVs make up 40% of all car sales in China by 2030.

The mandate on vehicle manufacturers to produce EVs is supplemented by a number of Chinese government policies:

●	Tax exemptions. The Chinese government exempts electric vehicles from consumption and sales taxes, which can save purchasers tens of thousands of RMB (equivalent to thousands of dollars). It also waives 50% of vehicle registration fees for electric vehicles.

●	Procurement. The Chinese government also uses its procurement power to promote electric vehicles. A May 2016 order required that half of new vehicles purchased by China’s central government be new energy vehicles within five years.

●	New auto factory requirements. Chinese regulations strongly discourage the construction of factories for manufacturing internal combustion engine vehicles only. Subject to exceptions that are difficult to satisfy, any new vehicle factory is required to include capacity for the construction of electric vehicles.

Since EVs will be useless without charging stations, the Chinese central government has promoted the development of EV charging infrastructure as a matter of national policy. As the central government has withdrawn subsidies for purchase of EVs, it has redirected a significant portion of those funds to support the development of EV infrastructure, primarily charging stations. In November 2020, the General Office of the State Council promulgated its “Development Plan of the New Energy Vehicle Industry (2021 - 2035), in which it mandated financial support for the construction of charging stations and proposed preferential policies with respect to allocation of space in parking lots to charging stations. China State Grid and China Southern Grid, China’s two state-owned electric utilities, both have programs to promote the development of electric vehicle charging infrastructure.

Hainan Province has also been aggressive in support of EVs and EV infrastructure. Currently, residents of Hainan are restricted in their purchases of fossil fuel vehicles by a lottery system, while there is no restriction on purchase of clean energy vehicles. Rather the Province subsidizes certain purchases of EVs, and encourages insurance companies to provide preferential premiums for EVs. Moving forward, Hainan Province has mandated that sales of internal combustion engine vehicles will be banned in Hainan Province after 2030. In February 2021, the Hainan Provincial People’s Government published its “2021 Action Plan for Promotion of Clean Energy Vehicles in Hainan Province” in which it directed the construction of 10,000 charging stations in Hainan Province to insure that the ratio of pure electric vehicles to charging stations will be below 2.5:1 by the end of 2021.The Action Plan also mandated that 80% of the Province’s highway service areas include EV charging capacity, and provided for reduced parking fees while charging.

Hainan ZKGC Charging Stations

To take advantage of the market demand being instigated by the central and provincial governments, Liao Jinqi established Hainan ZKGC to be a full service provider and maintainer of EV charging stations. Having supervised the construction and installation of charging stations in his prior employment, Mr. Jinqi was able to choose components from a variety of manufacturers that would work efficiently together. The components of a charging station are a power grid, transformers, charging poles, software components, casing and a heavy duty transformer. Each of the parts is a standard electrical or electronic component, which Hainan ZKGC can purchase from multiple sources. Currently Hainan ZKGC does business with fourteen suppliers of components. Hainan ZKGC typically pays 40% of the purchase price to the supplier in advance when placing the order, 30% on receipt of materials, and the remainder is paid on completion of the contract.

The components are assembled into a charging station by employees of Hainan ZKGC, with the exception of the heavy-duty transformer. The heavy-duty transformer is the power switch that prevents overloads and short circuits through the use of grounding conductors and indicators. Although the transformer is delivered from the manufacturer fully fabricated, onsite installation includes cable connection, verification of protection settings, and transmission testing. For this reason, installation is regulated and only licensed contractors are permitted to perform the installation. The heavy-duty transformers incorporated in ZKGC’s charging stations are installed by China Southern Power Grid, one of the largest utilities in southern China. Hainan ZKGC also purchases electricity from China Southern Power Grid.

To date, Hainan ZKGC has marketed its stations primarily by word of mouth, as well as by locating stations with its identifiers in public areas. A purchaser interested in joint ownership executes an Investment Cooperation Contract of Intelligent Charging Station, which is usually a fifteen year contract that specifies the amount each party will invest in the installation, the percentage profit share allocated to each party, and the relative responsibilities for management of the station. If the purchaser prefers independent ownership of the station, he will sign a different form of Investment Cooperation Contract of Intelligent Charging Station, in this case providing for a ten year agreement, with Hainan ZKGC providing certain specified maintenance services and receiving a profit participation of, usually, 10%. In each case, the owner of the property on which the station will be located, if different from the purchaser, may be a third party with a smaller profit participation.

Installation of a charging station in Hainan requires the specific approval of the Hainan Provincial Development and Reform Commission. If the location is being newly developed, the application must comply with relevant construction application procedures. Others, such as construction in existing parking lots, require application to the Development and Reform Commission only. The Commission’s agents review each completed installation for compliance with local construction, electric and industrial standards, and only upon satisfactory review is the charging station connected to the electric grid.

Hainan ZKGC installed its first charging stations in December 2020: five were ZKGC-owned; five Joint-Owned, and eight independently owned. Those 18 stations served as the Beta test for Hainan ZKGC’s business plan, while Hainan ZKGB initiated operations at scale. The next installations, eight independently owned, were completed in May 2021. Since that time, the schedule of installations has been:

	ZKGC-owned	Joint-Owned	Independent	Total YTD
June ’21	7	-	10	43
July ’21	-	-	10	53
Aug. ’21	-	2	10	65
Sept. ’21	-	-	19	84
Oct. ’21	-	6	18	108

By year-end of 2021, Hainan ZKGC has approximately 156 active charging stations operating in 30 locations, of which 42 are owned or partially owned by Hainan ZKGC and the remainder are independently owned but fully managed by Hainan ZKGC.

SaaS Platform

Each charging station sold or operated by Hainan ZKGC is linked to the SaaS Platform owned by Network ZKGY, which is part of the services provided by Hainan ZKGC under the Investment Cooperation Contracts. The SaaS Platform is being developed for Network ZKGY by Guangdong Liufutian Network Technology Co., Ltd. under a contract that calls for three stages of development plus ongoing maintenance services by the developer. The first two stages, which were necessary for functionality, have been completed. The third stage, which will allow data sharing and analysis among the charging stations tied to the network, is in development.

Network ZKGY has registered the copyright on six packages comprising the SaaS Platform. In brief, the functions of each package involve:

●	Package One: Provides site revenue analysis, site equipment status, maintenance status, as well as a function to allow the manager to adopt pricing changes and operational strategies.

●	Package Two: Provides vehicle for inputting the terms of the profit share, which facilitates automatic cash settlement among the owners and Hainan ZKGC.

●	Package Three: Provides procurement services, including intelligent charging as well as purchases of equipment and spare parts as needed. Data analysis included in the Platform allows automatic adjustment to market demands.

●	Package Four: Provides data to customers using the Zhongke Fast Charging app, including station location, prices, location map, payment processing, and other facilities useful to customers.

●	Package Five: Provides usage and billing data on a per customer or per group basis.

●	Package Six: Facilitates remote monitoring and remote maintenance of the charging station.

With the proliferation of charging stations, the facility of the SaaS Platform to allow the charging station owner/manager to remotely and promptly adjust pricing to changes in the market is crucial to maintaining a competitive advantage. Electricity prices in China are generally fixed by formulas developed by local government. The Hainan Development and Reform Commission, for example, divides each day into three eight hour segments: peak, normal and valley. Electricity is priced differently in each segment. The ability of station managers to adjust to changes in prices for specific segments is very useful to maintaining profits and competitive status.

Competition

The charging station industry in China and in Hainan Province is heavily populated, as the industry has relatively low barriers to entry. The principal competitors are Qindao TGood EVC Co., Ltd., which operates more than 350,000 charging stations in the PRC, and Jiangsu Wanbang Charge Equipment Co., Ltd., which operates more than 600,000 charging stations in the PRC.

Hainan ZKGC believes it can achieve and maintain a substantial competitive positions by reason of the quality of its product, the utility of its SaaS Platform, and the skill of Liao Jinqu at site assessment.

Intellectual Property

Hainan ZKGC has made six copyright registrations with the government of the PRC, one for each package included in the SaaS Platform. Each of the six copyrights was first issued in the fall of 2020. Article 23 of the Copyright Law of the People’s Republic of China provides that a registered copyright on software remains valid for fifty years from the date of first issue.

Property

Within Haikou City, Hainan ZKGC leases three dormitory rooms for its employees and one location for its executive offices. The leases terminate in 2023. The aggregate annual rental fee is $17,000.

At the present time, all of the charging stations are assembled at their final location. The vendors deliver the component parts to that location and the staff of Hainan ZKGC assembles them onsite; then the utility company installs the heavy-duty transformer. Because Hainan ZKGC requires no manufacturing or assembly location, its management believes that the facilities under lease, being offices and dormitories, are adequate for present operations. However, as Hainan ZKGC grows, additional facilities will be required.

Employees

Our Company has no employees. The VIE affiliates currently employ ten individuals: seven are employed by Hainan ZKGC and three are employed by ZKGY Network. Four of their employees perform administrative functions, three perform construction and engineering functions, two are technicians, and one is dedicated to marketing. None of their employees are represented by a labor union or similar collective bargaining organization.

COVID-19

The COVID-19 pandemic had a significant adverse effect on the business climate in the PRC. Hainan Province, however, perhaps by reason of its isolation as an island, was relatively unaffected, with only 190 COVID cases reported through 2021. In 2022, however, a resurgence of COVID cases has led China’s government to impose quarantine regulations throughout China, which has reduced traffic and tourism activities in Hainan Island. Visitors to Hainan Island are required to provide a record of vaccination and a 48-hour COVID-19 test report at the port entrance. Visitors from high-risk areas (Shanghai, Beijing, Liaoning, Sichuan and Henan) are required to perform self-quarantine for at least seven days after entering the Island.

Despite the disruption to tourism, the business of Hainan ZKGC has not been significantly affected by the COVID-19 pandemic. Residents of Hainan Island are permitted to travel without restrictions within Hainan, and their increased on-Island activities have offset the reduction in travelers from the Mainland. The growth in revenue that Hainan ZKGC has experienced appears to be unaffected by the reduction in tourism.

Hainan ZKGC has acted aggressively to assure that customers feel comfortable using Hainan ZKGC’s charging stations. The charging stations are self-serving and placed at safe distances from each other. Customers and any service personnel on site are required to wear suitable face masks and are encouraged to maintain a safe distance from each other. Hainan ZKGC’s sustained revenues indicate that customers feel safe in charging their vehicles.

The future impact of COVID-19 in the PRC and, in particular, in Hainan Province, is uncertain. If a significant number of infections are reported in Hainan in the future, the government will likely impose more strict quarantine measures on the Island’s residents. To the extent that quarantine measures reduced traffic in Hainan, the business of Hainan ZKGC would be adversely affected.

MANAGEMENT

Directors and Senior Management

ZKGC Cayman

The sole director and senior manager of ZKGC Cayman is identified in the following table.

Name	Age	Position/Title
Liao Jinqi	48	Director; Chairman

Liao Jinqi is the founder of our company and has been our chairman and chief executive officer since our inception. Mr. Liao has many years of experience in the construction and management of charging stations, and is skilled in assessing the feasibility of a charging station location. Prior to organizing Hainan ZKGC in 2020, Mr. Jinqi was for one year employed as General Manager of Guangdong Jiangmen Gongchuang New Energy Automobile Co., Ltd., for two years employed as Supervisor by Guangdong Gongchuang Pure Electric Vehicle Charging Service Co., Ltd., and for three years employed as Chairman by Guangdong Gongchuang New Energy Automobile Co., Ltd., each of which companies was involved in the construction and operation of charging stations. Previously, Mr. Jinqi had been for three years employed as General Manager by Guangdong Century Hongyan Decoration Engineering Co., Ltd. and for two years employed as General Manager by Maoming City Tianxi Art General Store, each of which provided interior decoration services.

Hainan ZKGC

The directors and senior managers of Hainan ZKGC are identified in the following table.

Name	Age	Position/Title
Liao Jinqi	48	Executive Director; General Manager
Chunai Liu	47	Accounting Manager

Liao Jinqi, See above.

Chunai Liu has been employed as Accounting Manager by Hainan ZKGC since January 2021. In that position, Ms. Liu is responsible for bookkeeping, financial reporting, and the daily financial operations of Hainan ZKGC. Prior to joining Hainan ZKGC, Ms. Liu was employed for ten years as Gas Station Manager by the Shanxi Linken Branch of Sinopec Chemical Commercial Holding Company Limited. In that position, Ms. Liu was responsible for the daily operations of her Branch’s stations, including sales, storage, accounting and human resources management. in 1997, Ms. Liu was awarded a Bachelor’s degree with a concentration in Accounting by Shanxi University of Finance and Economics.

Compensation of Directors and Managers

ZKGC Cayman does not compensate Liao Jinqi for his services as its sole director and manager.

Hainan ZKGC pays Liao Jinqi a salary of 5,000 RMB (US$784) per month for his services as director and General Manager. This amount consists only of cash and does not include any share-based compensation or benefits in kind.

Each of our directors and officers is entitled to reimbursement for all necessary and reasonable expenses properly incurred in the course of employment or service. We do not pay or set aside any amounts for pension, retirement or other benefits for our directors and managers, except our contributions on behalf of our managers located in China to a government-mandated multi-employer defined contribution plan.

Employment Agreements

Hainan ZKGC is party to a Labor Contract with Liao Jinqi dated August 11, 2020, which provides for Mr. Jinqi’s employment for a term ending August 10, 2023. The Contract designates Mr. Jinqi Executive Director and General Manager for Hainan ZKGC. The Labor Contract provides for a monthly salary of 5,000 RMB (US$784).

Hainan ZKGC is party to a Labor Contract with Chunai Liu dated January 13, 2021, which provides for Ms. Liu’s employment for a term ending January 14, 2023. The Contract designates Ms. Liu Manager of the Financial Department of Hainan ZKGC. The Labor Contract provides for a monthly salary of 3,000 RMB (US$470).

Duties of Members of the Board of Directors

Unlike directors of U.S. corporations, which perform a role that is supervisory and policy-making, under Cayman Islands law, our board of directors has the powers necessary for managing, as well as for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Under Cayman Islands law, directors owe the following fiduciary duties:

i.	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

ii.	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

iii.	duty to leave unfettered the exercise of future discretion;

iv.	duty to avoid a conflict between their duty to the company and their personal interests; and

v.	duty to exercise independent judgment.

In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has. As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at a general meetings.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares by each person known by us to beneficially own more than 5% of our Ordinary Shares; each of our named executive officers; each of our directors; and all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 13,000,000 of our Ordinary Shares issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into our Ordinary Shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Liao Jinqi	5,100,000	(2)	39.2%
All officers and directors as a group (1 person)	5,100,000		39.2%
Zhuowei Zhong(3)	5,034,000		38.7%

(1)	Ownership is of record and beneficial, unless otherwise indicated.

(2)	Represents shares owned of record by G&C International Investment Co., Ltd. of which Mr. Jinqi is the sole owner.

(3)	Includes 4,900,000 shares owned of record by Wanqi International Investment Co., Ltd., over which Zhuowei Zhong has voting and dispositional control.

We are not aware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

RELATED PARTY TRANSACTIONS

There has been no transaction since the organization of ZKGC Cayman nor any currently proposed transaction, in which a related party had or has a material interest, in which the amount involved exceeded the lesser of $120,000 or one percent of our average total assets at the end of the two most recent fiscal years.

SELLING SHAREHOLDERS

This prospectus covers offers and sales of up to 3,000,000 of our Ordinary Shares, which may be offered from time to time by the selling shareholders identified in this prospectus. Each of the selling shareholders purchased the shares offered in this prospectus from the Company during November 2021 for a price of 0.13 RMB (US$0.02) per share

The table below identifies each selling shareholder and shows the number of Ordinary Shares beneficially owned by the selling shareholder before and after this offering, and the numbers of shares offered for resale by the selling shareholder. Our registration of these shares does not necessarily mean that each such selling shareholder will sell all or any of its Ordinary Shares. For purposes of preparing the table below, we assume that all shares covered by this prospectus will be sold by each such selling shareholder and that no additional Ordinary Shares will be bought or sold by the selling shareholder.

The following table sets forth the name of each selling shareholder, and, if applicable, the nature of any position, office, or other material relationship which the selling shareholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of Ordinary Shares beneficially owned by such shareholder before the offering, the amount being offered for the shareholder’s account, and the amount to be owned by such shareholder after completion of the offering.

Name of Selling Shareholder and Position, Office or Material	Ordinary Shares owned by the Selling		Percent beneficially owned before	Total Shares to be Registered Pursuant to this	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding
Relationship with the Company	Shareholder		Offering	Offering	Shares	% of Class
Zhuowei Zhong	5,034,000	(1)	38.7%	134,000	4,900,000	37.7
Muxian Hu	52,000		<1%	52,000	0	0
Rongli Zheng	48,000		<1%	48,000	0	0
Shanming Huang	4,000		<1%	4,000	0	0
Peifen Wu	8,000		<1%	8,000	0	0
Lipeng Huang	40,000		<1%	40,000	0	0
Shaoru Han	40,000		<1%	40,000	0	0
Guosheng Liu	40,000		<1%	40,000	0	0
Yuling Lu	40,000		<1%	40,000	0	0
Chubiao Ning	4,000		<1%	4,000	0	0
Ruojin Zheng	4,000		<1%	4,000	0	0
Haiqun Zhang	4,000		<1%	4,000	0	0
Heng Man Leong	4,000		<1%	4,000	0	0
Tou Mui Ku	8,000		<1%	8,000	0	0
Xingjiu Liu	40,000		<1%	40,000	0	0
Ping Zhang	40,000		<1%	40,000	0	0
Lihua Chen	40,000		<1%	40,000	0	0
Haiping Xu	200,000		1.5%	200,000	0	0
Chun Xu	100,000		<1%	100,000	0	0
Shuzhen Chen	80,000		<1%	80,000	0	0
Peng Zhao	40,000		<1%	40,000	0	0
Hong Cheng	40,000		<1%	40,000	0	0
Rongzheng Mo	400,000		3.1%	400,000	0	0
Kangli Zhao	5,200		<1%	5,200	0	0
Shunyao Huang	34,800		<1%	34,800	0	0
Yujun Xu	10,000		<1%	10,000	0	0
Yanling Zhao	20,000		<1%	20,000	0	0
Qiuyuan Sun	10,000		<1%	10,000	0	0
Chaokan Liu	40,000		<1%	40,000	0	0
Junqin Yang	10,000		<1%	10,000	0	0
Xing Wan	10,000		<1%	10,000	0	0
Yaohong Wu	10,000		<1%	10,000	0	0
Jiayi Zhou	40,000		<1%	40,000	0	0
Jin Luo	40,000		<1%	40,000	0	0
Zhicheng Ouyang	20,000		<1%	20,000	0	0
Xiaomi Hu	10,000		<1%	10,000	0	0
Jing Xu	10,000		<1%	10,000	0	0
Liguo Zhang	10,000		<1%	10,000	0	0
Huameng Wang	10,000		<1%	10,000	0	0
Julie Zhu	20,000		<1%	20,000	0	0
Yangjun Wang	10,000		<1%	10,000	0	0
Zhangyou Yan	10,000		<1%	10,000	0	0
Guoming Liang	10,000		<1%	10,000	0	0

Name of Selling Shareholder and Position, Office or Material	Ordinary Shares owned by the Selling	Percent beneficially owned before	Total Shares to be Registered Pursuant to this	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding
Relationship with the Company	Shareholder	Offering	Offering	Shares	% of Class
Jinfeng Gao	150,000	<1%	150,000	0	0
Xianyun Pan	30,000	<1%	30,000	0	0
Jianjun Zhou	150,000	1.2%	150,000	0	0
Lihua Gao	10,000	<1%	10,000	0	0
Jiaen Yu	100,000	<1%	100,000	0	0
Lu He	10,000	<1%	10,000	0	0
Huabin Huang	300,000	2.3%	300,000	0	0
Liya Zhou	10,000	<1%	10,000	0	0
Tingfang Xu	20,000	<1%	20,000	0	0
Hanlin Chen	10,000	<1%	10,000	0	0
Lehan Li	40,000	<1%	40,000	0	0
Qing Tang	20,000	<1%	20,000	0	0
Fanrong Zeng	10,000	<1%	10,000	0	0
Kaimin Liang	10,000	<1%	10,000	0	0
Xinlin Du	20,000	<1%	20,000	0	0
Xiaoyan Jiang	40,000	<1%	40,000	0	0
Xiaosheng Cao	10,000	<1%	10,000	0	0
Ruilin Wang	200,000	1.5%	200,000	0	0
Chunxia Lu	10,000	<1%	10,000	0	0
Xia Li	40,000	<1%	40,000	0	0
Liangya Chen	10,000	<1%	10,000	0	0
Zhi Cui	20,000	<1%	20,000	0	0
Xin Zhang	10,000	<1%	10,000	0	0
Shihui Lu	10,000	<1%	10,000	0	0
Jiacui Zhou	10,000	<1%	10,000	0	0

(1)	Includes 4,900,000 shares owned of record by Wanqi International Investment Co., Ltd., over which Mr. Zhong holds investment and voting control.

Except as set forth above, none of the selling shareholders has not held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

PLAN OF DISTRIBUTION

We are registering 3,000,000 Ordinary Shares for resale by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Ordinary Shares. We will bear all fees and expenses incident to the registration of the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Shareholders will offer and sell our Ordinary Shares at a fixed price of $0.30 per share until our Ordinary Shares is quoted on the OTCQB or another established trading market, at which time the Selling Shareholders may sell the Ordinary Shares at prevailing market prices or in privately negotiated transactions. These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	In the over-the-counter market;

●	In transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	Through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	A combination of any such methods of sale; and

●	Any other method permitted pursuant to applicable law.

If the Selling Shareholders effect transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer, donate and pledge the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act, the Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. See: “Shares Eligible for Future Resale” later in this prospectus.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the resale registration of the Ordinary Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

The following table sets forth the estimated expenses in connection with this offering that the Company expects to bear:

Nature of Expense	Amount
Securities and Exchange Commission registration fee	$93
Transfer Agent fees	2,000
Legal and accounting fees and expenses	90,000
EDGAR filing, printing and engraving fees	2,000
Total	$94,093

SHARES ELIGIBLE FOR FUTURE RESALE

As of the date of this prospectus, we have outstanding an aggregate of 13,000,000 Ordinary Shares. Of these shares, the 3,000,000 shares covered by this prospectus may be transferred without restriction or further registration under the Securities Act by use of this prospectus.

The remaining 10,000.000 restricted Ordinary Shares are owned beneficially by affiliates of the Company and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned Ordinary Shares that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the Ordinary Shares held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned Ordinary Shares that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of our Ordinary Shares then outstanding (or, if our Ordinary Shares are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

DESCRIPTION OF SHARE CAPITAL

Organization

ZKGC was incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands (the “Companies Act”) on May 31, 2021. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. A Cayman Islands-exempted company:

●	is a company that conducts its business outside the Cayman Islands;

●	is exempted from certain requirements of the Companies Act, including the filing of an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of shareholders for inspection; and

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance).

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Issued Capital

The following table sets forth the issued capital of ZKGC Cayman as of the date of this prospectus. Sales of Ordinary Shares pursuant to this prospectus will have no effect on the amount of issued capital, as the shares subject to this prospectus are being offered by selling shareholders and not by ZKGC Cayman.

There are 13,000,000 Ordinary Shares of ZKGC Cayman currently outstanding. 5,100,000 were sold to the founders for par value when the Company was organized. 4,900,000 were sold to Wanqi International Investment Company Limited for par value in September 2021. The remaining 3,000,000 were sold to the Selling Shareholders identified as such in this prospectus for 0.13 RMB (US$0.02) paid to Hainan ZKGC in October and November 2021.

You should read this table together with our consolidated financial statements, including the Notes thereto, included elsewhere in this prospectus.

Issued Capital	As of date of this prospectus
Ordinary Shares, US$0.001 par value per share; 50,000,000 shares authorized; 13,000,000 shares issued and outstanding	$13,000
Additional paid-in capital	57,000
Total paid-in capital	$70,000

Memorandum and Articles of Association

Our affairs are governed by our memorandum and articles of association and by the Companies Act. The following summarizes the material terms of our Amended and Restated Memorandum and Articles of Association and describes certain ways in which the Companies Act varies from the norm in U.S. corporate laws insofar as they relate to the material terms of our Ordinary Shares. This summary is not complete, and you should read the form of our Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”), which will be filed as an exhibit to the registration statement of which this prospectus is a part.

Meetings

Subject to the company’s regulatory requirements, an annual general meeting and any extraordinary general meeting may be called by not less than seven days’ notice in writing. There is no requirement for ZKGC Cayman to hold an annual meeting. Any director may call a meeting. Upon the written request of shareholders holding 10% or more of the voting rights specifying a purpose for a meeting, a director will call the meeting. Notice of every general meeting will be given to all of our shareholders and each of the directors. A meeting called without compliance with the notice requirement is valid if the holders of 90% of the voting power attend the meeting.

Two shareholders present throughout the meeting in person or by proxy or (in the case of a shareholder that is a corporation by its duly authorized representative) will constitute a quorum. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders meetings.

Subject to any special rights or restrictions as to voting attached to any shares at any general meeting, on a show of hands, every shareholder who is present in person or by proxy (or, in the case of a shareholder that is a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder that is a corporation, by its duly appointed representative) shall have one vote for each share held by such shareholder.

No shareholder shall be entitled to vote or be counted in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation attached to any class or classes of shares, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the share capital, those assets shall be distributed so that the losses shall be borne by the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up respectively.

If we are wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall deem fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

Except with respect to share capital (as described below), alterations to our Memorandum and Articles of Association may only be made by special resolution, meaning a majority of not less than two-thirds of the votes cast at a shareholders meeting.

Subject to the Companies Law, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the consent in writing of the holders of not less than two thirds of the issued shares of the relevant class or the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our Memorandum and Articles of Association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be one or more persons together holding (or represented by proxy) on the date of the relevant meeting not less than one-third of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

Our directors may from time to time by ordinary resolution:

●	increase our capital by such sum, to be divided into shares of such amounts, with such rights, privileges, priorities and restrictions as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person; and

●	subdivide our shares or any of them into shares of a smaller amount than is fixed by our Memorandum and Articles of Association, subject nevertheless to the Companies Law.

We may, by special resolution, and subject to the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

Any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form that our directors may approve. Our directors may decline to register any transfer of any share for any reason.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Share Repurchase

We are empowered by the Companies Law and our Memorandum and Articles of Association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our Memorandum and Articles of Association and to any applicable requirements imposed by any stock exchange on which our securities may be listed.

Dividends

Subject to the Companies Law, our Directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of funds of our company that are lawfully available for such payment. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid.

No dividend or other money payable by us on or in respect of any share shall bear interest against us.

Any dividend interest or other sum payable in cash to the holder of shares may be paid by electronic funds transfer or by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares.

All dividends unclaimed for six months after having been declared may, in the discretion of the directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the distribution shall remain as a debt due to such shareholder. Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by our board of directors and, if so forfeited, shall revert to us.

Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and, in particular, of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders based upon the value so fixed in order to adjust the rights of the parties, or vest any such specific assets in trustees as may seem expedient to our directors.

Issuance of Additional Ordinary Shares or Preferred Shares

Our Memorandum and Articles of Association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the Ordinary Shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of preferred shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See ’‘Where You Can Find More Information.’’

Board of Directors

We are managed by our board of directors. Among other things, our board of directors may exercise all the powers of our company to borrow money. Our Articles of Association provide that, unless otherwise determined by our shareholders in a general meeting, the number of our directors shall be determined by our board. There shall be no shareholding qualification for directors, unless a qualification is adopted by the board. Each director has a term of office a fixed on the appointment of the director.

Any director may by written notice to the Company appoint any other Director or any other person willing to act to be an alternate Director. The alternate Director shall be entitled to attend and vote at any meeting of the Board at which the director appointing the alternate is not present.

No director may be removed from office before the expiration of his term except by vote of all of the other directors (minimum: two). In addition, the office of a director shall be vacated automatically if he or she (1) becomes bankrupt or makes any arrangement or composition with his or her creditors; (2) dies or becomes of unsound mind; (3) resigns by notice in writing to us; or (4) without being represented by an alternate Director or by special leave of absence from the board of directors, is absent from meetings of the board for three consecutive meetings and the board resolves that his or her office be vacated.

Meetings of our board of directors may be convened at any time deemed necessary by our chairman or any member of our board of directors. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.

A meeting of our board of directors with the necessary quorum shall be competent to make lawful and binding decisions. At any meeting of our directors, each director, be it by such director’s presence or by such director’s alternate, is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the members of our board of directors present or represented at the meeting. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Differences in Corporate Law

The Companies Act is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a ’‘consolidation’’ means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by a Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares within four months of the offer, the offeror may, within a two-month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction are thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit, in the absence of fraud or willful default, indemnification of officers and directors for costs, losses, damages and expenses, which such director or officers may incur or become liable in respect of by reason of any contract entered into or act or thing done by him as such director and officer in any way in or about the execution of his duties incurred in connection with legal, administrative or investigative proceedings incurred in their capacities as such. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Directors’ Fiduciary Duties. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our Articles of Association allow our shareholders holding not less than one-tenth of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Corporate Governance. Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our Memorandum and Articles of Association, subject to any separate requirement for audit committee approval under the applicable rules of any stock exchange on which we list, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Dissolution. Under the Companies Act, a Cayman Islands company may be wound up by either an order of the courts of the Cayman Islands or by two-thirds vote of the shareholders (or, if the company is unable to pay its debts as they come due, by a vote of the majority of the shareholders). The courts also have authority to order winding up in a number of circumstances where the court determines it is just and equitable to order a winding up.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures. Pursuant to those procedures, we reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

TAXATION OF SHAREHOLDERS

The taxation of income and capital gains of holders of Ordinary Shares is subject to the laws and practices of jurisdictions in which holders of Ordinary Shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions is based on current law and practice, is subject to change and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in Ordinary Shares. In particular, the discussion does not address the tax consequences under state, local and other laws, such as non-U.S. federal laws. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the Ordinary Shares. The discussion is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to changes.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

Pursuant to Section 6 of the Tax Concessions Act of the Cayman Islands, we intend to apply for, and expect to obtain, an undertaking from the Financial Secretary of the Cayman Islands:

●	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to us or our operations; and

●	in addition, that no tax to be levied on profits, income, gains or appreciation or which is in the nature of estate duty or inheritance tax shall be payable: on or in respect of the shares, debentures or other obligations of the Company; or by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act.

These concessions shall befor a period of 20 years from the date of issuance of the undertaking.

PRC Taxation

Although we are incorporated in the Cayman Islands, we may be treated as a PRC resident enterprise for PRC tax purposes under the Enterprise Income Tax Law. Under the Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementing rules of the Enterprise Income Tax Law merely define the “de facto management body” as the “organizational body which effectively manages and controls the production and business operation, personnel, accounting, properties and other aspects of operations of an enterprise.” Based on a review of the facts and circumstances, we do not believe that ZKGC Cayman or our subsidiary in Hong Kong should be considered a PRC resident enterprise for PRC tax purposes. However, there is limited guidance and implementation history of the Enterprise Income Tax Law. If ZKGC Cayman were to be considered a PRC resident enterprise, then dividends that we pay and gains realized on the sale or other disposition of our ADSs or ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends or gains are deemed to be from PRC sources. See “Risk Factors — Risks Related to Doing Business in China – Dividends payable to foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may become subject to PRC taxation.”

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, or the Administrative Measures, which took effect in November 2015, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, ZKGC Cayman may be able to enjoy the 5% withholding tax rate for the dividends it receives from Zhongke WFOE that are transmitted through ZKGC International, if ZKGC International satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

To the extent that the discussion in this section relates to matters of PRC tax law, it represents the opinion of Zhonglun W&D Law Firm, our PRC counsel.

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of owning Ordinary Shares. It applies to you only if you are a U.S. Holder (defined below) and you acquire your Ordinary Shares in this offering and you hold your Ordinary Shares as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

●	a dealer in securities or currencies,

●	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

●	a tax-exempt organization,

●	a life insurance company,

●	a person liable for alternative minimum tax,

●	a person that actually or constructively owns 10% or more of our voting shares,

●	a person that holds Ordinary Shares as part of a straddle or a hedging or conversion transaction,

●	a financial institution,

●	a partnership or other pass-through entity for United States federal income tax purposes, or

●	a U.S. Holder whose functional currency is not the U.S. dollar.

If a partnership holds the Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Ordinary Shares, you should consult your own tax advisors.

U.S. Holder

You are a “U.S. Holder” if you are a beneficial owner of Ordinary Shares and you are:

●	a citizen or individual resident of the United States,

●	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized under the laws of the United States, any State or the District of Columbia,

●	an estate whose income is subject to United States federal income tax regardless of its source, or

●	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or if the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

You should consult your own tax advisor regarding the United States federal, state and local, and other tax consequences of owning and disposing of Ordinary Shares in your particular circumstances.

Taxation of Dividends

Under the United States federal income tax laws, and subject to the PFIC rules discussed below, if you are a U.S. holder, the gross amount of any distributions we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as dividends and will be subject to United States federal income taxation. Since we do not expect that our Ordinary Shares will be listed immediately on an established securities market, we do not believe that dividends we pay on our Ordinary Shares currently meet the conditions required to be treated as qualified dividend income.

The dividend is taxable to you when the dividend, actually or constructively, is received by you. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Ordinary Shares and thereafter as capital gain. Notwithstanding the foregoing, we do not intend to maintain the calculation of earning and profits as determined for United States federal income tax purposes, and consequently, any distribution generally must be reported as dividend income for United States federal income tax purposes.

Taxation of Capital Gains

Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your Ordinary Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis in your Ordinary Shares. Capital gain of a non-corporate U.S. holder, including an individual, is generally taxed at preferential rates where the holder has a holding period greater than one year.

PFIC Rules.

In general, a non-U.S. corporation, such as ZKGC Cayman, will be classified as a “passive foreign investment company” or PFIC if, in the case of any particular taxable year:

●	at least 75% of our gross income for the taxable year is passive income or

●	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

We believe that our Ordinary Shares should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. Our belief is based in part on our estimates of the value of our assets as determined based on the price of the Ordinary Shares in this offering. However, it is not entirely clear how the contractual arrangements between us and our consolidated variable interest entities will be treated for purposes of the PFIC rules. If it is determined that we do not own the stock of the variable interest entities for United States federal income tax purposes, we would possibly be treated as a PFIC for certain years.

If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

●	any gain you realize on the sale or other disposition of your Ordinary Shares, and

●	any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the Ordinary Shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or Ordinary Shares).

Under the PFIC rules:

●	the gain or excess distribution will be allocated ratably over your holding period for the Ordinary Shares,

●	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income,

●	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

The special PFIC tax rules described above will not apply to you if you make a QEF election, that is, if you elect to have us treated as a qualified electing fund and we provide certain required information to you. However, please note that we do not intend to provide U.S. holders with such information as may be required to make a QEF election effective.

If you own Ordinary Shares in a PFIC that are treated as marketable stock (stock that is regularly traded on a qualified exchange), you may make a mark-to-market election. At this time, we cannot predict whether the Ordinary Shares will be listed on a qualified exchange; so there can be no assurance that the Ordinary Shares will be ’‘regularly traded’’ for purposes of the mark-to-market election.

Information with Respect to Foreign Financial Assets

Individuals that own ’’specified foreign financial assets’’ with an aggregate value in excess of US$50,000 will generally be required to file an information report with respect to such assets with their tax returns. ’’Specified foreign financial assets’’ include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Ordinary Shares.

Backup Withholding and Information Reporting.

U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on, and proceeds from the sale or other disposition of, the Ordinary Shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, Ordinary Shares by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, Ordinary Shares within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

LEGAL MATTERS

The Company is being represented by Robert Brantl, Esq., Tuckahoe, New York, with respect to legal matters relating to United States federal securities law.

The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier.

Legal matters as to the laws of the People’s Republic of China will be passed upon for us by Beijing Zhong Lun W and D (Tianjin) Law Firm.

EXPERTS

The consolidated financial statements of the Company as of May 31, 2021 included in this prospectus have been included in reliance on the report of Michael T. Studer CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares in this offering. This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement and the exhibits that were filed with the registration statement. For further information with respect to us and our Ordinary Shares, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits and schedules that were filed with the registration statement, as well as any other filings we make with the Securities and Exchange Commission in the future, at the SEC’s website at http://www.sec.gov. You may also read and copy any of the documents that we file without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Period from August 11, 2020 (Inception) through May 31, 2021:

Six Months Ended November 30, 2021 and Period from August 11, 2020 (Inception) through November 30, 2020:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ZKGC New Energy Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of ZKGC New Energy Limited and Subsidiaries and Variable Interest Entity (the “Company”) as of May 31, 2021 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the period from August 11, 2020 (inception) through May 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of ZKGC New Energy Limited and Subsidiaries and Variable Interest Entity as of May 31, 2021 and the results of their operations and cash flows for the period from August 11, 2020 (inception) through May 31, 2021 in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

December 6, 2021

We have served as the Company’s auditor since 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED BALANCE SHEET

(EXPRESSED IN UNITED STATES DOLLARS)

May 31,
2021
ASSETS
Current assets:
Cash	$92,931
Accounts receivable, net of allowance for doubtful accounts of $0	272,293
Construction costs relating to uncompleted contracts	316,148
Prepayments, and other current assets	14,080
Total current assets	695,452

Noncurrent assets:
Property and equipment, net	181,389
Intangible assets, net	84,450
Total non-current assets	265,839
TOTAL ASSETS	$961,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$261,108
Contract liability	394,315
Taxes payable	21,075
Due to related party	12,187
Accrued liabilities and other payables	47,100
Total current liabilities	735,785
Total liabilities	735,785

Commitments and contingencies	-

Stockholders’ equity:
Ordinary shares (50,000,000 shares authorized, par value of $0.001 each; 10,000,000 shares issued and outstanding at May 31, 2021*)	10,000
Additional paid-in capital	172,355
Retained earnings	31,192
Statutory reserves	4,729
Other comprehensive income	7,040
Total shareholders’ equity attributable to ZKGC New Energy Limited	225,316
Noncontrolling interest	190
Total stockholders’ equity	225,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$961,291

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Revenues:
Product sales	$177,280
Charging service revenue – company-owned charging stations	65,982
Charging service revenue – third-party-owned charging stations	76,750
Total Revenues	320,012

Cost of Revenues:
Cost of product sales	130,787
Cost of charging services – company-owned charging stations	61,704
Cost of charging services – third-party-owned charging stations	72,978
Total Cost of Revenues	265,469

Gross Profit	54,543

Operating expenses:
Selling and marketing	4,820
General and administrative	57,275
Total operating expenses	62,095

Loss From Operations	(7,552)

Other income (expense):
Interest (expense) income	(849)
Gain on assets disposal	59,773
Other non-operating income	198

Total other income	59,122

Income before provision for income taxes	51,570
Provision for income taxes	15,764
Net income	35,806
Add: loss attributable to noncontrolling interests	115
Net income attributable to ZKGC New Energy Limited	35,921

Other comprehensive income (loss):
Foreign currency translation adjustment	7,040

Comprehensive income	42,846
Add: comprehensive loss attributable to noncontrolling interests	115
Comprehensive income attributable to ZKGC New Energy Limited	42,961

Weighted average number of ordinary shares*
Basic and diluted	10,000,000

Earnings per share
Basic and diluted	$0.00

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

	Ordinary shares*	Ordinary shares amount	Additional Paid-in Capital	Retained Earnings	Statutory Reserve Fund	Other Comprehensive Income	Noncontrolling Interests	Total

Balance at August 11, 2020 (inception)	10,000,000	$10,000	$(10,000)	$-	$-	$-	$-	$-
Capital contributions to Hainan ZKGC and Network ZKGC	-	-	182,355	-	-	-	305	182,660
Net income	-	-	-	35,921	-	-	(115)	35,806
Allocation to statutory reserve	-	-	-	(4,729)	4,729	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	7,040	-	7,040
Balance at May 31, 2021	10,000,000	$10,000	$172,355	$31,192	$4,729	$7,040	$190	$225,506

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Cash flows from operating activities:
Net income	$35,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,738
Gain on assets disposal	(59,773)
Change in operating assets and liabilities:
Accounts receivable	(262,754)
Construction costs relating to uncompleted contracts	(305,072)
Prepayments and other current assets	(13,587)
Accounts payable	232,936
Contract liability	380,501
Taxes payable	20,337
Net cash provided by operating activities	46,132

Cash flows from investing activities:
Purchases of property and equipment	(288,197)
Purchases of intangible assets	(86,507)
Proceeds on assets disposal	181,800
Net cash (used in) investing activities	(192,904)

Cash flows from financing activities:
Capital contributions from stockholder	182,660
Advances from related party	36,150
Repayment of advances from related party	(25,755)
Proceeds from third party loan	45,450
Net cash provided by financing activities	238,505

Effect of exchange rate changes on cash	1,198

Net increase in cash	92,931
Cash, beginning	-
Cash, ending	$92,931

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 1 – Nature of business and organization

ZKGC New Energy Limited (“ZKGC Cayman” or the “Company”) is a holding company incorporated in the Cayman Islands on May 31, 2021 under the laws of the Cayman Islands. ZKGC Cayman has no substantive operations other than holding all of the outstanding share capital of ZKGC International Group Holdings Limited (“ZKGC International”) established under the laws of Hong Kong on September 9, 2021. ZKGC International is a holding company holding all of the outstanding equity of Hainan GCGY Commercial & Trading Co., Ltd. (“Zhongke WFOE”) which is a wholly foreign-owned enterprise (“WFOE”) and was established on October 12, 2021 under the laws of the People’s Republic of China (“PRC” or “China”).

The Company, through its variable interest entity (“VIE”), Hainan ZKGC New Energy Co., Ltd. (“Hainan ZKGC”), a PRC limited liability company established on August 11, 2020, and through Hainan ZKGC’s 99% owned subsidiary, Hainan ZKGY Network Technology Co., Ltd (“Network ZKGC”), a PRC limited liability company established on September 28, 2020, is a builder, owner, operator, and manager of electric vehicle (“EV”) charging stations and provider of EV charging equipment and networked EV charging services. The Company offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. The Company’s principal line of products and services is its Charging Cloud SAAS Platform (the “SAAS network”), EV charging equipment, and EV charging services. The SAAS network provides property owners, managers, parking companies, and state and municipal entities (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations. The SAAS network also provides EV drivers with vital station information, including station location, availability and fees payment.

On October 18, 2021, ZKGC Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned all of the equity interests of ZKGC Cayman prior to the reorganization. ZKGC Cayman and ZKGC International were established as the holding companies of Zhongke WFOE. Zhongke WFOE is the primary beneficiary of Hainan ZKGC and its subsidiary. All of these entities are under common control which results in the consolidation of ZKGC and subsidiary which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of ZKGC Cayman.

The accompanying consolidated financial statements reflect the activities of ZKGC Cayman and each of the following entities:

Subsidiaries	Activities	Place Incorporated	Date Incorporated	Ownership Percentage
ZKGC International Group Holdings Limited (“ZKGC International”)	Holding company	Hong Kong, the PRC	September 9, 2021	100% owned by ZKGC Cayman
Hainan GCGY Commercial & Trading Co., Ltd. (“Zhongke WFOE”)	Holding company	Hainai, the PRC	October 12, 2021	100% owned by ZKGC International
Hainan ZKGC New Energy Co., Ltd. (“Hainan ZKGC”)	Construction and operation of electric vehicle (“EV”) charging stations	Hainai, the PRC	August 11, 2020	VIE of Zhongke WFOE
Hainan ZKGY Network Technology Co., Ltd (“Network ZKGC”)	Provider and manager of Charging Cloud SAAS Platform (the “SAAS network”)	Hainai, the PRC	September 28, 2020	99% owned by Hainan ZKGC

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the development and operation of information technology in China, the Company operates its businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. Neither the Company nor its subsidiaries own any equity interest in Hainan ZKGC. As such, Hainan ZKGC is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ powers of attorney (“POAs”) (collectively the “Contractual Arrangements”, which were signed on October 18, 2021.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Zhongke WFOE and Hainan ZKGC, Zhongke WFOE has the exclusive right to provide Hainan ZKGC with technical support services, consulting services and other services, including technical support and training, business management consultation, consultation, collection and research of technology and market information, lease equipment or properties, provide legitimate rights to use software license, provide deployment, maintenances and upgrade of software, design installation, daily management, maintenance and updating network system, and other services requested by Hainan ZKGC from time to time to the extent permitted under PRC law. In exchange, Zhongke WFOE is entitled to an annual service fee that equals Hainan ZKGC’s net income. The exclusive business cooperation agreement remains in effect unless terminated in writing by Zhongke WFOE.

Exclusive Option Agreements

Pursuant to the exclusive option agreements among Zhongke WFOE, Hainan ZKGC and the shareholders who collectively owned all of Hainan ZKGC, such shareholders jointly and severally grant Zhongke WFOE an option to purchase their equity interests in Hainan ZKGC. The purchase price shall be the lowest price then permitted under applicable PRC laws. Zhongke WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Hainan ZKGC until it has acquired all equity interests of Hainan ZKGC, which is irrevocable during the term of the agreements.

The exclusive option agreement remains in effect until all equity interest held by shareholders in Hainan ZKGC has been transferred or assigned to Zhongke WFOE and/or any other person designated by the Zhongke WFOE in accordance with such agreement.

Equity Interest Pledge Agreements

Pursuant to the equity interest pledge agreements, among Zhongke WFOE, Hainan ZKGC, and the shareholders who collectively owned all of Hainan ZKGC, such shareholders pledge all of the equity interests in Hainan ZKGC to Zhongke WFOE as collateral to secure the obligations of Hainan ZKGC under the exclusive business cooperation agreement and exclusive option agreements. These shareholders are prohibited from transferring the pledged equity interests without the prior consent of Zhongke WFOE unless transferring the equity interests to Zhongke WFOE or its designated person in accordance with the exclusive option agreements.

The equity interest pledge agreements shall come into force the date on which the pledged interests are recorded, which is upon the signing of the agreements on October 18, 2020.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Shareholders’ Powers of Attorney (“POAs”)

Pursuant to the shareholders’ POAs, the shareholders of Hainan ZKGC give Zhongke WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Hainan ZKGC and to exercise all of their rights as shareholders of Hainan ZKGC, including the (i) right to attend shareholders meetings; (ii) to exercise voting rights and all of the other rights including but not limited to the sale or transfer or pledge or disposition of the shares held in part or in whole; and (iii) designate and appoint on behalf of the shareholder the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hainan ZKGC, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the exclusive option agreements and the equity interest pledge agreements. The shareholders’ POAs shall remain in effect while the shareholders of Hainan ZKGC hold the equity interests in Hainan ZKGC.

Spousal Consent Letters

Pursuant to the spousal consent letters, the spouses of the shareholders of Hainan ZKGC commit that they have no right to make any assertions in connection with the equity interests of Hainan ZKGC, which are held by the shareholders. In the event that the spouses obtain any equity interests of Hainan ZKGC, which are held by the shareholders, for any reasons, the spouses of the shareholders shall be bound by the exclusive option agreement, the equity interest pledge agreement, the shareholder POA and the exclusive business cooperation agreement and comply with the obligations thereunder as a shareholder of Hainan ZKGC. The letters are irrevocable and shall not be withdrawn without the consent of Zhongke WFOE.

Based on the foregoing contractual arrangements, which grant Zhongke WFOE effective control of Hainan ZKGC and subsidiaries and enable Zhongke WFOE to receive all of their expected residual returns, the Company accounts for Hainan ZKGC as a VIE. Accordingly, the Company consolidates the accounts of Hainan ZKGC and its subsidiary for the period presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities and Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries and its VIE, over which the Company exercises control and is the primary beneficiary. Although the VIE agreements were entered into in October 2021, since the Company and the VIE are under common control, the financial statements reflect the operations as if the VIE agreements were in effect as of the beginning of the earliest period presented. All transactions and balances among the Company, its subsidiaries and VIE have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, and revenue recognition. The inputs into the Company’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Cash

Cash comprises cash at banks and on hand. Cash at banks are held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of May 31, 2021, the Company had cash of approximately $93,000.

Accounts receivable

Accounts receivable are stated and carried at their original invoiced amount. Accounts are considered overdue after 180 days. In establishing the required allowance for doubtful accounts, management considers historical collection experience, age of the receivable, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable. As of May 31, 2021, no allowance for doubtful accounts was deemed necessary.

Construction costs relating to uncompleted contracts and contract liability

Construction costs relating to uncompleted contracts consist of costs of construction incurred associated with the building of charging stations for customers. The Company typically pays 40% of the total contract costs to the vendors in advance when signing the contractor agreement. 30% is paid when receiving equipment and other materials used for construction, and the remainder is paid when the construction is completed, has passed acceptance inspection and is ready to transfer to the customer.

Contract liability is accrued with construction in progress until the project wraps up. The Company recognizes contract liability through use of the input method which is measured by reference to the ratio of contract costs incurred to date to the estimated total costs for the contract. Contract costs incurred to date are shown as construction costs relating to uncompleted contracts on the balance sheet unless it is not probable that such contract costs are recoverable from the customers, in which case, such costs are recognized as an expense immediately. The construction period of each charging station is approximately 60 days. As of May 31, 2021, there was $316,148 construction costs relating to uncompleted contracts and $394,315 contract liability on the balance sheet.

Prepayments

Prepayments are mainly payments made to vendors or service providers for purchasing goods or services that have not been received or provided, including rent and utilities. These amounts are refundable and bear no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These prepayments are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of May 31, 2021, the Company made no allowance for impairment.

Value added tax

The Company is subject to value added tax (“VAT”) in the PRC. As of May 31, 2021, the net VAT payable balance of approximately $4,000 is included in taxes payable on the consolidated balance sheet. Revenues from domestic sales are presented net of applicable VAT. The Company is subject to a 3% VAT rate due to qualification as a small-scale taxpayer which was reduced to 1% until December 31, 2021 due to the Covid-19 pandemic.

Property and Equipment

Property and equipment are stated at cost and consist of charging stations, transportation and office equipment. Property and equipment are depreciated over their estimated useful life and the related depreciation expense is computed using the straight-line method.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

The estimated useful lives are as follows:

Useful life
Transportation equipment	4 years
Charging stations	5 years
Furniture and fixtures	5 years
Office equipment	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the useful lives to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of the platform software for charging station management. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of 5 years.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. From August 11, 2020 (inception) through May 31, 2021, no impairment of long-lived assets was recognized.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has an accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulated loss.

Financial instruments

US GAAP, regarding fair value of financial instruments and related fair value measurements, defines fair value and establishes a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

The three levels of the hierarchy are defined as follows:

Level 1: inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2: inputs include quoted prices, other than those in level 1, for the same in inactive markets or similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

Level 3: inputs are unobservable.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Noncontrolling Interests

The Company’s noncontrolling interests represent the minority shareholders’ ownership interests related to the Company’s subsidiaries, including 1% for Network ZKGC. The noncontrolling interests are presented in the consolidated balance sheets separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the consolidated statement of income as allocations of the total income or loss from August 11, 2020 (inception) through May 31, 2021 between noncontrolling interests holders and the shareholders of the Company.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical factors and the specific facts and circumstances of each matter.

Revenue recognition

The Company has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers” (ASC 606). The core principle underlying revenue recognition is that the Company recognizes its revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

The Company recognizes revenue primarily from three different types of contracts:

●	Product sales – The Company builds ready-to-use charging stations for sale. Product sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive, and no right of return exists on sales of inventory. Revenue is recognized at a point in time when the customer obtains control of the goods and the Company satisfies its performance obligations, which generally is at the time it transfers the ownership of the product to the customer.

The Company derives its product sales from contracting with its customers to construct the charging stations and with revenues being recognized upon delivery of products when the “transfer of control” occurs. The completed contract method is used to recognize such revenues at a point in time after the performance obligations are satisfied. The contract is so short, which is normally 60 days, that splitting it up into multiple billings isn’t feasible. The customer doesn’t receive or consume benefits from the work until the very end. Once the Company completes the contract, the revenue and related cost of construction is recognized. Persuasive evidence of an arrangement is demonstrated via sales contract, and the sales price to the customer is fixed upon acceptance of the sales contract and there is no separate sales rebate, discount, or other incentive. Revenue is recognized net of returns. For the period from August 11, 2020 (inception) through May 31, 2021, total sales returned was nil.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

●

Charging service revenue – company-owned charging stations – The Company generates revenue from fully owned and jointly owned charging stations by providing charging service to electric vehicles. Service price, which is measured by unit price per kWh, is fixed and determinable. Payment is due at the end of each charging session. Revenue is recognized at a point in time when a particular charging session is completed.

With respect to charging stations that are owned jointly by the Company and one or more investors, the Company functions as the principal in the revenue-generating transaction, rather than as an agent of the investors. The Company serves as the primary obligor and is responsible for (1) soliciting customers and fulfilling the promise to provide charging services, (2) setting service prices for the charging service, (3) handling customer service and complaints, and (4) performing collection and payment activities. In addition, all of the data processing necessary for performance of the charging services is provided by the Company’s SaaS software, which is installed on each charging station. The Company acts as the principal with respect to each of these arrangements and, therefore, reports revenue earned and costs incurred related to these transactions on a gross basis.

●

Charging service revenue – third party-owned charging stations – The Company generates revenue from non-company-owned charging stations. The service price, which is measured by unit price per kWh, is fixed and determinable. Payment is due at the end of each charging session. Revenue is recognized as each charging session is completed, in accordance with a contractual relationship between the Company and the owner of the station.

Although the station is owned by one or more third parties, the Company remains responsible for satisfying all of the obligations to the customer of the charging station and the Company controls the delivery of the service. Among the aspects of the delivery of charging services over which the Company retains control are site selection, license application, construction of the station, monitoring, maintenance, contracting with the vendor of electricity, customer payment collection, and all related data collection and processing. The Company also determines the service price for each charging station, and adopts different pricing strategies for stations at different locations. The station owner(s) are effectively passive investors. For this reason, the Company records revenue from sales by third party-owned charging stations on a gross basis.

Advertising costs

Advertising costs amounted to $3,748 for the period from August 11, 2020 (inception) through May 31, 2021. Advertising costs are expensed as incurred and included in selling expenses.

Income taxes

The Company accounts for income taxes in accordance with US GAAP. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax assets and liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. The net deferred tax asset is reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income taxes are classified as income tax expense in the period incurred. PRC tax returns filed for the year ended December 31, 2020 are subject to examination by the applicable tax authorities.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the noon buying rate in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. There were no transaction gains and losses for the period from August 11, 2020 (inception) through May 31, 2021.

Translation adjustments included in accumulated other comprehensive income amounted to $7,040 as of May 31, 2021. The balance sheet amounts, with the exception of equity at May 31, 2021 were translated at the current exchange rate of $0.1570. The equity accounts were translated at their historical rate. The average translation rate applied to statement of income accounts for the period from August 11, 2020 (inception) through May 31, 2021 was $0.1515. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the period from August 11, 2020 (inception) through May 31, 2021, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under US GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company’s PRC subsidiaries and VIE not using the USD as its functional currency.

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. For US public companies, ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018. ASU 2020-05 delayed the effective date of ASU 2016-02 for non-public companies and foreign private issuers to annual periods beginning after December 15, 2021. The Company does not expect the impact of this new standard to be impacted to its financial positions or results of operations.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 3 – Variable interest entity (“VIE”)

On October 18, 2021, Zhongke WFOE entered into Contractual Arrangements with Hainan ZKGC. The significant terms of these Contractual Arrangements are summarized in “Note 1—Nature of business and organization” above. As a result, the Company classifies Hainan ZKGC as a VIE which should be consolidated based on the structure as described in Note 1.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Zhongke WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Hainan ZKGC because it has both of the following characteristics:

(1) The power to direct activities at Hainan ZKGC that most significantly impact such entity’s economic performance, and

(2) The right to receive benefits from Hainan ZKGC that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, Hainan ZKGC pays service fees equal to all of its net income to Zhongke WFOE. The Contractual Arrangements are designed so that Hainan ZKGC operates for the benefit of Zhongke WFOE and ultimately, the Company.

Under the Contractual Arrangements, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE. Therefore, the Company considers that there is no asset in the VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves, if any. As the VIE is incorporated as a limited liability company under the Company Law of the PRC, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the VIE.

Accordingly, the accounts of Hainan ZKGC and its subsidiary Network ZKGC are consolidated in the accompanying consolidated financial statements.

The carrying amounts of the VIE’s consolidated assets and liabilities as of May 31, 2021 are as follows:

May 31,
2021

Current assets	$695,452
Non-current assets	265,839
Total assets	961,291
Total liabilities	735,785
Net assets	$225,506

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

The summarized consolidated operating results of the VIE for the period from August 11, 2020 (inception) through May 31, 2021 are as follows:

Sales	$320,012
Cost of sales	270,484
Gross profit	49,528
Operating expenses	57,080
(Loss) from operations	(7,552)
Other income, net	59,122
Provision for income taxes	(15,764)
Net income	$35,806

The summarized consolidated statements of cash flows of the VIE for the period from August 11, 2020 (inception) through May 31, 2021 are as follows:

Net cash provided by operating activities	$46,132
Net cash (used in) investing activities	(192,904)
Net cash (used in) provided by financing activities	238,505
Effect of exchange rate changes on cash	1,198
Net increase in cash	92,931
Cash, beginning	-
Cash, ending	$92,931

Note 4 – Prepayments and other current assets

Prepayments and other current assets consisted of the following:

Rent	$8,881
Other services	1,628
Advance to employee	3,571
Total	$14,080

Note 5 – Property and equipment, net

Property and equipment consisted of the following:

May 31, 2021

Office equipment	$14,505
Furniture and fixtures	1,701
Transportation equipment	62,635
Charging stations	113,718
Total	192,559
Less: accumulated depreciation	(11,170)
Property and equipment, net	$181,389

Depreciation expense for the period from August 11, 2020 (inception) through May 31, 2021 was $12,723.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 6 – Intangible assets, net

Intangible assets consisted of the following:

May 31, 2021

Software	$89,647
Less: accumulated amortization	(5,197)
Intangible assets, net	$84,450

Amortization expense charged to operations for the period from August 11, 2020 (inception) through May 31, 2021 was $5,197.

The estimated annual amortization expense for each of the five succeeding fiscal years is as follows:

Twelve months ended May 31:	USD
2022	17,929
2023	17,929
2024	17,929
2025	17,929
2026	12,734
Thereafter	-
Total	84,450

Note 7 – Related party balances and transactions

Related party balances

Due to related party consists of the following:

			May 31,
Name	Relationship	Nature	2021
Liao Jinqi	Stockholder of the Company	Advances for operations, no interest, due on demand	$12,187
			$12,187

Note 8 – Income taxes

Cayman Islands

ZKGC Cayman was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZKGC International is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provision for the Hong Kong profits tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, ZKGC International is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Zhongke WFOE, Hainan ZKGC, and Network ZKGC are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Provision for income taxes consisted of:

For the period from August 11, 2020 (inception) through May 31, 2021

Current income tax expense	$15,764
Provision for income taxes	$15,764

Significant components of net deferred tax assets and liabilities were as follows:

May 31, 2021
Deferred tax assets
Net operating loss carryforwards in China	$2,976
Total deferred tax assets	2,976
Valuation allowance	(2,976)
Total net deferred tax asset	$-

As of May 31, 2021, the Company had a net operating loss (NOL) carryforward of approximately $12,000, from the Company’s PRC subsidiary, Network ZKGC, which operated at a loss from September 28, 2020 (inception) through May 31, 2021. The NOL will expire by December 31, 2025. Network ZKGC expects to continue to generate losses in the coming years, and believes it is more likely than not that its PRC operations will not be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in the PRC. The Company evaluates the recoverable amounts of deferred tax assets and considers both positive and negative factors when assessing the future realization of the deferred tax assets and applies weight to the relative impact of the evidence to the extent it can be objectively verified. Management provided a 100% valuation allowance for the deferred tax assets as of May 31, 2021.

Reconciliation of the effective income tax rate is as follows:

For the period from August 11, 2020 (inception) through May 31, 2021

Tax at PRC statutory rate	25.0%
Change in valuation allowance	6.0%
Effective tax rate	31.0%

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of May 31, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the period from August 11, 2020 (inception) through May 31, 2021. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve (12) months from May 31, 2021.

Taxes payable consisted of the following:

May 31, 2021

Income taxes	$16,336
VAT taxes	4,492
Other taxes	247
Total	$21,075

Note 9 – Stockholders’ equity

Ordinary shares

ZKGC Cayman has authorized 50,000,000 ordinary shares with a par value of $0.001.

Capital contributions

For the period from August 11, 2020 (inception) through May 31, 2021, Jinqi Liao (Company’s CEO and sole stockholder of Hainan ZKGC) contributed a total of $182,660 to Hainan ZKGC and Network ZKGC.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Company’s subsidiary and VIE in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Company’s subsidiary and VIE in the PRC are required to allocate at least 10% of their after-tax profits to a statutory reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each entity in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations. The statutory reserves recorded by the Company’s subsidiaries in the PRC were $4,729 as of May 31, 2021.

Restricted assets

As a result of these PRC laws and regulations and the requirement that distributions by the Company’s subsidiary and VIE in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Company’s subsidiary and VIE in the PRC are restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and the statutory reserves of the Company’s subsidiary and VIE in the PRC. The aggregate amount of paid-in capital and statutory reserves, which represents the amount of net assets of the Company’s subsidiaries in the PRC not available for distribution, was $187,084 as of May 31, 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 10 – Commitments

Lease Commitments

The Company entered into leases for three dormitory rooms (for its employees) and one space for executive offices located in the PRC. The total future minimum lease payments under the non-cancellable operating leases as of May 31, 2021 are as follows:

Twelve months ending May 31,	Minimum lease payments

2022	$17,000
2023	8,000
Future minimum operating lease payments	$25,000

Lease expense for the period from August 11, 2020 (inception) through May 31, 2021 was $6,489.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of Zhongke WFOE and the VIE and its subsidiary are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in China and elsewhere. Given the nature of the COVID-19 pandemic, and because substantially all of the Company’s business operations and workforce are concentrated in China, the Company’s business, results of operations, and financial condition have been adversely affected. The impact of COVID-19 on the macroeconomic outlook of China and any business disruption due to further resurgence of COVID-19 may have adverse financial impacts for the Company beyond 2021 and cannot be reasonably estimated at this time.

Note 11 – Risks and Uncertainties

Foreign currency risk

A majority of the Company’s transactions are denominated in RMB and a significant portion of the Company consolidated assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces, PRC or U.S. government policies may impact the exchange rates between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the USD and RMB. If the RMB depreciates against the U.S. dollar, the value of RMB revenues, earnings and assets as expressed in USD financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and its accounts receivable.

As of May 31, 2021, approximately $88,000 was on deposit with two banks located in the PRC. In China, the insurance coverage of each bank is RMB 500,000 (approximately USD $79,000). As of May 31, 2021, no bank accounts are over the China deposit insurance limit.

Management believes that the credit risk on its cash in bank is limited because the counterparties are recognized financial institutions.

For the credit risk related to its accounts receivable, the Company performs ongoing credit evaluations of its customers. At May 31, 2021, no allowance for doubtful accounts was considered necessary.

Significant customers

For the period from August 11, 2020 (inception) through May 31, 2021, two customers accounted for 53.9% and 23.8% of the Company’s total revenues.

As of May 31, 2021, two customers accounted for 72.7%, and 14.1% of accounts receivable.

Vendor concentration risk

For the period from August 11, 2020 (inception) through May 31, 2021, two vendors accounted for 50.2% and 36.7% of the Company’s total construction costs relating to product sales and uncompleted contracts.

As of May 31, 2021, two vendors accounted for 43.6% and 41.2% of accounts payable.

Note 12 – Subsequent events

On May 31, 2021, ZKGC Cayman was established under the laws of the Cayman Islands.

On September 9, 2021, ZKGC International was established under the laws of Hong Kong.

On September 14, 2021, ZKGC Cayman issued 5,100,000 of its ordinary shares to G&C International Investment Company Limited (“GCI”) and 4,900,000 of its ordinary shares to Wanqi International Investment Company Limited (“WII”). Mr.Jinqi Liao, CEO of ZKGC Cayman, is the sole stockholder of GCI. Mr. Zhuowei Zhong has voting and dispositional control over the shares owned by WII. This transaction has been presented on a retroactive basis as of August 11, 2020, date of incorporation of Hainan ZKGC. (See Note 1)

On October 12, 2021, Zhongke WOFE was established under the laws of the PRC.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

On October 18, 2021, Zhongke WOFE entered into a series of VIE Agreements with the shareholder of Hainan ZKGC. These agreements include: 1) an Exclusive Business Cooperation Agreement; 2) an Equity Interest Pledge Agreement, 3) an Exclusive Option Agreement; 4) Powers of Attorney and 5) Spousal Consent Letters. Pursuant to these agreements, Zhongke WOFE has the exclusive rights to provide consulting services to Hainan ZKGC related to the business operation and management of Hainan ZKGC. For such services, Hainan ZKGC agrees to pay an annual service fee in the amount of net income of such year. Such contractual arrangements are designed so that the operations of Hainan ZKGC are solely for the benefit of Zhongke WOFE and ultimately, the Company. (See Note 1)

On November 16, 2021, ZKGC Cayman issued a total 3,000,000 of its ordinary shares to 70 non-United States investors in consideration for total proceeds of RMB 390,000 cash.

Note 13 – Condensed financial information of the parent company (unaudited)

The Company performed a test on the restricted net assets of its consolidated subsidiaries and VIE in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the required financial statement information for the parent company, ZKGC New Energy Limited. The subsidiaries did not pay any dividends to the parent for the period presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries and VIE under the equity method of accounting. Such investments are presented on the separate parent only balance sheet as “Investment in subsidiaries and VIE” and the income of the subsidiaries and VIE are presented as “equity in income of subsidiaries and VIE.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

PARENT COMPANY BALANCE SHEET

May 31,
2021
ASSETS
OTHER ASSETS
Investment in subsidiaries and VIE	$225,316

Total assets	$225,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES	$-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ EQUITY

Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding as of May 31, 2021*	10,000
Additional paid-in capital	172,355
Retained earnings	31,192
Statutory reserves	4,729
Other comprehensive income (loss)	7,040
Total stockholders’ equity	225,316

Total liabilities and stockholders’ equity	$225,316

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

PARENT COMPANY STATEMENT OF INCOME AND

COMPREHENSIVE INCOME

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

EQUITY IN INCOME OF SUBSIDIARIES AND VIE	$35,806

COSTS AND EXPENSES
General and Administrative expenses	-
Total costs and expenses	-

INCOME BEFORE INCOME TAXES	35,806

PROVISION FOR INCOME TAXES	-

NET INCOME	35,806

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	7,040
COMPREHENSIVE INCOME	$42,846

PARENT COMPANY STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,806
Adjustments to reconcile net income to cash used in operating activities:
Equity in income of subsidiaries and VIEs	(35,806)

Net cash used in operating activities	-

CHANGE IN CASH	-

CASH, beginning of the period	-

CASH, end of the period	$-

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	November 30,	May 31,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$118,387	$92,931
Accounts receivable	565,281	272,293
Construction costs relating to uncompleted contracts	448,560	316,148
Prepayments and other current assets	16,553	14,080
Due from related party	112,375	-
Total current assets	1,261,156	695,452

Noncurrent assets:
Property and equipment, net	235,937	181,389
Intangible assets, net	75,293	84,450
Total non-current assets	311,230	265,839
TOTAL ASSETS	$1,572,386	$961,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$655,363	$261,108
Contract liability	413,602	394,315
Taxes payable	85,549	21,075
Due to related party	-	12,187
Accrued liabilities and other payables	8,441	47,100
Total current liabilities	1,162,955	735,785
Total liabilities	1,162,955	735,785

Commitments and contingencies	-	-

Stockholders’ equity:
Ordinary shares (50,000,000 shares authorized, par value of $0.001 each; 13,000,000 and 10,000,000 shares issued and outstanding at November 30, 2021 and May 31, 2021*)	13,000	10,000
Additional paid-in capital	230,668	172,355
Retained earnings	139,868	31,192
Statutory reserves	18,398	4,729
Other comprehensive income	7,452	7,040
Total shareholders’ equity attributable to ZKGC New Energy Limited	409,386	225,316
Noncontrolling interest	45	190
Total stockholders’ equity	409,431	225,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,572,386	$961,291

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2021 AND THE PERIOD FROM AUGUST 11, 2020
(INCEPTION) THROUGH NOVEMBER 30, 2020

(EXPRESSED IN UNITED STATES DOLLARS)

	For the Six Months Ended November 30	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
Revenues:
Product sales	$1,112,686	$-
Charging service revenue – company-owned charging stations	82,328	-
Charging service revenue – third-party-owned charging stations	277,072	-
Total Revenues	1,472,086	-

Cost of Revenues:
Cost of product sales	922,148	-
Cost of charging services – company-owned charging stations	79,619	-
Cost of charging services – third-party-owned charging stations	269,860	-
Total Cost of Revenues	1,271,627	-

Gross Profit	200,459	-

Operating expenses:
Selling and marketing	8,519	-
General and administrative	85,371	4,564
Total operating expenses	93,890	4,564

Income (Loss) From Operations	106,569	(4,564)

Other income (expense):
Interest (expense)	(2,011)	(73)
Gain on assets disposal	60,333	-
Other non-operating income	2,873	-

Total other income (expense), net	61,195	(73)

Income (loss) before provision for income taxes	167,764	(4,637)
Provision (benefit) for income taxes	45,564	(1,159)
Net income (loss)	122,200	(3,478)
Add: loss attributable to noncontrolling interests	145	-
Net income (loss) attributable to ZKGC New Energy Limited	$122,345	$(3,478)

Statement of Comprehensive Income (Loss):
Net income (loss)	$122,345	$(3,478)
Other comprehensive income (loss):
Foreign currency translation adjustment	412	(91)

Comprehensive income (loss)	122,612	(3,569)
Add: comprehensive loss attributable to noncontrolling interests	145	-
Comprehensive income (loss) attributable to ZKGC New Energy Limited	$122,757	$(3,569)

Weighted average number of ordinary shares*
Basic and diluted	13,000,000	10,000,000

Earnings per share
Basic and diluted	$0.01	$(0.00)

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2021 AND THE PERIOD FROM AUGUST 11, 2020
(INCEPTION) THROUGH NOVEMBER 30, 2020

(EXPRESSED IN UNITED STATES DOLLARS)

	Ordinary shares*	Ordinary shares amount	Additional Paid-in Capital	Accumulated Deficit	Statutory Reserve Fund	Other Comprehensive loss	Noncontrolling Interests	Total

Balance at August 11, 2020 (inception)	10,000,000	$10,000	$(10,000)	$-	$-	$-	$-	$-
Sale of ZKGC Ordinary Shares	-	-	22,582	-	-	-	228	22,810
Net loss	-	-	-	(3,478)	-	-	-	(3,478)
Foreign currency translation adjustment	-	-	-	-	-	(91)	-	(91)
Balance at November 30, 2020 (Unaudited)	10,000,000	$10,000	$12,582	$(3,478)	$-	$(91)	$228	$19,241

	Ordinary shares*	Ordinary shares amount	Additional Paid-in Capital	Retained Earnings	Statutory Reserve Fund	Other Comprehensive Income	Noncontrolling Interests	Total

Balance at May 31, 2021	10,000,000	$10,000	$172,355	$31,192	$4,729	$7,040	$190	$225,506
Capital contributions to Hainan ZKGC and Network ZKGC	3,000,000	3,000	58,313	-	-	-		61,313
Net income	-	-	-	122,345	-	-	(145)	122,200
Allocation to statutory reserve	-	-	-	(13,669)	13,669	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	412	-	412
Balance at November 30, 2021 (Unaudited)	13,000,000	$13,000	$230,668	$139,868	$18,398	$7,452	$45	$409,431

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2021 AND THE PERIOD FROM AUGUST 11, 2020
(INCEPTION) THROUGH NOVEMBER 30, 2020

(EXPRESSED IN UNITED STATES DOLLARS)

	For the Six Months Ended November 30	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$122,200	$(3,478)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,153	-
Gain on assets disposal	(60,333)	-
Deferred income taxes	-	(1,159)
Change in operating assets and liabilities:
Accounts receivable	(291,244)	-
Construction costs relating to uncompleted contracts	14,275	-
Prepayments and other current assets	(2,488)	(496)
Accounts payable	265,975	144,846
Contract liability	20,124	-
Taxes payable	63,992	-
Accrued liabilities and other payables	8,371	5,224
Net cash provided by operating activities	174,025	144,937

Cash flows from investing activities:
Purchases of property and equipment	(246,254)	(233,479)
Purchases of intangible assets	-	(20,942)
Proceeds on assets disposal	224,874	-
Net cash used in investing activities	(21,380)	(254,421)

Cash flows from financing activities:
Capital contributions from stockholder	-	22,810
Proceeds from sales of common stock	61,313	-
Advances from related party	55,007	62,989
Repayment of advances from and advances to related party	(197,231)	-
Proceeds from third party loan	-	44,400
Repayment of third party loan	(46,590)	-
Net cash (used in) provided by financing activities	(127,501)	130,199

Effect of exchange rate changes on cash	312	(52)

Net increase in cash	25,456	20,663
Cash, beginning	92,931	-
Cash, ending	$118,387	$20,663

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-
Non-cash investing and financing activities
Property and equipment paid by stockholder	$18,726	$-
Property and equipment for accounts payable	$125,667	$-

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2021 AND THE PERIOD FROM AUGUST 11, 2020
(INCEPTION) THROUGH NOVEMBER 30, 2020

(EXPRESSED IN UNITED STATES DOLLARS)

Note 1 – Nature of business and organization

ZKGC New Energy Limited (“ZKGC Cayman” or the “Company”) is a holding company incorporated in the Cayman Islands on May 31, 2021 under the laws of the Cayman Islands. ZKGC Cayman has no substantive operations other than holding all of the outstanding share capital of ZKGC International Group Holdings Limited (“ZKGC International”) established under the laws of Hong Kong on September 9, 2021. ZKGC International is a holding company holding all of the outstanding equity of Hainan GCGY Commercial & Trading Co., Ltd. (“Zhongke WFOE”) which is a wholly foreign-owned enterprise (“WFOE”) and was established on October 12, 2021 under the laws of the People’s Republic of China (“PRC” or “China”).

The Company, through its variable interest entity (“VIE”), Hainan ZKGC New Energy Co., Ltd. (“Hainan ZKGC”), a PRC limited liability company established on August 11, 2020, and through Hainan ZKGC’s 99% owned subsidiary, Hainan ZKGY Network Technology Co., Ltd (“Network ZKGC”), a PRC limited liability company established on September 28, 2020, is a builder, owner, operator, and manager of electric vehicle (“EV”) charging stations and provider of EV charging equipment and networked EV charging services. The Company offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. The Company’s principal line of products and services is its Charging Cloud SAAS Platform (the “SAAS network”), EV charging equipment, and EV charging services. The SAAS network provides property owners, managers, parking companies, and state and municipal entities (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations. The SAAS network also provides EV drivers with vital station information, including station location, availability and fees payment.

On October 18, 2021, ZKGC Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned all of the equity interests of ZKGC Cayman prior to the reorganization. ZKGC Cayman and ZKGC International were established as the holding companies of Zhongke WFOE. Zhongke WFOE is the primary beneficiary of Hainan ZKGC and its subsidiary. All of these entities are under common control which results in the consolidation of ZKGC and subsidiary which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of ZKGC Cayman.

The accompanying consolidated financial statements reflect the activities of ZKGC Cayman and each of the following entities:

Subsidiaries	Activities	Place Incorporated	Date Incorporated	Ownership Percentage
ZKGC International Group Holdings Limited (“ZKGC International”)	Holding company	Hong Kong, the PRC	September 9, 2021	100% owned by ZKGC Cayman
Hainan GCGY Commercial & Trading Co., Ltd. (“Zhongke WFOE”)	Holding company	Hainai, the PRC	October 12, 2021	100% owned by ZKGC International
Hainan ZKGC New Energy Co., Ltd. (“Hainan ZKGC”)	Construction and operation of electric vehicle (“EV”) charging stations	Hainai, the PRC	August 11, 2020	VIE of Zhongke WFOE
Hainan ZKGY Network Technology Co., Ltd (“Network ZKGC”)	Provider and manager of Charging Cloud SAAS Platform (the “SAAS network”)	Hainai, the PRC	September 28, 2020	99% owned by Hainan ZKGC

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the development and operation of information technology in China, the Company operates its businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. Neither the Company nor its subsidiaries own any equity interest in Hainan ZKGC. As such, Hainan ZKGC is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ powers of attorney (“POAs”) (collectively the “Contractual Arrangements”, which were signed on October 18, 2021.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Zhongke WFOE and Hainan ZKGC, Zhongke WFOE has the exclusive right to provide Hainan ZKGC with technical support services, consulting services and other services, including technical support and training, business management consultation, consultation, collection and research of technology and market information, lease equipment or properties, provide legitimate rights to use software license, provide deployment, maintenances and upgrade of software, design installation, daily management, maintenance and updating network system, and other services requested by Hainan ZKGC from time to time to the extent permitted under PRC law. In exchange, Zhongke WFOE is entitled to an annual service fee that equals Hainan ZKGC’s net income. The exclusive business cooperation agreement remains in effect unless terminated in writing by Zhongke WFOE.

Exclusive Option Agreements

Pursuant to the exclusive option agreements among Zhongke WFOE, Hainan ZKGC and the shareholders who collectively owned all of Hainan ZKGC, such shareholders jointly and severally grant Zhongke WFOE an option to purchase their equity interests in Hainan ZKGC. The purchase price shall be the lowest price then permitted under applicable PRC laws. Zhongke WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Hainan ZKGC until it has acquired all equity interests of Hainan ZKGC, which is irrevocable during the term of the agreements.

The exclusive option agreement remains in effect until all equity interest held by shareholders in Hainan ZKGC has been transferred or assigned to Zhongke WFOE and/or any other person designated by the Zhongke WFOE in accordance with such agreement.

Equity Interest Pledge Agreements

Pursuant to the equity interest pledge agreements, among Zhongke WFOE, Hainan ZKGC, and the shareholders who collectively owned all of Hainan ZKGC, such shareholders pledge all of the equity interests in Hainan ZKGC to Zhongke WFOE as collateral to secure the obligations of Hainan ZKGC under the exclusive business cooperation agreement and exclusive option agreements. These shareholders are prohibited from transferring the pledged equity interests without the prior consent of Zhongke WFOE unless transferring the equity interests to Zhongke WFOE or its designated person in accordance with the exclusive option agreements.

The equity interest pledge agreements shall come into force the date on which the pledged interests are recorded, which is upon the signing of the agreements on October 18, 2020.

Shareholders’ Powers of Attorney (“POAs”)

Pursuant to the shareholders’ POAs, the shareholders of Hainan ZKGC give Zhongke WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Hainan ZKGC and to exercise all of their rights as shareholders of Hainan ZKGC, including the (i) right to attend shareholders meetings; (ii) to exercise voting rights and all of the other rights including but not limited to the sale or transfer or pledge or disposition of the shares held in part or in whole; and (iii) designate and appoint on behalf of the shareholder the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hainan ZKGC, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the exclusive option agreements and the equity interest pledge agreements. The shareholders’ POAs shall remain in effect while the shareholders of Hainan ZKGC hold the equity interests in Hainan ZKGC.

Spousal Consent Letters

Pursuant to the spousal consent letters, the spouses of the shareholders of Hainan ZKGC commit that they have no right to make any assertions in connection with the equity interests of Hainan ZKGC, which are held by the shareholders. In the event that the spouses obtain any equity interests of Hainan ZKGC, which are held by the shareholders, for any reasons, the spouses of the shareholders shall be bound by the exclusive option agreement, the equity interest pledge agreement, the shareholder POA and the exclusive business cooperation agreement and comply with the obligations thereunder as a shareholder of Hainan ZKGC. The letters are irrevocable and shall not be withdrawn without the consent of Zhongke WFOE.

Based on the foregoing contractual arrangements, which grant Zhongke WFOE effective control of Hainan ZKGC and subsidiaries and enable Zhongke WFOE to receive all of their expected residual returns, the Company accounts for Hainan ZKGC as a VIE. Accordingly, the Company consolidates the accounts of Hainan ZKGC and its subsidiary for the period presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities and Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Interim Financial Statements

The unaudited financial statement of the Company for the six months ended November 30, 2021 and for the period from August 11, 2020 (inception) to November 30, 2020 have been prepared in accordance with accounting principals generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form F-1. Accordingly, they do not include all the information and footnotes required by accounting principals generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of results to be obtained for a full fiscal year. The balance sheet information as of May 31, 2021 was derived from the audited financial statement included in the Company’s financial statements as of May 31, 2021 and for the period August 11, 2020 (inception) to May 31, 2021 appearing elsewhere in this filing with the SEC. There financial statements should be read in conjunction with those financial statements.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries and its VIE, over which the Company exercises control and is the primary beneficiary. Although the VIE agreements were entered into in October 2021, since the Company and the VIE are under common control, the financial statements reflect the operations as if the VIE agreements were in effect as of the beginning of the earliest period presented. All transactions and balances among the Company, its subsidiaries and VIE have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, and revenue recognition. The inputs into the Company’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

Cash

Cash comprises cash at banks and on hand. Cash at banks are held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of November 30, 2021 and May 31, 2021, the Company had cash of approximately $118,000 and $93,000, respectively.

Accounts receivable

Accounts receivable are stated and carried at their original invoiced amount. Accounts are considered overdue after 180 days. In establishing the required allowance for doubtful accounts, management considers historical collection experience, age of the receivable, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable. As of November 30, 2021 and May 31, 2021, no allowance for doubtful accounts was deemed necessary.

Construction costs relating to uncompleted contracts and contract liability

Construction costs relating to uncompleted contracts consist of costs of construction incurred associated with the building of charging stations for customers. Contract liability is accrued with construction in progress until the project wraps up. The Company recognizes contract liability through use of the input method which is measured by reference to the ratio of contract costs incurred to date to the estimated total costs for the contract. Contract costs incurred to date are shown as construction costs relating to uncompleted contracts on the balance sheet unless it is not probable that such contract costs are recoverable from the customers, in which case, such costs are recognized as an expense immediately. The construction period of each charging station is approximately 60 days. As of November 30, 2021, there was $300,949 construction costs relating to uncompleted contracts and $413,602 contract liability on the balance sheet. And as of May 31, 2021, there was $316,148 construction costs relating to uncompleted contracts and $394,315 contract liability on the balance sheet.

Prepayments

Prepayments are mainly payments made to vendors or service providers for purchasing goods or services that have not been received or provided, including rent and utilities. These amounts are refundable and bear no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These prepayments are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of November 30, 2021 and May 31, 2021, the Company made no allowance for impairment.

Value added tax

The Company is subject to value added tax (“VAT”) in the PRC. As of November 30, 2021 and May 31, 2021, the net VAT payable balance of approximately $22,000 and $4,000, respectively, is included in taxes payable on the consolidated balance sheet. Revenues from domestic sales are presented net of applicable VAT. The Company is subject to a 3% VAT rate due to qualification as a small-scale taxpayer and its value-added tax rate increased to 13% since August 2021 which was reduced to 1% until December 31, 2021 due to the Covid-19 pandemic.

Property and Equipment

Property and equipment are stated at cost and consist of charging stations, transportation and office equipment. Property and equipment are depreciated over their estimated useful life and the related depreciation expense is computed using the straight-line method.

The estimated useful lives are as follows:

Useful life
Transportation equipment	4 years
Charging stations	5 years
Furniture and fixtures	5 years
Office equipment	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the useful lives to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of the platform software for charging station management. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of 5 years.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020, no impairment of long-lived assets was recognized.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has an accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulated loss.

Financial instruments

US GAAP, regarding fair value of financial instruments and related fair value measurements, defines fair value and establishes a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of the hierarchy are defined as follows:

Level 1: inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2: inputs include quoted prices, other than those in level 1, for the same in inactive markets or similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

Level 3: inputs are unobservable.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Noncontrolling Interests

The Company’s noncontrolling interests represent the minority shareholders’ ownership interests related to the Company’s subsidiaries, including 1% for Network ZKGC. The noncontrolling interests are presented in the consolidated balance sheets separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the consolidated statements of income as allocations of the total income or loss for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020 between noncontrolling interests holders and the shareholders of the Company.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical factors and the specific facts and circumstances of each matter.

Revenue recognition

The Company has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers” (ASC 606). The core principle underlying revenue recognition is that the Company recognizes its revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

The Company recognizes revenue primarily from three different types of contracts:

●	Product sales* – The Company builds ready-to-use charging stations for sale. Product sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive, and no right of return exists on sales of inventory. Revenue is recognized at a point in time when the customer obtains control of the goods and the Company satisfies its performance obligations, which generally is at the time it transfers the ownership of the product to the customer.

●	Charging service revenue – company-owned charging stations – The Company generates revenue from fully owned and jointly owned charging stations by providing charging service to electric vehicles. Service price, which is measured by unit price per kWh, is fixed and determinable. Revenue is recognized at a point in time when a particular charging session is completed. The Company is the primary obligor and is responsible for (1) soliciting customers and fulfilling the promise to provide charging services (2) setting service price for charging service (3) handling customer services and complaints and (4) performing collection and payment activities. The Company acts as the principal of these arrangements and therefore reports revenue earned and costs incurred related to these transactions on a gross basis.

●	Charging service revenue – third-party-owned charging stations – The Company generates revenue from non-company-owned charging stations. Revenue is recognized at a point in time when a particular charging session is completed in accordance with a contractual relationship between the Company and the owner of the station.

*	The Company derives its product sales from contracting with its customers to construct the charging stations and with revenues being recognized upon delivery of products when the “transfer of control” occurs. The completed contract method is used to recognize such revenues at a point in time after the performance obligations are satisfied. The contract is so short, which is normally 60 days, that splitting it up into multiple billings isn’t feasible. The customer doesn’t receive or consume benefits from the work until the very end. The Company has an unconditional right to receive work completed to date and recognizes the account receivable and contract liability amount on the balance sheet using the cost-to-cost input method, based primarily on contract costs incurred to date compared to total estimated contract costs. This method is the most accurate measure of work completed to date, which normally includes direct material, and subcontractor costs. The Company typically pays 40% of the total contract costs to the vendors in advance when signing the contractor agreement, 30% extra is paid when receiving equipment and other materials used for construction and the remaining 30% is settled when the construction is completed, passed acceptance inspection and ready to transfer to the customer. Construction costs relating to uncompleted contracts and contract liability continue to accrue until the project wraps up. Once the Company completes the contract, the revenue and related cost of construction is recognized. Persuasive evidence of an arrangement is demonstrated via sales contract, and the sales price to the customer is fixed upon acceptance of the sales contract and there is no separate sales rebate, discount, or other incentive. Revenue is recognized net of returns. For the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020, total sales returns were nil.

Advertising costs

Advertising costs amounted to $2,059 and nil, respectively, for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020. Advertising costs are expensed as incurred and included in selling and marketing expenses.

Income taxes

The Company accounts for income taxes in accordance with US GAAP. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax assets and liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. The net deferred tax asset is reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income taxes are classified as income tax expense in the period incurred. PRC tax returns filed for the year ended December 31, 2020 are subject to examination by the applicable tax authorities.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the noon buying rate in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. There were no transaction gains and losses for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020.

Translation adjustments included in accumulated other comprehensive income amounted to $7,452 and $7,040, respectively, as of November 30, 2021 and May 31, 2021. The balance sheet amounts, with the exception of equity were translated at the current exchange rate of $0.1566 and $0.1570 as of November 30, 2021 and May 31, 2021, respectively. The equity accounts were translated at their historical rate. The average translation rate applied to statement of income accounts was $0.1553 and $0.1480 for the six months ended November, 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020, respectively. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under US GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company’s PRC subsidiaries and VIE not using the USD as its functional currency.

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. For US public companies, ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018. ASU 2020-05 delayed the effective date of ASU 2016-02 for non-public companies and foreign private issuers to annual periods beginning after December 15, 2021. The Company does not expect the impact of this new standard to have a material affect on its financial positions or results of operations.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 – Variable interest entity (“VIE”)

On October 18, 2021, Zhongke WFOE entered into Contractual Arrangements with Hainan ZKGC. The significant terms of these Contractual Arrangements are summarized in “Note 1—Nature of business and organization” above. As a result, the Company classifies Hainan ZKGC as a VIE which should be consolidated based on the structure as described in Note 1.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Zhongke WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Hainan ZKGC because it has both of the following characteristics:

(1)	The power to direct activities at Hainan ZKGC that most significantly impact such entity’s economic performance, and

(2)	The right to receive benefits from Hainan ZKGC that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, Hainan ZKGC pays service fees equal to all of its net income to Zhongke WFOE. The Contractual Arrangements are designed so that Hainan ZKGC operates for the benefit of Zhongke WFOE and ultimately, the Company.

Under the Contractual Arrangements, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE. Therefore, the Company considers that there is no asset in the VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves, if any. As the VIE is incorporated as a limited liability company under the Company Law of the PRC, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the VIE.

Accordingly, the accounts of Hainan ZKGC and its subsidiary Network ZKGC are consolidated in the accompanying consolidated financial statements.

The carrying amounts of the VIE’s consolidated assets and liabilities as of November 30, 2021 and May 31, 2021 are as follows:

	November 30,	May 31,
	2021	2021
	(Unaudited)
Current assets	$1,261,156	$695,452
Non-current assets	311,230	265,839
Total assets	1,572,386	961,291
Total liabilities	1,224,267	735,785
Net assets	$348,119	$225,506

The summarized consolidated operating results of the VIE for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020 are as follows:

	Six Months Ended November 30,	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
Sales	$1,472,086	$-
Cost of sales	1,271,627	-
Gross profit	200,459	-
Operating expenses	93,890	4,564
Income / (loss) from operations	106,569	(4,564)
Other income /(loss), net	61,195	(73)
(Provision) for income taxes	(45,564)	1,159
Net income	$122,200	$(3,478)

The summarized consolidated statements of cash flows of the VIE for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020 are as follows:

	Six Months Ended November 30,	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$174,025	$144,937
Net cash used in investing activities	(21,380)	(254,421)
Net cash (used in) provided by financing activities	(127,501)	130,199
Effect of exchange rate changes on cash	312	(52)
Net increase in cash	25,456	20,663
Cash, beginning	92,931	-
Cash, ending	$118,387	$20,663

Note 4 – Prepayments and other current assets

Prepayments and other current assets consisted of the following:

	November 30, 2021	May 31, 2021
	(Unaudited)
Rent	$3,800	$8,881
Other services	9,149	1,628
Advance to employee	3,604	3,571
Total	$16,553	$14,080

Note 5 – Property and equipment, net

Property and equipment consisted of the following:

	November 30, 2021	May 31, 2021
	(Unaudited)
Office equipment	$14,685	$14,505
Furniture and fixtures	1,697	1,701
Transportation equipment	62,476	62,635
Charging stations	179,245	113,718
Total	258,103	192,559
Less: accumulated depreciation	(22,166)	(11,170)
Property and equipment, net	$235,937	$181,389

Depreciation expense for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020 was $24,285 and nil, respectively.

Note 6 – Intangible assets, net

Intangible assets consisted of the following:

	November 30, 2021	May 31, 2021
	(Unaudited)
Software	$89,419	$89,647
Less: accumulated amortization	(14,126)	(5,197)
Intangible assets, net	$75,293	$84,450

Amortization expense charged to operations for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020 was $8,868 and nil, respectively.

The estimated annual amortization expense for each of the five succeeding fiscal years is as follow:

Year ending May 31,	Amortization Expense
(Unaudited)
2022 (for the remaining six months)	$8,941
2023	17,884
2024	17,884
2025	17,884
2026	12,700
Thereafter	-
Total	$75,293

Note 7 – Related party balances and transactions

Related party balances

Due from (to) related party consists of the following:

Name	Relationship	Nature	November 30, 2021	May 31, 2021
			(Unaudited)
Liao Jinqi	Stockholder of the Company	Advances for operations, no interest, due on demand	$112,375	$(12,187)

Note 8 – Income taxes

Cayman Islands

ZKGC Cayman was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZKGC International is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provision for the Hong Kong profits tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, ZKGC International is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Zhongke WFOE, Hainan ZKGC, and Network ZKGC are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis.

Provision for income taxes consisted of:

	For the Six Months Ended November 30	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
Current income tax expense	$45,564	$-
Deferred income tax (benefit)	-	(1,159)
Provision for income taxes	$45,564	$(1,159)

Significant components of net deferred tax assets and liabilities were as follows:

	November 30, 2021	May 31, 2021
	(Unaudited)
Deferred tax assets
Net operating loss carryforwards in China	$6,621	$2,976
Total deferred tax assets	6,621	2,976
Valuation allowance	(6,621)	(2,976)
Total net deferred tax asset	$-	$-

As of November 30, 2021 and May 31, 2021, the Company had a net operating loss (NOL) carryforward of approximately $15,000 and $12,000, respectively, from the Company’s PRC subsidiary, Network ZKGC. The NOL will expire by December 31, 2025. Network ZKGC expects to continue to generate losses in the coming years, and believes it is more likely than not that its PRC operations will not be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in the PRC. The Company evaluates the recoverable amounts of deferred tax assets and considers both positive and negative factors when assessing the future realization of the deferred tax assets and applies weight to the relative impact of the evidence to the extent it can be objectively verified. Management provided a 100% valuation allowance for the deferred tax assets as of November, 30, 2021 and May 31, 2021.

Reconciliation of the effective income tax rate is as follows:

	Six Months Ended November 30,	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
Tax at PRC statutory rate	25.0%	25.0%
Effect of non-utilization of Network ZKGC net loss	2.2%	0.0%
Effective tax rate	27.2%	25.0%

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of November 30, 2021 and May 31, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve (12) months from November 30, 2021.

Taxes payable consisted of the following:

	November 30, 2021	May 31, 2021
	(Unaudited)
Income taxes	$62,240	$16,336
VAT	21,563	4,492
Other taxes	1,746	247
Total	$85,549	$21,075

Note 9 – Stockholders’ equity

Ordinary shares

ZKGC Cayman has authorized 50,000,000 ordinary shares with a par value of $0.001.

Capital contributions

For the period from August 11, 2020 (inception) through May 31, 2021, Jinqi Liao (Company’s CEO and sole stockholder of Hainan ZKGC) contributed a total of $182,660 to Hainan ZKGC and Network ZKGC.

Private placement

On November 16, 2021, ZKGC Cayman issued a total 3,000,000 of its ordinary shares to 70 non-United States investors in consideration for total proceeds of $61,313 (RMB 390,000) cash.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Company’s subsidiary and VIE in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Company’s subsidiary and VIE in the PRC are required to allocate at least 10% of their after-tax profits to a statutory reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each entity in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations. The statutory reserves recorded by the Company’s subsidiaries in the PRC were $18,398 and $4,729 as of November 30. 2021 and May 31, 2021, respectively.

Restricted assets

As a result of these PRC laws and regulations and the requirement that distributions by the Company’s subsidiary and VIE in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Company’s subsidiary and VIE in the PRC are restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and the statutory reserves of the Company’s subsidiary and VIE in the PRC. The aggregate amount of paid-in capital and statutory reserves, which represents the amount of net assets of the Company’s subsidiaries in the PRC not available for distribution, was $262,066 and $187,084 as of November 30, 2021 and May 31, 2021, respectively.

Note 10 – Commitments

Lease Commitments

The Company entered into leases for four plants located in the PRC. The total future minimum lease payments under the non-cancellable operating leases as of November 30, 2021 are as follows:

Year ending May 31,	Minimum lease payments
(Unaudited)
2022 (for the remaining six months)	$9,000
2023	9,000
Future minimum operating lease payments	$18,000

Lease expense for the six months ended November 30, 2021 and the period from August 11, 2020 (inception) through November 30, 2020 was $9,209 and $622, respectively.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of Zhongke WFOE and the VIE and its subsidiary are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in China and elsewhere. Given the nature of the COVID-19 pandemic, and because substantially all of the Company’s business operations and workforce are concentrated in China, the Company’s business, results of operations, and financial condition have been adversely affected. The impact of COVID-19 on the macroeconomic outlook of China and any business disruption due to further resurgence of COVID-19 may have adverse financial impacts for the Company beyond 2021 and cannot be reasonably estimated at this time.

Note 11 – Risks and Uncertainties

Foreign currency risk

A majority of the Company’s transactions are denominated in RMB and a significant portion of the Company consolidated assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces, PRC or U.S. government policies may impact the exchange rates between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the USD and RMB. If the RMB depreciates against the U.S. dollar, the value of RMB revenues, earnings and assets as expressed in USD financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and its accounts receivable.

As of November 30, 2021 approximately $114,000 was on deposit with three banks and as of May 31, 2021, approximately $88,000 was on deposit with two banks located in the PRC, respectively. In China, the insurance coverage of each bank is RMB 500,000 (approximately USD $79,000). As of November 30, 2021 and May 31, 2021, no bank accounts are over the China deposit insurance limit.

Management believes that the credit risk on its cash in bank is limited because the counterparties are recognized financial institutions.

For the credit risk related to its accounts receivable, the Company performs ongoing credit evaluations of its customers. At November 30, 2021 and May 31, 2021, no allowance for doubtful accounts was considered necessary.

Significant customers

For the six months ended November 30, 2021, three customers in relating to charging station construction accounted for 13.6%, 13.4% and 11.9% of the Company’s total revenues. There is no revenue generated for the period from August 11, 2020 (inception) through November 30, 2020.

As of November 30, 2021, three customers accounted for 29.9%, 16.6% and 16.2% of accounts receivable. As of May 31, 2021, two customers accounted for 72.7%, and 14.1% of accounts receivable.

Vendor concentration risk

For the six months ended November 30, 2021, three vendors accounted for 41.4%, 33.7% and 12.3% of the Company’s total construction costs relating to product sales and uncompleted contracts. For the period from August 11, 2020 (inception) through November 30, 2020, two vendors accounted for 62.0% and 38.0% of the total construction costs relating to Company’s owned station construction.

As of November 30, 2021, three vendors accounted for 40.0%, 23.8% and 10.2% of accounts payable. As of May 31, 2021, two vendors accounted for 43.6% and 41.2% of accounts payable.

Note 12 – Condensed financial information of the parent company (unaudited)

The Company performed a test on the restricted net assets of its consolidated subsidiaries and VIE in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the required financial statement information for the parent company, ZKGC New Energy Limited. The subsidiaries did not pay any dividends to the parent for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries and VIE under the equity method of accounting. Such investments are presented on the separate parent only balance sheet as “Investment in subsidiaries and VIE” and the income of the subsidiaries and VIE are presented as “equity in income of subsidiaries and VIE.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

PARENT COMPANY BALANCE SHEETS

	November 30, 2021	May 31, 2021
	(Unaudited)
ASSETS
OTHER ASSETS
Receivable from VIE	$61,312	$-
Investment in subsidiaries and VIE	348,074	225,316

Total assets	$409,386	$225,316

LIABILITIES AND EQUITY

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Ordinary shares ($0.001 par value, 50,000,000 shares authorized, 13,000,000 and 10,000,000 shares issued and outstanding as of November 30, 2021 and May 31, 2021)*	13,000	10,000
Additional paid-in capital	230,668	172,355
Retained earnings	139,868	31,192
Statutory reserves	18,398	4,729
Other comprehensive income	7,452	7,040
Total equity	409,386	225,316

Total liabilities and stockholders’ equity	$409,386	$225,316

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

PARENT COMPANY STATEMENTS OF INCOME (LOSS) AND

COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2021 AND THE PERIOD FROM AUGUST 11, 2020
(INCEPTION) THROUGH NOVEMBER 30, 2020

	Six Months Ended November 30,	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
EQUITY INCOME (LOSS) OF SUBSIDIARIES AND VIE	$122,200	$(3,478)

COSTS AND EXPENSES
General and Administrative expenses	-	-
Total costs and expenses	-	-

INCOME (LOSS) BEFORE INCOME TAXES	122,200	(3,478)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	122,200	(3,478)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	412	(91)
COMPREHENSIVE INCOME (LOSS)	$122,612	$(3,569)

PARENT COMPANY STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2021 AND THE PERIOD FROM AUGUST 11, 2020
(INCEPTION) THROUGH NOVEMBER 30, 2020

	Six Months Ended November 30,	From August 11, 2020 (Inception) through November 30,
	2021	2020
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$122,200	$(3,478)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Equity income of subsidiaries and VIE	(122,200)	3,478

Net cash used in operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of year	-	-

CASH, end of year	$-	$-

Ordinary Shares

ZKGC New Energy Limited

P R O S P E C T U S

________________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Our memorandum and articles of association provides that we shall indemnify each Director or Officer of the Company against any liability incurred by the Director or Officer as a result of any act or failure to act in carrying out his functions other than such liability that he may incur by his own actual fraud or willful default. Expenses, including legal expenses, incurred by a Director or Officer in defending any legal, administrative or investigative proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking to repay the amount if it shall be determined that the Director or Officer is not entitled to be indemnified by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales of our securities since our inception on May 31, 2021. All of these sales were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, or were exempt from registration pursuant to Regulation S. The recipient of securities in each of these transactions represented his or her intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions and there were no investors who are citizens or residents of the United States. The investors were provided adequate information concerning the Company, and the investment was determined to be suitable. In all cases, there was no public solicitation. The issuances of the securities described below were effected without the involvement of underwriters.

Date	Purchaser(s)	Ordinary Shares	Price Per Share
5/31/21	Founders	5,100,000	$0.001
9/14/21	Wanqi International Investment Company Limited	4,900,000	$0.001
11/16/2021	Zhuowei Zhong	134,000	$0.02
11/16/2021	Muxian Hu	52,000	$0.02
11/16/2021	Rongli Zheng	48,000	$0.02
11/16/2021	Shanming Huang	4,000	$0.02
11/16/2021	Peifen Wu	8,000	$0.02
11/16/2021	Lipeng Huang	40,000	$0.02
11/16/2021	Shaoru Han	40,000	$0.02
11/16/2021	Guosheng Liu	40,000	$0.02
11/16/2021	Yuling Lu	40,000	$0.02
11/16/2021	Chubiao Ning	4,000	$0.02

Date	Purchaser(s)	Ordinary Shares	Price Per Share
11/16/2021	Ruojin Zheng	4,000	$0.02
11/16/2021	Haiqun Zhang	4,000	$0.02
11/16/2021	Heng Man Leong	4,000	$0.02
11/16/2021	Tou Mui Ku	8,000	$0.02
11/16/2021	Xingjiu Liu	40,000	$0.02
11/16/2021	Ping Zhang	40,000	$0.02
11/16/2021	Lihua Chen	40,000	$0.02
11/16/2021	Haiping Xu	200,000	$0.02
11/16/2021	Chun Xu	100,000	$0.02
11/16/2021	Shuzhen Chen	80,000	$0.02
11/16/2021	Peng Zhao	40,000	$0.02
11/16/2021	Hong Cheng	40,000	$0.02
11/16/2021	Rongzheng Mo	400,000	$0.02
11/16/2021	Kangli Zhao	5,200	$0.02
11/16/2021	Shunyao Huang	34,800	$0.02
11/16/2021	Yujun Xu	10,000	$0.02
11/16/2021	Yanling Zhao	20,000	$0.02
11/16/2021	Qiuyuan Sun	10,000	$0.02
11/16/2021	Chaokan Liu	40,000	$0.02
11/16/2021	Junqin Yang	10,000	$0.02
11/16/2021	Xing Wan	10,000	$0.02
11/16/2021	Yaohong Wu	10,000	$0.02
11/16/2021	Jiayi Zhou	40,000	$0.02
11/16/2021	Jin Luo	40,000	$0.02
11/16/2021	Zhicheng Ouyang	20,000	$0.02
11/16/2021	Xiaomi Hu	10,000	$0.02
11/16/2021	Jing Xu	10,000	$0.02
11/16/2021	Liguo Zhang	10,000	$0.02
11/16/2021	Huameng Wang	10,000	$0.02
11/16/2021	Julie Zhu	20,000	$0.02
11/16/2021	Yangjun Wang	10,000	$0.02
11/16/2021	Zhangyou Yan	10,000	$0.02
11/16/2021	Guoming Liang	10,000	$0.02
11/16/2021	Jinfeng Gao	150,000	$0.02
11/16/2021	Xianyun Pan	30,000	$0.02
11/16/2021	Jianjun Zhou	150,000	$0.02
11/16/2021	Lihua Gao	10,000	$0.02
11/16/2021	Jiaen Yu	100,000	$0.02
11/16/2021	Lu He	10,000	$0.02
11/16/2021	Huabin Huang	300,000	$0.02
11/16/2021	Liya Zhou	10,000	$0.02
11/16/2021	Tingfang Xu	20,000	$0.02
11/16/2021	Hanlin Chen	10,000	$0.02
11/16/2021	Lehan Li	40,000	$0.02
11/16/2021	Qing Tang	20,000	$0.02
11/16/2021	Fanrong Zeng	10,000	$0.02
11/16/2021	Kaimin Liang	10,000	$0.02
11/16/2021	Xinlin Du	20,000	$0.02
11/16/2021	Xiaoyan Jiang	40,000	$0.02
11/16/2021	Xiaosheng Cao	10,000	$0.02
11/16/2021	Ruilin Wang	200,000	$0.02
11/16/2021	Chunxia Lu	10,000	$0.02
11/16/2021	Xia Li	40,000	$0.02
11/16/2021	Liangya Chen	10,000	$0.02
11/16/2021	Zhi Cui	20,000	$0.02
11/16/2021	Xin Zhang	10,000	$0.02
11/16/2021	Shihui Lu	10,000	$0.02
11/16/2021	Jiacui Zhou	10,000	$0.02

Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association(1)
4.1	Registrant’s Specimen Certificate for Ordinary Shares(1)
5.1	Opinion of Ogier(2).
8.1	Opinion of ZhongLun W&D Law Firm(2)
10.1	Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC(1)
10.2	Equity Interest Pledge Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC(1)
10.3	Exclusive Option Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC(1)
10.3(a)	Spousal Consent(2)
10.4	Power of Attorney between Liao Jinqi and Zhongke WFOE(1)
10.5	Form of Investment Cooperation Contract of Intelligent Charging Station - Joint Ownership(1)
10.6	Form of Investment Cooperation Contract of Intelligent Charging Station - Independent Ownership(1)
10.7	Labor Contract dated August 11, 2020 between Hainan ZKGC and Liao Jinqi. (1)
10.8	Labor Contract dated January 13, 2021 between Hainan ZKGC and Chunai Liu. (1)
21.1	List of subsidiaries of the Registrant(1)
23.1	Consent of Ogier is contained in its opinion in Exhibit 5.1
23.2	Consent of Beijing Zhong Lun W and D (Tianjun) Law Firm in Exhibit 8.1
23.3	Consent of Robert Brantl, Esq. (1)
23.4	Consent of Michael T. Studer CPA P.C.
107	EX-FILING FEES(3)

(1)	Filed with the Registration Statement on Form F-1 filed on January 25, 2022.
(2)	Filed with Amendment No.1 to the Registration Statement on Form F-1 filed on March 15, 2022

(3)	Filed with Amendment No. 2 to the Registration Statement on Form F-1 filed on April 18, 2022.

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(A)(3) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Laocheng Town, Hainan Province, People’s Republic of China on the 1st day of June, 2022.

ZKGC NEW ENERGY LIMITED

By:	/s/ Liao Jinqi
Liao Jinqi, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Liao Jinqi	Chief Executive Officer, Chief Financial Officer and Director	June 1, 2022
Liao Jinqi	(Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ZKGC New Energy Limited, has signed this Registration Statement or amendment thereto in the City of Verona, New Jersey on June 1, 2022.

CCS Global Solutions, Inc.

By:	/s/ Kelly A. Hemphill
Kelly A. Hemphill

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association(1)
4.1	Registrant’s Specimen Certificate for Ordinary Shares(1)
5.1	Opinion of Ogier(2)
8.1	Opinion of Zhongun W&D Law Firm(2)
10.1	Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC(1)
10.2	Equity Interest Pledge Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC(1)
10.3	Exclusive Option Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC(1)
10-3(a)	Spousal Consent(2)
10.4	Power of Attorney between Liao Jinqi and Zhongke WFOE(1)
10.5	Form of Investment Cooperation Contract of Intelligent Charging Station - Joint Ownership(1)
10.6	Form of Investment Cooperation Contract of Intelligent Charging Station - Independent Ownership(1)
10.7	Labor Contract dated August 11, 2020 between Hainan ZKGC and Liao Jinqi. (1)
10.8	Labor Contract dated January 13, 2021 between Hainan ZKGC and Chunai Liu. (1)
21.1	List of subsidiaries of the Registrant(1)
23.1	Consent of Ogier is contained in its opinion in Exhibit 5.1
23.2	Consent of ZhongLun W&D Law Firm is contained in its opinion in Exhibit 8.1
23.3	Consent of Robert Brantl, Esq. (1)
23.4	Consent of Michael T. Studer CPA P.C.
107	EX-FILING FEES(3)

(1)	Filed with the Registration Statement on Form F-1 filed on January 25, 2022.
(2)	Filed with Amendment No. 1 to the Registration Statement on Form F-1 filed on March 15, 2022
(3)	Filed with Amendment No. 2 to the Registration Statement on Form F-1 filed on April 18, 2022